SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



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(   )  Filed by a Party other than the Registrant

Check the appropriate box:

(   )  Preliminary Proxy Statement
(   )  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-b(e)(2))
( X )  Definitive Proxy Statement
(   )  Definitive Additional Materials
(   )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
       (section mark)240.14a-12


                   NORTH CAROLINA RAILROAD COMPANY

            (Name of Registrant as Specified In Its Charter)

                  NORTH CAROLINA RAILROAD COMPANY

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


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      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

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it was determined)

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    1)  Amount Previously Paid:              $

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                        NORTH CAROLINA RAILROAD COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 13, 1995
            Notice is hereby given that the Annual Meeting of Shareholders of North Carolina Railroad Company ("NCRR") will be held at the Crabtree Marriott Hotel, 4500 Marriott Drive, Raleigh, North Carolina, 27612 on Friday, December 15, 1995, at 10:00 A.M., for the following purposes:
               (1) To consider approval of a Lease Extension Agreement;
               (2) To elect five members of the Board of Directors to
                   terms of three years of which four Directors will be elected by the State of North Carolina and one Director will be elected by the other shareholders;
               (3) To consider ratification of the selection of Ernst &
                   Young as independent public accountants for the year ending December 31, 1995; and
               (4) To transact such other business as may properly come
                   before the meeting or any adjournment or adjournments
                   thereof.
            Pursuant to the Bylaws of the NCRR the Board of Directors fixed the close of business on November 5, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be available at the office of the NCRR at 234 Fayetteville Street Mall, Suite 600, Raleigh, North Carolina at least ten days prior to the meeting.
            All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.
                                         P. C. BARWICK, JR.
                                         SECRETARY
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                        NORTH CAROLINA RAILROAD COMPANY
                    234 Fayetteville Street Mall, Suite 600
                                 P. O. Box 2248
                         Raleigh, North Carolina 27602
                                PROXY STATEMENT
                               NOVEMBER 13, 1995
                               TABLE OF CONTENTS

DESCRIPTION                                                                                                            PAGE NO.
Summary.............................................................................................................        3
General.............................................................................................................        6
Approval of Lease Extension Agreement...............................................................................        7
Summary of Certain Lease Extension Agreement Provisions.............................................................        7
Revenue Sources.....................................................................................................        9
Summary of Negotiations.............................................................................................        9
Reasons for Board Approval of Lease Extension Agreement.............................................................       10
Comparison of Terms to Other Railroad Leases........................................................................       12
Alternatives to Lease Extension Agreement...........................................................................       15
Appraisals and Valuations...........................................................................................       20
Financial Advisors and Fairness Opinion.............................................................................       23
Real Estate Investment Trust (REIT) and Other Tax Matters...........................................................       25
Shareholder Vote and Quorum Requirements............................................................................       32
Certain Conflicts of Interest and Shareholder Derivative Actions....................................................       33
Dissenters' Rights..................................................................................................       37
Election of Directors...............................................................................................       37
Current Directors and Executive Officers............................................................................       38
Security Ownership of Certain Beneficial Owners and Management......................................................       39
Executive Compensation..............................................................................................       41
Appointment of Independent Public Accountants.......................................................................       43
Available Information...............................................................................................       43
Incorporation of Certain Information by Reference...................................................................       43
Other Business......................................................................................................       43
Appendix A -- Form of Lease Extension Agreement.....................................................................      A-1
Appendix B -- Form of Fairness Opinion of Morgan Stanley & Co. Incorporated.........................................      B-1
Appendix C -- Form of Opinion of Petree Stockton, L.L.P.............................................................      C-1

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                                    SUMMARY
LEASE EXTENSION AGREEMENT
     The shareholders of the North Carolina Railroad Company ("NCRR") are being asked to approve a Lease Extension Agreement with Norfolk Southern at the Annual Meeting. The Lease Extension Agreement provides for annual base rental payments of $8 million, inflation adjustments pursuant to a negotiated formula, an initial term of 30 years, an option by Norfolk Southern for an additional 20-year term and a $5 million payment by Norfolk Southern in settlement of the NCRR's claims to certain personal property. The Lease Extension Agreement is a net lease that requires Norfolk Southern to pay all real estate taxes, maintenance and other operating expenses for the properties subject to the Lease Extension Agreement.
     For the reasons stated herein, the Board of Directors has unanimously approved the Lease Extension Agreement, and has determined that it is fair to, and in the best interests of, the NCRR and its shareholders. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE LEASE EXTENSION AGREEMENT.
REASONS FOR APPROVAL
     The Board of Directors of the NCRR unanimously approved the Lease Extension Agreement because the Board of Directors determined that the Lease Extension Agreement is in the best interest of all the shareholders of the NCRR. The Board of Directors determined the best interests of the NCRR's shareholders would be served by meeting the following primary strategic objective:
     MAXIMIZE SHAREHOLDER VALUE BY MAXIMIZING DISTRIBUTABLE AFTER-TAX
     INCOME TO THE SHAREHOLDERS CONSISTENT WITH MINIMIZING THE RISKS (I)
     THAT INCOME WILL BE DISRUPTED AND (II) THAT THE VALUE OF THE ASSETS OF
     THE NCRR WILL BE IMPAIRED.
     The Board of Directors has determined that this Lease Extension Agreement promotes the foregoing objective better than any of the other alternatives realistically available to the NCRR, for the reasons discussed in detail in this Proxy Statement. This determination by the Board was based on both the positive features of the Lease Extension Agreement, and the uncertainty and risks associated with the alternatives considered by the Board.
     THE POSITIVE FEATURES OF THE LEASE EXTENSION AGREEMENT INCLUDE THE
FOLLOWING:
          (Bullet) ATTRACTIVE REVENUES/TRAFFIC DENSITY RATIO. Revenues per
                   million ton miles from the Lease Extension Agreement compares favorably to comparable railroad lease agreements. See "COMPARISON OF TERMS TO OTHER RAILROAD LEASES."
          (Bullet) INFLATION ADJUSTMENT. The Lease Extension Agreement contains a provision adjusting the annual rent payment for inflation that compares favorably to comparable railroad lease agreements. See "COMPARISON OF TERMS TO OTHER RAILROAD LEASES."
          (Bullet) POSITIVE EFFECTS OF REIT STATUS. The Lease Extension
                   Agreement will allow the NCRR to satisfy all conditions to electing Real Estate Investment Trust ("REIT") tax status, which will allow the NCRR to avoid paying federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to shareholders. Other alternatives to the Lease Extension Agreement, such as the NCRR operating its own line without a lessee, would not allow the NCRR to qualify for REIT status. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Operation
                   Without Any Lessee" and "REIT AND OTHER TAX MATTERS." (Bullet) LESSEE CREDIT RATING. Norfolk Southern is a lessee with a strong credit rating, which the Board believes ensures revenue stability better than any alternative.
          THE UNCERTAINTY AND RISKS ASSOCIATED WITH THE ALTERNATIVES CONSIDERED BY THE BOARD INCLUDE THE FOLLOWING:
          (Bullet) NO COMPETING BIDDERS FOR LINE. No class 1 railroad or short line operator bid against Norfolk Southern despite efforts by the NCRR and Morgan Stanley to solicit such bids. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT --
                    Other Lessees for All or Part of the Line."
          (Bullet) ICC LITIGATION UNCERTAINTY. Special ICC legal counsel advised the Board that the NCRR could petition the ICC to set the compensation that Norfolk Southern would pay for continued use of the NCRR's line, but that (i) the outcome of such a petition would be in doubt because the ICC has never decided a case exactly like the NCRR's; the ICC could order higher or lower rental payments than the $8 million provided for in the Lease Extension
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                   Agreement; (ii) the ICC proceeding and related court action would cost several million dollars, without taking appeals into account, could take years to resolve and Norfolk Southern could seek to have the compensation issue reopened even after losing all appeals; and (iii) legislation has been introduced to abolish the ICC and transfer some but not all of its functions to other agencies; it is uncertain whether the ICC or any other government agency will have the power to establish rent payments. See "ALTERNATIVES TO LEASE
                   EXTENSION AGREEMENT -- Litigation Against Norfolk
                   Southern."
          (Bullet) POSSIBLE LOSS OF OVERHEAD TRAFFIC. Most of the traffic over the NCRR's line is overhead traffic (traffic that originates and terminates off the NCRR's line), which is controlled by Norfolk Southern. If Norfolk Southern ceases to lease the NCRR's line, it cannot be determined whether Norfolk Southern would divert a substantial amount of overhead traffic to other routes. Diversion of substantial amounts of overhead traffic would decrease attractiveness of the line to a short line operator and reduce profitability of the line if the NCRR operates its own line without a lessee. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Operation Without Any Lessee."
          (Bullet) RISKS OF INDEPENDENT OPERATION. Operating its own line without a lessee would subject the NCRR to a number of risks, including diversion of overhead traffic by Norfolk Southern, loss of freight to competitors, including trucking companies, unpredictable maintenance and labor expenses, capital improvement costs, and a lack of experienced management. Operating its own line without a lessee would mean that the NCRR could not qualify for REIT tax status. See
                   "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Other Lessees for All or Part of the Line."
POTENTIAL ADVANTAGES OF CERTAIN ALTERNATIVES TO THE LEASE EXTENSION AGREEMENT
     The alternatives to the Lease Extension Agreement reviewed and rejected by the Board of Directors offer some potential, despite the risks described above, to afford the NCRR greater revenues, and in some cases greater after-tax net profits, than is afforded by the Lease Extension Agreement. For example, the NCRR's railroad management consultants have estimated that, if the NCRR operates its own line without a lessee and Norfolk Southern does not divert any overhead traffic, the NCRR could generate $66 million of revenues, pre-tax net income of $18.3 million and after-tax net income of $11.35 million. The consultants also estimated that if Norfolk Southern diverted all overhead traffic, the NCRR's revenues from independent operation would be approximately $18.4 million with pre-tax net income of $3.8 million and after-tax net income of only $2.35 million. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Operation by the NCRR without any Lessee." Based on the advice of special ICC counsel as to the valuation methods that might be utilized by the ICC, the property to which the ICC might apply the valuation method, and the interest rates that might be utilized by the ICC in setting compensation, NCRR's railroad management consultants estimated that the ICC could order Norfolk Southern to pay the NCRR as much as $74.7 million and as little as $4.6 million annually. Although the Board believed litigation would have been an expensive and drawn out process, it is also possible that Norfolk Southern may have settled the litigation by offering the NCRR a lease with better economic terms. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Potential Litigation Against Norfolk Southern." It is also possible that, if the NCRR takes the risks associated with independent operation and/or ICC litigation to achieve the potential rewards described above, the State of North Carolina would seek to purchase the interests of the other shareholders and that such purchase would be at a valuation based on the NCRR's potential to achieve high revenues and profits as described above. There can be no assurance, however, that the State will purchase the stock of the other shareholders or of the valuation if such a purchase occurs. The Board deems it to be in the best interests of the shareholders not to speculate about the Board's strategy in negotiating any future buy-out offer from the State as such speculation may be used against the NCRR in possible future negotiations. See "CERTAIN CONFLICTS OF INTERESTS AND SHAREHOLDER DERIVATIVE ACTIONS." For the reasons described herein, the Board of Directors of the NCRR determined that the risks associated with alternatives to the Lease Extension Agreement made it unwise to gamble (i) that the potential high revenues and profits would in fact be achieved if the NCRR pursued such alternatives or (ii) that Norfolk Southern would settle any litigation on terms favorable to the NCRR.
FINANCIAL ADVISOR AND FAIRNESS OPINION
     Morgan Stanley & Co. Incorporated ("Morgan Stanley"), financial advisor to the Board of Directors of the NCRR in connection with this transaction, has delivered to the Board its opinion dated as of September 15, 1995, that subject to the assumptions, matters considered, and limitations set forth in the opinion, the consideration to be received by the NCRR pursuant to Lease Extension Agreement is fair, from a financial point of view, to the NCRR. The NCRR's shareholders are urged to read the opinion carefully and in its entirety. See "FINANCIAL ADVISORS AND FAIRNESS OPINION" and APPENDIX B -- "FAIRNESS OPINION OF MORGAN STANLEY & CO. INCORPORATED."

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SHAREHOLDER VOTE AND QUORUM REQUIREMENTS
     Under North Carolina law, the Lease Extension Agreement can be approved by the shareholders only if the holders of a majority of the outstanding shares of Common Stock of the NCRR affirmatively vote to approve the Lease Extension Agreement at a meeting duly called and at which a quorum is present. In addition, in order to give the shareholders other than the State of North Carolina (which owns approximately 75% of the NCRR's outstanding shares of
Common Stock) a role in the approval process, the Board of Directors has determined that approval of the Lease Extension Agreement will require approval of a majority of the votes cast by shareholders other than the State of North Carolina.
     A quorum is normally present under corporate statutes if the holders of a majority of the outstanding shares are represented at the meeting, either in person or by proxy. However, the Bylaws of the NCRR also require that the holders of a majority of the shares held by shareholders other than the State of North Carolina must be represented, in person or by proxy, in order to constitute a quorum at a meeting of shareholders. Unless this Bylaw is challenged and invalidated, the holders of a majority of the shares of the NCRR held by persons other than the State of North Carolina could prevent approval of the Lease Extension Agreement by not attending the meeting in person and not executing and returning a proxy.
     Shareholders who oppose the Lease Extension Agreement may choose whether their opposition is best effectuated by not voting or by voting against the
Lease Extension Agreement. Failure to execute and return a proxy will have the practical effect of voting against the Lease Extension Agreement if the holders of a majority of the NCRR's outstanding shares other than the State of North Carolina do not attend the meeting in person or by proxy. However, if the holders of a majority of the NCRR's outstanding shares other than the State of North Carolina attend the meeting in person or by proxy, opposition to the Lease Extension Agreement will be effective only if the number of votes cast against approval of the Lease Extension Agreement equals or exceeds the number of votes cast for approval by shareholders other than the State of North Carolina. See "SHAREHOLDER VOTE AND QUORUM REQUIREMENTS."
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                                    GENERAL
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the North Carolina Railroad Company (the "NCRR") of proxies in the accompanying form to be used at the Annual Meeting of
Shareholders to be held Friday, December 15, 1995, 10:00 A.M., at the Crabtree Marriott Hotel, 4500 Marriott Drive, Raleigh, North Carolina, 27612 and at any subsequent time as may be made necessary by its adjournment. The Proxy Statement and form of proxy were first sent to shareholders on or about November 13, 1995.
     The shares represented by any proxy given as a result of this request will be voted as specified in the proxy. As to any matter for which no choice has been specified in an executed proxy, the shares represented thereby will be voted by the persons named in the proxy:
          (1) For approval of the Lease Extension Agreement;
          (2) For the election as a director of the nominee listed herein;
          (3) For the approval of the selection of Ernst & Young as independent public accountants for the year ended December 31, 1995; and
          (4) In their discretion with respect to any other business as may properly come before the meeting or any adjournment or adjournments thereof.
     THE NCRR'S ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WAS SENT TO SHAREHOLDERS IN JULY 1995. ANOTHER COPY OF THE FORM 10-K AND ANY EXHIBIT TO FORM 10-K IS AVAILABLE UPON REQUEST, WITHOUT CHARGE, TO THE PERSONS WHOSE
PROXIES ARE SOLICITED. WRITTEN REQUESTS SHOULD BE MADE TO P. C. BARWICK, JR., SECRETARY, P. O. BOX 2248, RALEIGH, NORTH CAROLINA 27602.
PROXY SOLICITATION
     The entire cost of solicitation of proxies will be borne by the NCRR. In addition to mailing proxy material, the NCRR expects to solicit proxies by telephone, facsimile, telegraph or personally by directors, officers and employees of the NCRR. Officers and directors will not receive additional compensation for their efforts. The NCRR expects to pay an independent proxy solicitor up to $25,000 as compensation for the solicitation of proxies. In addition, the NCRR may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners in accordance with the rules and regulations of the Securities and Exchange Commission.
PROXY REVOCATION
     Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. A shareholder may revoke his proxy at any time before it is voted by filing written notice of revocation or by filing a later valid proxy with the Secretary of the NCRR. Revocations will be effective if delivered to the principal office of the NCRR at any time prior to the day of the shareholders' meeting, or if delivered to the Secretary of the NCRR at the meeting any time prior to the time the Chairman of the meeting closes voting on the matter for which the proxy is sought to be revoked.
VOTING AND QUORUM REQUIREMENTS
     Pursuant to the Bylaws of the NCRR the Board of Directors fixed November 5, 1995 as the record date for shareholders entitled to vote at the Annual Meeting and only shareholders of record at the close of business on that date will be entitled to vote. There are outstanding 4,283,470 shares of the Common Stock of the NCRR of which 3,207,173 shares are owned by the State of North Carolina with the remaining 1,076,297 shares owned by shareholders other than the State of North Carolina (the "privately-owned" shares). (The State of North Carolina also holds shares in escheat subject to the claim of unknown owners. The State of North Carolina has advised that it does not currently vote shares held in escheat.)
     As a group, as of October 31, 1995, directors and officers of the NCRR beneficially owned 26,700 shares of Common Stock of the NCRR, or approximately 0.62% of the total issued and outstanding shares. As a group, directors elected by the "privately-owned" shares beneficially owned 15,080 shares of Common Stock of the NCRR, or approximately 0.35% of the total issued and outstanding shares, and approximately 1.4% of the total "privately-owned" shares.
     Pursuant to agreements with some of the directors elected by the State of North Carolina, the State is entitled to dividends from, and retains the right to repurchase, an additional 1,400 shares. Shares owned of record by Directors that are subject to repurchase by the State of North Carolina are deemed owned by the Director personally and if present at the
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meeting will be counted toward the quorum requirements, and if voted will be counted toward the voting requirements, that pertain solely to shareholders other than the State of North Carolina. See "SHAREHOLDER VOTE AND QUORUM REQUIREMENTS."
VOTING
     Each share of Common Stock is entitled to one vote on all matters presented at the meeting. There is no cumulative voting for election of directors.
     The Lease Extension Agreement must be approved by both (i) as required by statute, the vote of a majority of the outstanding shares of capital stock of the NCRR at a meeting at which a quorum is present and (ii) as required by the Board of Directors, a majority of the votes cast by shareholders other than the State of North Carolina. A plurality of the votes cast at the meeting is required to elect a Director. The vote of the majority of the shares present and voting at a meeting is required with respect to all other matters expected to come before the meeting. In the election of a Director, any action other than a vote for a nominee will have the practical effect of voting against the nominee. See "SHAREHOLDER VOTE AND QUORUM REQUIREMENTS."
QUORUM
     Under North Carolina law, a matter can not be voted on at a meeting of the shareholders unless a quorum is present at the meeting in person or by proxy.
The Bylaws of the NCRR provide that a majority of the outstanding shares of the NCRR entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders, provided, that a majority of the shares held by shareholders other than the State of North Carolina are represented at the meeting, in person or by proxy. Attendance at the meeting for any purpose constitutes attendance at the meeting for all purposes of the meeting. Not attending the meeting, either in person or by proxy, may have the effect of causing a quorum not to be present at the meeting, in which case it would not be possible to vote on the Lease Extension Agreement or any other matter. See "SHAREHOLDER VOTE AND QUORUM REQUIREMENTS."
     Abstentions and "broker non-votes" are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the NCRR, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.
                     APPROVAL OF LEASE EXTENSION AGREEMENT
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE NCRR VOTE TO APPROVE THE LEASE EXTENSION AGREEMENT BY VOTING FOR THE FOLLOWING
RESOLUTION:
          RESOLVED that the Lease Extension Agreement in the form attached as Appendix A to the Proxy Statement sent to shareholders in connection with this Annual Meeting of Shareholders be, and it hereby is, adopted, ratified and approved.
     FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE LEASE EXTENSION AGREEMENT AND HAS DETERMINED THAT IT IS FAIR TO,
AND IN THE BEST INTERESTS OF, THE NCRR AND ITS SHAREHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE LEASE EXTENSION AGREEMENT.
     See "REASONS FOR APPROVAL OF LEASE EXTENSION AGREEMENT," "CERTAIN CONFLICTS OF INTERESTS AND SHAREHOLDER DERIVATIVE ACTIONS" and "SHAREHOLDER VOTE AND
QUORUM REQUIREMENTS."
            SUMMARY OF CERTAIN LEASE EXTENSION AGREEMENT PROVISIONS
     The Lease Extension Agreement extends the terms of (i) the Lease dated August 16, 1895, as amended and supplemented thereafter, between the NCRR and Norfolk Southern Railway Company, formerly known as Southern Railway Company ("NSR") (the 1895 "Lease") and (ii) the Lease dated August 30, 1939, as amended and supplemented thereafter, between Atlantic and North Carolina Railroad
Company (merged into the NCRR in 1989) and Atlantic and East Carolina Railway Company, a wholly-owned subsidiary of NSR ("AECR") (the "1939 Lease"). The 1895 Lease and the 1939 Lease
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are hereinafter collectively referred to as the "Leases." NSR and AECR are hereinafter collectively referred to as "Norfolk Southern."
     Set forth below is a summary of some of the material terms of the Lease Extension Agreement, which summary should be read in conjunction with the complete terms of the Lease Extension Agreement, a copy of which is included as Appendix A hereto and is incorporated herein in its entirety.
     (1) The base annual rental under the Lease Extension Agreement is eight million dollars ($8,000,000) for the period from January 1, 1995 through December 31, 1995. Following effectiveness of the Lease Extension Agreement, Norfolk Southern will pay the NCRR the amount by which (i) annual accrued rental payments ($8 million during 1995), plus interest at the 90-day U. S. Treasury bill rate for the period commencing the date payment would have been due under the Lease Extension Agreement and ending on the date Norfolk Southern pays, exceeds (ii) the aggregate amount of rental payments made to the NCRR by Norfolk Southern for use of the NCRR's property under the 1895 Lease and the 1939 Lease for the period between December 31, 1994 and the effective date of the Lease Extension Agreement. As of September 30, 1995, Norfolk Southern has paid the NCRR approximately $188,000 in rental for 1995.
     (2) Annual base rent for 1996 and each year thereafter will be adjusted each year to account for inflation during the preceding calendar year according to the implicit price deflator for the gross domestic product (IPD-GDP). In no event, however, will the base annual rental for any calendar year be less than eight million dollars ($8,000,000). The base rent adjustment in any year cannot exceed the sum of: (i) four (4%) percent of the base rent for the preceding year, plus (ii) seventy-five (75%) percent of the IPD-GDP in excess of four (4%) percent. There is a one-year delay in application of the IPD-GDP. For example, adjustment of 1995 rental payments to determine 1996 rental payments is based upon the IPD-GDP for 1994.
     (3) The Leases are extended for an initial term of thirty (30) years, through December 31, 2024 and are extendable for an additional twenty
         (20) years at the option of Norfolk Southern. Exercise of the twenty-year extension option requires that Norfolk Southern pay to the NCRR an option fee equal to the lesser of (i) twenty-five (25%) percent of the base rent in effect during the year prior to Norfolk Southern giving notice to exercise its extension option or (ii) $5 million. If the extension option is exercised by the lessee, the NCRR expects to recognize the renewal fee ratably over the 20-year lease renewal term.
     (4) Norfolk Southern will make a one-time payment to the NCRR of five million dollars ($5,000,000). In exchange for the NCRR's release of Norfolk Southern from its obligation to return to the NCRR certain personal property upon expiration of the Leases, the NCRR and Norfolk Southern have entered into an agreement whereby the $5,000,000 payment will be made in December of 1995 in order to facilitate the NCRR seeking REIT status at the earliest practicable date. The carrying value of the personal property released is fully depreciated and therefore has no book value, therefore, the NCRR will recognize a gain on the full amount of the payment. The Lease Extension Agreement does not waive or otherwise affect any claims of the NCRR to Spencer (Linwood) Yard or other such property or facilities, but provides that such claims are postponed until the termination of the Lease Extension Agreement and any renewal pursuant to its terms.
     (5) 317 miles of railroad property (including the railroad right of way and certain improvements yard areas and other structures situated adjacent to, under or along the lines) located between Morehead City and Charlotte, North Carolina, are covered by the Lease Extension
         Agreement. The NCRR has the right, however, to have certain properties outside the right of way not used in operating a railroad released from the Leases. Norfolk Southern's rental payments will not be reduced if the NCRR exercises this right. The NCRR intends to exercise its right to have released from the Leases those properties it determines have income-generating potential in excess of projected expenses. The NCRR estimates these properties currently are producing less than $100,000 of annual lease income. The NCRR will determine which properties it will seek to have released to it after evaluating environmental liability and other relevant factors.
     (6) Norfolk Southern is required to pay to the NCRR seventy-five (75%) of any revenues (in excess of de minimis amounts) obtained by Norfolk Southern for longitudinal leases and licenses granted by Norfolk Southern to third parties for certain fiber optic and other uses.
     (7) The Lease Extension Agreement contains extensive provisions governing the rights and obligations of the parties for various environmental liabilities and expenses.
                                       8
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     (8) Norfolk Southern is required to pay the expenses to maintain and operate the leased railroad lines and facilities, to fulfill all railroad common carrier duties pertaining to the leased railroad lines and to indemnify the NCRR from certain liability claims by third parties.
     Except as modified or supplemented by the Lease Extension Agreement, the terms of the Leases continue in full force and effect. The Lease Extension Agreement does not affect the lease dated December 31, 1968 (the "1968 Charlotte Lease") between the NCRR and Norfolk Southern, which will continue without change until its December 31, 2067 expiration date. The 1968 Charlotte Lease covers three parcels of land in Charlotte, North Carolina, for which the NCRR currently receives $81,319 in rental payments annually under the 1968 Charlotte Lease.
                                REVENUE SOURCES
     Upon effectiveness of the Lease Extension Agreement and exercise by the
NCRR of its right to the return of nonoperating properties, the NCRR is expected to have the following sources of revenues.
     (1) $8 million annually from Norfolk Southern pursuant to the Lease Extension Agreement;
     (2) $81,319 annually from Norfolk Southern pursuant to the 1968 Charlotte Lease;
     (3) approximately $100,000 annually from leases of nonrailroad operating property;
     (4) Possible revenues from fiber optic leases and licenses along its railroad line; and
     (5) Miscellaneous sales or condemnations of operating and nonoperating properties.
                            SUMMARY OF NEGOTIATIONS
     On January 20, 1992 the NCRR and Norfolk Southern executed a confidentiality agreement to cover the exchange of information required to facilitate the negotiating process. The NCRR and Norfolk Southern commenced negotiations to extend or renew the existing 1895 Lease and the 1939 Lease at a meeting on June 26, 1992. On January 27, 1994 the NCRR's Board voted to retain Morgan Stanley & Co. Incorporated ("Morgan Stanley") to advise the NCRR's Board about negotiations and alternatives to entering into a lease with Norfolk Southern. The NCRR also retained other consultants from time to time to assist in matters relating to negotiations and evaluating alternatives to an agreement with Norfolk Southern. Dozens of negotiating meetings were held prior to execution of the Lease Extension Agreement.
     On November 22, 1994, the NCRR announced tentative agreement with Norfolk Southern regarding annual lease payments, inflation adjustment provisions, the length of the initial term and renewal options and settlement of claims by the NCRR for the return of certain personal property to the NCRR. This tentative agreement was approved by a vote of NCRR's Board with eleven Directors voting in favor, two voting against, and one absention. On December 30, 1994 the NCRR and Norfolk Southern entered into a temporary nonholdover agreement to cover continued railroad operations over the NCRR's property following December 31, 1994. On December 31, 1994 and January 1, 1995 the Leases expired by their terms. During December 1994 and January 1995, four shareholder derivative legal actions were filed seeking to enjoin the Lease Extension Agreement. See "CERTAIN CONFLICT OF INTEREST ISSUES AND SHAREHOLDER DERIVATIVE ACTIONS."
     On August 10, 1995, the Board of Directors of the NCRR unanimously approved a Lease Extension Agreement in the form attached as Appendix A hereto (the
"Lease Extension Agreement"). On August 24, 1995, Norfolk Southern approved the Lease Extension Agreement.
     The Lease Extension Agreement will not be effective until certain conditions occur, but upon the occurrence of such conditions effectiveness will be retroactive to January 1, 1995. Conditions to effectiveness include (i) obtaining from the Interstate Commerce Commission, or any successor entity, any required approval or exemption from the requirement to obtain approval of the Lease Extension Agreement, under the provisions of the Interstate Commerce Act or any successor statute, (ii) obtaining all required governmental and corporate approvals and (iii) the expiration or termination of any then existing court-ordered injunctions (of which currently there are none). The interim agreement whereby Norfolk Southern is continuing to operate over the properties of the NCRR since the expiration date of the Leases on December 31, 1994 is expected to continue until the earlier of (i) the Lease Extension Agreement becoming effective or (ii) determination that the conditions to effectiveness will not occur.
     The NCRR is required by North Carolina statutes to obtain approval of (i) the shareholders of the NCRR and (ii) the Governor and the Council of State of the State of North Carolina, before the Lease Extension Agreement can be effective.
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The NCRR intends to seek such approvals of the Lease Extension Agreement by the
Governor and the Council of State of the State of North Carolina as soon as practicable.
            REASONS FOR BOARD APPROVAL OF LEASE EXTENSION AGREEMENT
     The Board of Directors of the NCRR unanimously approved the Lease Extension Agreement because the Board of Directors determined that the Lease Extension Agreement is in the best interest of all the shareholders of the NCRR.
     The Board of Directors gave substantial weight to (i) the fact that no other potential lessee for all or part of the NCRR's line made any bid or expressed any interest in bidding for a lease, (ii) the fact that the Lease Extension Agreement will allow the NCRR to satisfy conditions to electing Real Estate Investment Trust ("REIT") tax status, which will enable the NCRR to avoid paying federal corporate taxes on that portion of its ordinary income and capital gains that is currently distributed to shareholders, (iii) other comparable leases having lower lease payments per million ton miles than the Lease Extension Agreement, (iv) the fact that most of the traffic on the NCRR's line is overhead traffic that is outside the control of the NCRR and (v) the risks associated with alternatives to the Lease Extension Agreement. The Board of Directors determined the best interests of the NCRR's shareholders would be served by meeting the following primary strategic objective:
     MAXIMIZE SHAREHOLDER VALUE BY MAXIMIZING DISTRIBUTABLE AFTER-TAX
     INCOME TO THE SHAREHOLDERS CONSISTENT WITH MINIMIZING THE RISKS (I)
     THAT INCOME WILL BE DISRUPTED AND (II) THAT THE VALUE OF THE ASSETS OF
     THE NCRR WILL BE IMPAIRED.
     The Board of Directors has determined that this Lease Extension Agreement promotes the foregoing objective better than any of the other alternatives realistically available to the NCRR, for the reasons discussed in detail in this Proxy Statement. This determination by the Board was based on both the positive features of the Lease Extension Agreement, and the uncertainty and risks associated with the alternatives considered by the Board.
     THE POSITIVE FEATURES OF THE LEASE EXTENSION AGREEMENT INCLUDE THE
FOLLOWING:
     (Bullet) ATTRACTIVE REVENUES/TRAFFIC DENSITY RATIO. Revenues per million ton miles from the Lease Extension Agreement compared favorably to comparable railroad lease agreements. See "COMPARISON OF TERMS TO OTHER RAILROAD LEASES."
     (Bullet) INFLATION ADJUSTMENT. The Lease Extension Agreement contains a provision adjusting the annual rent payment for inflation that compares favorably to comparable railroad lease agreements. See "COMPARISON OF TERMS TO OTHER RAILROAD LEASES."
     (Bullet) POSITIVE EFFECTS OF REIT STATUS. The Lease Extension Agreement
              will allow the NCRR to satisfy all conditions to electing Real Estate Investment Trust ("REIT") tax status, which will allow the NCRR to avoid paying federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to shareholders. Other alternatives to the Lease Extension Agreement, such as the NCRR operating its own line without a lessee, would not allow the NCRR to qualify for REIT status. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT --
              Operation Without Any Lessee" and "REIT AND OTHER TAX MATTERS." (Bullet) LESSEE CREDIT RATING. Norfolk Southern is a lessee with a strong credit rating, which the Board believes ensures revenue stability better than any alternative.
     THE UNCERTAINTY AND RISKS ASSOCIATED WITH ALTERNATIVES TO THE LEASE EXTENSION AGREEMENT CONSIDERED BY THE BOARD INCLUDE THE FOLLOWING:
     (Bullet) NO COMPETING BIDDERS FOR LINE. No class I railroad or short line operator bid against Norfolk Southern despite efforts by the NCRR and Morgan Stanley to solicit such bids. See "ALTERNATIVES TO
              LEASE EXTENSION AGREEMENT -- Other Lessees for All or Part of the Line."
     (Bullet) ICC LITIGATION UNCERTAINTY. Special ICC legal counsel advised the
              Board that the NCRR could petition the ICC to set the compensation that Norfolk Southern would pay for continued use of the NCRR's line, but that (i) the outcome of such a petition would be in doubt because the ICC has never decided a case exactly like the NCRR's; the ICC could order higher or lower rental payments than the $8 million provided for in the Lease Extension Agreement; (ii) the ICC proceeding and related court action would cost several million dollars, without taking appeals into account, could take years to resolve and Norfolk Southern could seek to have the compensation issue reopened even after losing all appeals; and
              (iii) legislation has been introduced to abolish the ICC and transfer some but not all of its
                                       10
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              functions to other agencies; it is uncertain whether the ICC or any other government agency will have the power to establish rent payments. See "ALTERNATIVES TO LEASE EXTENSION
              AGREEMENT -- Litigation Against Norfolk Southern."
     (Bullet) POSSIBLE LOSS OF OVERHEAD TRAFFIC. Most of the traffic over the
              NCRR's line is overhead traffic (traffic that originates or terminates off the NCRR's line), which is controlled by Norfolk Southern. If Norfolk Southern ceases to lease the NCRR's line, it cannot be determined whether Norfolk Southern would divert a substantial amount of overhead traffic to other routes. Diversion of substantial amounts of overhead traffic would decrease attractiveness of the line to a short line operator and reduce profitability of the line if the NCRR operates its own line without a lessee. See "ALTERNATIVES TO LEASE EXTENSION
              AGREEMENT -- Operation Without Any Lessee."
     (Bullet) RISKS OF INDEPENDENT OPERATION. Operating its own line without a lessee would subject the NCRR to a number of risks, including diversion of overhead traffic by Norfolk Southern, loss of freight to competitors, including trucking companies, unpredictable maintenance and labor expenses, capital improvement costs, and a lack of experienced management. Operating its own line without a lessee would mean that the NCRR could not qualify for REIT tax status. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Other Lessees for All or Part of the Line."
     Alternatives to the Lease Extension Agreement evaluated by the Board of Directors include leasing all or part of its line to one or more other railroads, operating its own independent railroad business without a lessee over all or part of its line and bringing actions at the Interstate Commerce Commission (the "ICC") and the courts to have the ICC and the courts define the rights and obligations of NCRR and Norfolk Southern to one another.
POTENTIAL ADVANTAGES OF CERTAIN ALTERNATIVES TO LEASE EXTENSION AGREEMENT
     The alternatives to the Lease Extension Agreement reviewed and rejected by the Board of Directors offer some potential, despite the risks described above, to afford the NCRR greater revenues, and in some cases greater after-tax net profits, than is afforded by the Lease Extension Agreement. For example, the NCRR's railroad management consultants have estimated that, if the NCRR operates its own line without a lessee and Norfolk Southern does not divert any overhead traffic, the NCRR could generate $66 million of revenues, pre-tax net income of $18.3 million and after-tax net income of $11.35 million. The consultants also estimated that if Norfolk Southern diverted all overhead traffic, the NCRR's revenues from independent operation would be approximately $18.4 million with pre-tax net income of $3.8 million and after-tax net income of only $2.35 million. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Operation by the NCRR without any Lessee." Based on the advice of special ICC counsel as to the valuation methods that might be utilized by the ICC, the property to which the ICC might apply the valuation method, and the interest rates that might be utilized by the ICC in setting compensation, NCRR's railroad management consultants estimated that the ICC could order Norfolk Southern to pay the NCRR as much as $74.7 million and as little as $4.6 million annually. Although the Board believed litigation would have been an expensive and drawn out process, it is also possible that Norfolk Southern may have settled the litigation by offering the NCRR a lease with better economic terms. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Potential Litigation Against Norfolk Southern." It is
also possible that, if the NCRR takes the risks associated with independent operation and/or ICC litigation to achieve the potential rewards described above, the State of North Carolina would seek to purchase the interests of the other shareholders and that such purchase would be at a valuation based on the NCRR's potential to achieve high revenues and profits as described above. There can be no assurance, however, that the State will purchase the stock of the other shareholders or of the valuation if such a purchase occurs. The Board deems it to be in the best interests of the shareholders not to speculate about the Board's strategy in negotiating any future buy-out offer from the State as such speculation may be used against the NCRR in possible future negotiations. See "CERTAIN CONFLICTS OF INTERESTS AND SHAREHOLDER DERIVATIVE ACTIONS." For the reasons described herein, the Board of Directors of the NCRR determined that the risks associated with alternatives to the Lease Extension Agreement made it unwise to gamble (i) that the potential high revenues and profits would in fact be achieved if the NCRR pursued such alternatives or (ii) that Norfolk Southern would settle any litigation on terms favorable to the NCRR.
     After evaluating the alternatives, the Board of Directors concluded that lease(s) on acceptable terms would best satisfy the above-stated strategic objective of the NCRR. Obtaining the highest possible rental and other acceptable lease terms with one or more experienced and credit-worthy lessees became the primary focus of the NCRR's efforts.
     As Norfolk Southern was the current lessee, controls the overhead traffic, which constitutes a majority of the traffic on the NCRR's line, and has a strong credit rating and asset position, negotiations were commenced with Norfolk Southern to determine its level of interest in renewing the Leases. From the start of discussions Norfolk Southern conducted negotiations as if it was the only potential lessee for the NCRR's line.
                                       11
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     Despite the NCRR's efforts to find another potential lessee for all or part of its line, the failure of any other alternative lessee operator to come forward to negotiate or bid for a lease gave the NCRR very little bargaining leverage with Norfolk Southern. A primary factor in the Board's decision to approve the Lease Extension Agreement was its conclusion that reaching an agreement with a competing bidder for all or part of the NCRR's line was not a realistic possibility, which conclusion was reinforced by the fact that no competing bidder emerged after the NCRR publicly announced in November 1994 the proposed annual rent and other primary economic terms. The NCRR's line is located so that the primary potential source of overhead traffic is likely to be from Norfolk Southern, which puts Norfolk Southern in a position to have a substantial impact on traffic densities over the NCRR's line. Any operator of the line would be required to negotiate agreements with Norfolk Southern for traffic moving over connection points to and from the Norfolk Southern system and to negotiate usage agreements for railroad cars. As Norfolk Southern's overhead traffic constitutes a majority of traffic over the NCRR's line, other operators of the line would be reluctant to enter into a long-term lease with a guaranteed rental payment that attributes significant value to traffic that Norfolk Southern could divert to other routes. Also, due to consolidations of Class I railroads, fewer large railroads compete with one another for access to smaller railroad lines, such as the NCRR's line. Consequently, no competing bids were made for the line.
     The negotiating process resulted in significant improvement over Norfolk Southern's initial offer, but Norfolk Southern's position changed little after mid-1994. By November, 1994, it appeared that Norfolk Southern had made its best offer and the Board concluded it would be prudent to agree with Norfolk Southern upon basic economic terms and commence negotiating a definitive agreement. Consequently, in November 1994 the Board decided to accept an $8 million annual rental payment, which was at the low end of the price range the Board considered acceptable, provided other lease terms could be negotiated that would reduce risks to the NCRR. For example, the NCRR insisted on an inflation adjustment factor that offered protection against inflation by adjusting the annual rent based upon inflation reflected in the IPD-GDP. After announcement of the tentative agreement on annual rent and other primary terms, the Board focused on reducing risk to the distributable net income and the value of NCRR's assets by including in the agreement provisions relating to environmental liabilities.
     The NCRR sought to have Norfolk Southern pay rent at an $8 million annual rent until the Lease Extension Agreement is negotiated, executed and becomes effective, but Norfolk Southern refused. Instead, the NCRR will receive 1995 rental payments retroactively upon effectiveness of the Lease Extension Agreement.
                  COMPARISON OF TERMS TO OTHER RAILROAD LEASES
     The Board believes that the annual rental payment, inflation adjustment provision and the environmental protection provisions of the Lease Extension Agreement are more favorable to the NCRR as lessor than are the provisions of certain comparable railroad leases.
ANNUAL RENT PAYMENT
     Railroad revenues are in large part tied to traffic densities over a line. Consequently, the Board believes the most significant measure of the rental terms of a railroad lease is the amount of compensation the lessee receives compared to the density of traffic over the line. As indicated in the table set forth below, the Lease Extension Agreement provides the NCRR with greater rent for its line's traffic density than the lessors received under the leases to which the NCRR compared the Lease Extension Agreement. Consequently, the Board concluded that the $8 million annual rental payment to be received by the NCRR under the Lease Extension Agreement is more favorable to the NCRR than the rental provisions of comparable leases are to the lessors under such leases.
This conclusion by the Board was a significant factor in the Board deciding to approve the Lease Extension Agreement.
     Set forth below is a table that compares two leases that the Board, with the advice of its financial advisor, compared to the Lease Extension Agreement; the Cincinnati Lease with Norfolk Southern and the Georgia Lease with CSX Transportation, Inc. ("CSX") (both as defined below). The table compares rental payments, miles of leased line and traffic tonnage density, which information is based upon the best information available to the NCRR:

                                                                                 MGTM (1)
                                                                                   PER       PAYMENT
                                           TRACK       ANNUAL                     TRACK        PER
                                           MILES       PAYMENT       MGTM (1)      MILE      MGTM (1)
Cincinnati (2)..........................    336     $14.0 million     16,625       49.5       $  842
Georgia (3).............................    134     $ 5.3 million      5,987       44.7       $  878
NCRR....................................    317     $ 8.0 million      4,464(4)    14.1       $1,792

                                       12
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(1) "MGTM" means Million Gross Ton Miles. MGTM is the product derived by multiplying (i) the number of tons of cargo shipped over a line by the number of miles the cargo travels. MGTM is a common, but not the exclusive, means of determining traffic density over a line of track. MGTM is often a basis for comparing railroad volumes and profitability. However, although MGTM is correlated with revenues generated over a line of track, MGTM cannot be used to establish profitability with a reasonable degree of certainty.
(2) 1994 Lease Payment and 1993 Norfolk Southern traffic data.
(3) 1995 Lease Payment, 1993 CSX traffic data.
(4) 1993 ALK Associates traffic estimates using ICC carload waybill samples. BACKGROUND OF COMPARABLE LEASES
     To evaluate the fairness to the NCRR of the terms of the Lease Extension Agreement, the Board of Directors, with the assistance of its financial advisor, Morgan Stanley, compared the provisions of the Lease Extension Agreement to two other comparable railroad leases (described below) in which the lessor is NOT an operating railroad, and to the extent possible, other commercial lease provisions. Leases in which the lessor did NOT operate a railroad were deemed to be more comparable to the situation under which the NCRR was negotiating the Lease Extension Agreement, as an entity that operates a railroad is in a different bargaining position than an entity that conducts no active railroad operations.
     The first comparable transaction is the supplementary agreement between the Trustees of the Cincinnati Southern Railway, as lessor, and the Cincinnati New Orleans and Texas Pacific Railway Company, as lessee, dated January 1, 1987, and covering a 335 mile long railroad line extending from Cincinnati to Chattanooga (the "Cincinnati Lease"). The owner of the lessor is the City of Cincinnati. The lessee under the Cincinnati Lease is an affiliate of Norfolk Southern. The Cincinnati Lease was a renegotiation of an existing lease whose term had not yet expired. The extension was part of a settlement of litigation in which the lessor had charged Norfolk Southern with breach of its lease obligations and other claims.
     The second comparable transaction is a lease between the State of Georgia, as lessor, and Louisville and Nashville Railroad Company, as lessee, dated March 4, 1968, covering a railroad line running from Atlanta to Chattanooga (the "W&A Lease"). CSX is the lessee (through a merger) under this lease. In this lease, CSX and Norfolk Southern bid against one another. The NCRR's Board has been advised by railroad industry consultants that there is a perception in the railroad industry that CSX and Norfolk Southern have concluded it is not in their respective interests to bid against one another for leased lines that have historically been operated as a part of the system of the other company. The Seaboard System Railroad, Inc. became the lessee under the W&A Lease by corporate merger. It entered into an amendment of lease for the W&A Line in 1986. This lease amendment and the W&A Lease are similar in most respects, and are hereinafter referred to as the "Georgia Lease."
     In a third, less comparable transaction, a small line was leased by the Pittsburgh and West Virginia Railroad ("PWVR") to an affiliate of Norfolk Southern in 1964. PWVR is a public company with REIT tax status whose shares trade on the American Stock Exchange. The PWVR rail line is only 132 miles long, the traffic densities on the line are substantially lower than traffic densities for the NCRR's line and the lease contains no inflation adjustment provision. For these reasons, the NCRR and its financial advisor did not deem this lease to be suitable for comparison to the Lease Extension Agreement.
OTHER LEASE PROVISIONS
     The Board believes that in a transaction as complicated as the lease of a railroad line neither the rent payment nor any other single factor is by itself determinative of fairness. Many provisions of the Lease Extension Agreement were negotiated to reduce the risks that income would be disrupted or that the long-term value of the NCRR's assets would be impaired. Set forth below is a comparison of other provisions of the Lease Extension Agreement, the Cincinnati Lease and the Georgia Lease which the Board of the Directors considered in approving the Lease Extension Agreement.
     INFLATION ADJUSTMENT. The Board considered obtaining protection against inflation to be a substantial priority. In periods of high inflation, the Lease Extension Agreement provisions regarding inflation provide substantially greater protection to the NCRR than that afforded the lessors under either the Cincinnati Lease or the Georgia Lease.
     The Lease Extension Agreement provides that annual base rent will be adjusted each year to account for inflation during the preceding calendar year according to the implicit price deflator for the gross domestic product (IPD-GDP) published by the U.S. Department of Commerce, Bureau of Economic Analysis. In no event, however, will the base annual rental for any
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calendar year be less than eight million dollars ($8,000,000). The base rent adjustment in any year cannot exceed the sum of: (i) four (4%) percent of the base rent for the preceding year, plus (ii) seventy-five (75%) percent of the inflation factor in excess of four (4%) percent. There is a one-year delay in application of the IDP-GDP. For example, adjustment of 1995 rental payments to determine 1996 rental payments will be based upon the IDP-GDP for 1994.
     The Cincinnati Lease provides for annual adjustments of base rent by the IPD-GDP, but places a four (4%) percent annual cap on both downward and upward adjustments. Since 1987, the Cincinnati Lease Inflation adjustment reached its 4% cap in two years. Inflation in excess of four (4%) percent in any year does not result in any additional adjustment of the base rent under the Cincinnati Lease, whereas the Lease Extension Agreement provides the NCRR with 75% coverage against inflation in excess of 4%. The Georgia Lease provides for a fixed 2.5% annual inflation adjustment factor.
     ENVIRONMENTAL. In general, the environmental language in the Lease Extension Agreement obligates Norfolk Southern to investigate, to remediate, and to indemnify the NCRR from most types of environmental problems. It also prohibits Norfolk Southern from permanently disposing of any type of waste on the lease properties and requires that Norfolk Southern notify the NCRR and appropriate government officials about specified types of environmental problems. As is more fully provided in the Lease Extension Agreement, Norfolk Southern must indemnify the NCRR from damages arising as a result of: (i) violations of environmental laws during the term of the Lease Extension Agreement by Norfolk Southern or its tenants; (ii) pollution that occurs on the leased properties during the term of the Lease Extension Agreement; (iii) Norfolk Southern's failure to fulfill the legal obligations, including the notification obligations, of the owner and/or operator of the leased properties; and (iv) property damage to neighboring properties and personal injury to persons on neighboring properties as a result of a release of contaminants on the leased properties during the term of the Lease Extension Agreement.
     Time related defenses to environmental claims (such as the statute of limitations) are tolled for the term of the Lease Extension Agreement plus seven years. Although the Lease Extension Agreement does not obligate Norfolk Southern to actively search for and clean up environmental contamination, the NCRR may conduct its own environmental investigations. The rights that the NCRR has under the environmental provisions in the Lease Extension Agreement are in addition to its rights under the 1895 Lease and the 1939 Lease, which contain no specific environmental language.
     The environmental provisions in the Lease Extension agreement are much more specific than the provisions of the Cincinnati Lease or the Georgia Lease. Because the environmental provisions of the Cincinnati Lease and the Georgia Lease are minimal or non-existent, the scope and extent of the lessee's environmental obligations under the Cincinnati Lease and Georgia Lease are unclear. The Cincinnati Lease and the Georgia Lease contain general obligations to maintain the leased property in reasonable condition. The Cincinnati Lease contains a provision indemnifying the lessor, during the term of the lease, from all liabilities arising from lessee's "possession, control, management and operation of the . . . leased premises." The Cincinnati Lease limits the indemnity obligation to the term of the lease, but the indemnity obligations of the Lease Extension Agreement continue for at least seven years after the end of the lease term. The Georgia Lease includes a provision requiring the lessee to indemnify the lessor from liability incurred by the lessor and "arising out of Lessee's use or maintenance of the railroad properties," with certain specified exceptions. A court would have to determine the extent to which these provisions of the Georgia Lease and the Cincinnati Lease obligate the lessee to cleanup contamination. It is possible that a court could interpret the broad indemnity provisions in the Cincinnati Lease or the Georgia Lease to cover environmental liabilities not covered by the Lease Extension Agreement because the Cincinnati Lease and the lease amendment to the Georgia Lease were entered into before environmental provisions became common, but a court is likely to expect more specificity in a lease drafted in 1995. In recent leases where Norfolk Southern leased track to another railroad (the North Carolina & Virginia Railroad Lease and the Chesapeake & Albemarle Railroad Lease), Norfolk Southern, as lessor, obtained from the lessee environmental provisions that are stricter on the lessee in some areas than the provisions contained in the Lease Extension Agreement.
     EMINENT DOMAIN. The Lease Extension Agreement provides that in the event of a taking by eminent domain or a sale under threat of eminent domain, Norfolk Southern will be entitled to the portion of the proceeds or award which is equal to that amount needed to cover the costs of replacing, restoring and relocating its operating facilities so as to continue to the same extent the railroad operations conducted prior to such sale or taking. The NCRR receives the balance of such proceeds.
     The Cincinnati Lease provides that any condemnation award or payment is held by the lessee in an interest bearing account and used, with the interest, only to replace the property or improvements taken, or to acquire additional real property to be titled in the name of the lessor and to make improvements thereon for the operation of the railway. The lessee is to make an annual accounting of the use of such funds to the lessor. Any balance in such account at the termination of the lease then becomes the property of lessor. The language on the Lease Extension Agreement may be more favorable to the lessor than the provision of the Cincinnati Lease because the NCRR does not have to wait until the end of the lease to receive payments, as is the case in the Cincinnati Lease.
     The Georgia Lease has no provisions regarding eminent domain, presumably because the lessor is the State of Georgia.
                   ALTERNATIVES TO LEASE EXTENSION AGREEMENT
OTHER LESSEES FOR ALL OR PART OF LINE
     The NCRR, with the assistance of its financial advisor, Morgan Stanley, sought to solicit bids from other railroads or short line operators for lease of all or part of the NCRR's line. If such leases were properly structured, the NCRR could qualify as a REIT. However, no bids were received, nor did any entity seek to enter into serious discussions with the NCRR, concerning lease of all or part of its line. The Board believes that Norfolk Southern's control of the overhead traffic, which constitutes a majority of the traffic over the NCRR's line, was a significant factor in other potential lessees not bidding against Norfolk Southern. Consequently, the Board believes a lessee other than Norfolk Southern could not guarantee the NCRR a fixed lease payment that values the overhead traffic, because, if Norfolk Southern were to divert overhead traffic, the lessee would risk having substantially decreased revenues from operating the NCRR's line. Consequently, even if another lessee were willing to pay more than Norfolk Southern had offered the NCRR, the provisions necessary to protect the lessee against the loss of overhead traffic probably would have made the offer less attractive to the NCRR.
     The NCRR's railroad management consultants have advised the Board that it is common practice in the railroad industry for short line operators to exclude overhead traffic from revenue calculations in determining the rental payments they will agree to make to lessors due to the unpredictability of continued overhead traffic. Lack of interest by other parties may also reflect hesitation by other companies to interfere with Norfolk Southern's historical relationship with the NCRR. As a dominating factor in the railroad industry in the Eastern U.S., other railroads and short line operators are likely to have other business dealings with Norfolk Southern, which they would be hesitant to jeopardize. OPERATION BY THE NCRR WITHOUT ANY LESSEE
     The NCRR investigated whether it should operate all or part of its line without any lessee. As the NCRR's primary potential source of business as an independent operator would be overhead traffic controlled by Norfolk Southern, the Board deemed overhead traffic to be the primary variable in its determination of whether independent operation of its line was an attractive alternative to leasing the line. The Board's investigation of this alternative was hampered by the fact that information about overhead traffic (defined as traffic that neither originates nor terminates on the NCRR's line) was either incomplete, unreliable or not available as Norfolk Southern declined to provide detailed overhead traffic data requested by the NCRR. The NCRR did, however, carefully evaluate with the assistance of railroad management consultants the information available to it.
     A great number of variables would affect revenues, expenses and profits if the NCRR were to operate its own line without a lessee. Consequently, no estimate of operating results could be a guarantee of actual operating results. Nevertheless, the Board asked its railroad consultants to provide the Board with estimates operating results should the NCRR decide to operate its line without a lessee. The Board took the speculative nature of such estimates into account in deciding what weight to give to the estimates of operating results provided by the NCRR's consultants.
     The Board asked its management consultants to provide two estimates of operating results, one of which assumed that Norfolk Southern would not divert any of the overhead traffic it currently runs over the NCRR's line and the second of which assumed that Norfolk Southern would divert all the overhead traffic it currently runs over the NCRR's line.
     ESTIMATE INCLUDING OVERHEAD TRAFFIC. The railroad management consultants retained by the NCRR concluded (based on 1993 ICC railroad traffic information available to them) that the gross revenues of Norfolk Southern from operation of the NCRR's line, including revenues from overhead traffic, was approximately $66 million and that this produced pre-tax net income of approximately $17.7 million for Norfolk Southern. In addition, the NCRR believes Norfolk Southern receives an annual subsidy from Amtrak of approximately $600,000. Accordingly, the consultants advised the Board that one possible result of the NCRR operating its line without Norfolk Southern or any lessee would be a pre-tax net income from rail operations of approximately $18.3 million. Legal counsel has advised the NCRR that operating its own line without a lessee would mean that the NCRR would not qualify for REIT status. Consequently, on an after-tax basis (assuming a 38% tax rate) operation of the line without a lessee could equal approximately $11.35 million compared to the $8 million annual rental contained in the Lease Extension Agreement.
     ESTIMATE WITHOUT OVERHEAD TRAFFIC. The NCRR's management consultants advised the Board of Directors that the traffic originating or terminating on the NCRR's line or captive feeder lines (nonoverhead traffic) could produce revenues of approximately $18.4 million and net income of approximately $3.8 million ($2.35 million after taxes), which was substantially lower than the $8 million annual rental contained in the Lease Extension Agreement.
     VARIABLES AND RISKS. In addition to overhead traffic, the Board determined there were other variables and risks associated with the NCRR operating its line without a lessee, including the following. Estimates by consultants of before and after-tax net income were based on the operating margins of Norfolk Southern. There could be no assurance that the operating margins of an inexperienced and much smaller railroad, such as the NCRR, would be as high as Norfolk Southern's operating margins. Labor, maintenance and other expenses could be higher or lower than estimated by the NCRR's consultants. Operating its own line would require the NCRR to raise capital to fund operations, purchase equipment and to maintain and improve its line. This would add capital cost and could dilute the interests of the NCRR's shareholders. In addition, the lack of experienced management to operate this new business is also a substantial risk.
     A lease provides the NCRR with certain protections against expenses by requiring the lessee to maintain the line and indemnify the NCRR against environmental liabilities. Operating independently of a lessee would subject the NCRR to substantially greater risk in these areas. Finally, revenue assumptions for both overhead and nonoverhead traffic assume that market conditions will be such that the Norfolk Southern and the NCRR will be successful in maintaining their levels of overhead and nonoverhead traffic. The NCRR would be subject to the risk that other transportation competitors, such as the trucking industry, would be better able to compete with the NCRR for nonoverhead traffic than with an experienced operator such as Norfolk Southern.
     OVERHEAD TRAFFIC. During negotiations, Norfolk Southern advised the NCRR that it has the ability to divert overhead traffic from the NCRR's line. The NCRR's management consultants, however, advised the Board that Norfolk Southern would probably have to make substantial capital expenditures (in the hundreds of millions of dollars), the actual amount of which would depend on the routing selected by Norfolk Southern, to create the additional capacity on its other rail lines to achieve total diversion of overhead traffic, due in part to high traffic volumes over the lines Norfolk Southern would use for such diversion. The management consultants, however, advised the NCRR that such capital expenditures estimates were based on incomplete information and that it was impossible to determine the amount and timing of actual required capital expenditures.
     The Board of Directors weighed the potential to generate an estimated $11.35 million of after-tax profits against the risk that after-tax profits would be substantially lower ($2.35 million) due to diversion of overhead traffic by Norfolk Southern. The Board of Directors determined that the risk of substantial diversion of overhead traffic was a real and substantial risk, but that the likelihood of diversion or the volume and timing of diversions could not be ascertained to a reasonable degree of certainty, due to the lack information available to NCRR.
     If Norfolk Southern decided not to divert all overhead traffic, the amount of the NCRR's revenues for overhead traffic would depend upon the division of rates that would be negotiated between the NCRR (or other lessee/operator) and Norfolk Southern or prescribed by the ICC if either party requested such prescription. As the primary source of overhead traffic, with the ability to determine the level of profitability of the NCRR, Norfolk Southern would have substantial leverage in negotiating the division of revenues between the NCRR and Norfolk Southern. Consequently, charging Norfolk Southern for trackage rights or other access fees would not necessarily result in a better economic deal for the NCRR than a lease of the entire line. If Norfolk Southern's systemwide traffic volumes decreased, Norfolk Southern may have the capacity to divert traffic without substantial costs. The NCRR could find itself acting as Norfolk Southern's overflow resource to be used in high traffic years and ignored in low traffic years. In addition, if Norfolk Southern invested substantial amounts in capital improvements to alternate routes, Norfolk Southern's additional capacity could result in permanent diversion of overhead traffic.
     In light of the foregoing variables and risks, the Board of Directors determined that it would be in the best interest of the shareholders to accept a stable annual rental payment from Norfolk Southern that was in the range between the high and low estimates of after-tax net income from independent operation, than to subject the NCRR's profits and asset value to the risks associated with operating its rail line without a lessee. The Board of Directors also determined that, as the NCRR has been in the business of leasing its rail line for more than 100 years, it was not reasonable to subject its shareholders to the risks of being in a new business, unless it was clear that the new business would result in greater after-tax distributable income than the current business of leasing its line to an experienced operator, such as Norfolk Southern. The Board was advised by legal counsel that it would not be likely that the NCRR could qualify as a REIT if the NCRR operates its own line without a lessee.
The Board determined that it was not clear whether the new business of operating its own line would produce more or less after-tax distributable net income than the Lease Extension Agreement.
     FOR THE FOREGOING REASONS THE BOARD OF DIRECTORS OF THE NCRR DETERMINED THAT THE LEASE EXTENSION AGREEMENT WITH NORFOLK SOUTHERN IS A BETTER ALTERNATIVE THAN OPERATING ALL OR PART ITS LINE WITHOUT A LESSEE.
POTENTIAL LITIGATION AGAINST NORFOLK SOUTHERN
     In December 1992 the NCRR retained the law firm of Steptoe & Johnson, Washington, D.C., as special counsel to advise the NCRR with respect to matters related to the Interstate Commerce Commission (the "ICC"). The scope of the ICC issues related to the expiration of the Leases included advice as to whether the NCRR should petition the ICC to establish "reasonable compensation" for Norfolk Southern's continued use of the NCRR's rail line beyond the expiration date of the Leases and whether Norfolk Southern could terminate its current common carrier duty to serve customers over the NCRR's line by obtaining an ICC order permitting Norfolk Southern to abandon or discontinue service on all or part of the NCRR's line.
     When the negotiations with Norfolk Southern ceased to make progress in the spring of 1994, the Board of Directors of the NCRR considered petitioning the ICC to set compensation. The NCRR's special ICC legal counsel advised the Board that the ICC had the power to establish compensation, but that it would be unpredictable as to the amount of compensation the ICC would set or the length of time an ICC proceeding might take. ICC counsel also advised that Norfolk Southern would be free to seek to abandon or discontinue its operations over all or part of the NCRR's line, which if granted would eliminate the requirement to pay compensation for that portion of the line. In addition, special ICC counsel advised that, if the ICC established compensation, Norfolk Southern could at a future time petition the ICC to reduce the compensation it originally ordered. Consequently, an ICC order would not guarantee a long-term stream of regular payments if Norfolk Southern desired to challenge the order. In addition, there was uncertainty as to whether litigation in the ICC or the courts would enable the NCRR to operate in a way that would enable the NCRR to qualify for and maintain REIT status.
     The Board of Directors determined, based on advice from special ICC legal counsel, that the risks associated with bringing an ICC action to establish reasonable compensation were substantial. The NCRR's Board of Directors also took the probable length of the litigation (in excess of two years, plus appeals) and the cost of litigation into account in its decision not to litigate. Legal counsel estimated that legal fees for an ICC action and an accompanying court action were likely to exceed $2 million and that substantial additional fees would be required for any appeal by Norfolk Southern or the NCRR of a decision by the ICC or a court. The Board of Directors determined expenditure of such legal fees would be warranted if there was a strong probability that the ICC would award compensation substantially in excess of the lease payment that could be negotiated with Norfolk Southern and that the risk was low that Norfolk Southern would be able to reduce its payments after several years or to abandon or seek to discontinue its operations over all or a substantial part of the NCRR's line. As is discussed below, such abandonment or discontinuance could have a material adverse effect on the amount of rental payments the ICC would award. Special ICC legal counsel was unable to provide the Board of Directors with sufficient certainty on any of these issues.
     PETITION TO FIX REASONABLE COMPENSATION. Special ICC legal counsel advised the Board that the Interstate Commerce Act (the "ICA") does not prescribe a particular formula or methodology for the determination of the compensation to be paid by one railroad for operating over the line of another railroad. The selection of methodology is thus left to the discretion of the ICC. Special ICC counsel advised the Board of Directors it is most likely that the Reproduction Cost New Less Depreciation ("RCNLD") methodology would be used in valuing NCRR's line to prescribe compensation should the NCRR petition the ICC. However, special ICC legal counsel indicated other methodologies were employed by the ICC in earlier cases, and in a recent case the ICC has emphasized that its selection of methodology is made on a case-by-case basis. Consequently, ICC counsel could not assure the Board of Directors that RCNLD would be the methodology ultimately applied by the ICC.
     RCNLD fixes compensation by determining the cost of replacing the property required for the lessee's operations in its present condition, and then applying an interest component designed to yield the lessor a reasonable return for the use of its assets. The formula itself is simple, but special ICC counsel advised that there is substantial uncertainty as to the application of that methodology to the facts of each case. Special ICC counsel advised the Board of Directors that there have been no prior cases in which the ICC has applied the RCNLD formula to leases similar to the NCRR's Leases or in circumstances in which the lessee has been obligated to pay for all maintenance to the line, as is required under the Leases.
     Special ICC counsel also advised that Norfolk Southern would be likely to argue that among the factors the ICC should take into account in determining whether and how to apply the RCNLD formula is Norfolk Southern's profitability from operating over the NCRR's line or that Norfolk Southern could request the ICC to apply an income-based valuation methodology. Accordingly, the Board concluded that one possible outcome is that the ICC would set compensation in a way that awarded the NCRR a reasonable share of Norfolk Southern's profits from operating the NCRR's line, which the NCRR's railroad management consultants estimated to be approximately $18.3 million on a pre-tax basis.
     Set forth below is a table prepared for the NCRR by its railroad consultants, which reflects the range of possible RCNLD calculations using the variables of what property the ICC would include in the valuation and whether the ICC would reduce the rate of return normally employed by it (the nominal pre-tax cost of capital of the railroad industry, which in 1993 was 16.6%) to reflect that the NCRR would be a REIT that is not subject to federal corporate taxes on that portion of its ordinary income or capital gain that is currently distributed to its shareholders.
                        NORTH CAROLINA RAILROAD COMPANY
                          ICC VALUATION METHODOLOGIES
                  REPRODUCTION COST LESS DEPRECIATION ANALYSIS

                                                                                                                  GROSS
                                                                                                 POTENTIAL        ANNUAL
                                                                                                   RCNLD          RENTAL
POTENTIAL PROPERTY DEFINITIONS (1)                                                             VALUATION (2)    @16.6% (3)
                                                                                                      (IN MILLIONS)
1)        Land Only -- 50' ROW (Right of Way)...............................................       $  40          $  6.6
2)        Land with Grading and Bridges -- 50' ROW..........................................         180            29.9
3)        Scenario #2 without Bridges.......................................................         161            26.7
4)        Land only -- 200' ROW.............................................................         115            19.1
5)        Land with grading and bridges -- 200' ROW.........................................         260            43.2
6)        Scenario 5 without bridges........................................................         241            40.0
7)        Land with grading, bridges, track and signals -- 200' ROW.........................         400            66.4
8)        Land with grading, bridges, track and signals -- 200' ROW plus yards and shops
          excluding Spencer (Linwood) Yard..................................................         412            68.4
9)        Land with grading, bridges, track and signals -- 200' ROW plus yards and shops
          including Spencer (Linwood) Yard..................................................         450            74.7
            GROSS
            ANNUAL
            RENTAL
POTENTIA  @11.4% (4)
          <

1)          $  4.6
2)            20.5
3)            18.4
4)            13.1
5)            29.6
6)            27.5
7)            45.6
8)
              47.0
9)
              51.3

(1) Examines various definitions of property varying from narrow to broad.
(2) Based upon Mercer Management Consulting analysis.
(3) ICC rail industry composite pre-tax cost of capital for 1993.
(4) ICC rail industry composite after-tax cost of capital for 1993.
     The foregoing RCNLD table indicates the possibility that annual rentals ordered by the ICC could range from a low of $4.6 million to a high of $74.7 million if the ICC uses the RCNLD formula.
     As the RCNLD formula values all segments of the line by replacement cost, without regard to the income produced by the property, special ICC counsel advised the Board that Norfolk Southern might seek to discontinue its operations over substantial portions of the line that produce little income in an effort to substantially reduce the total value of the assets it is using or seek to remove assets from the formula after diverting traffic. Norfolk Southern could use its discontinuance or reduced use of the NCRR's line as a basis for adjusting downward the compensation payable to the NCRR under the RCNLD formula.
     Under the RCNLD formula, the NCRR would be entitled to compensation only for assets owned by the NCRR and used by Norfolk Southern. One of the matters that would be in dispute should litigation occur is the determination of what property is owned by the NCRR. For example, the NCRR has asserted claims to assets, such as Spencer (Linwood) Yard. Norfolk Southern, however, asserts that Linwood Yard is owned by Norfolk Southern. The ownership of property and matters relating to interpretation of the Leases are a matter of state law, which the ICC would not adjudicate. Consequently, these matters would be decided in a separate court action. If the ICC were to delay a final decision as to compensation until completion of such court action, including all appeals, the time required to obtain an ICC decision could be substantially delayed.
     The timing of an ICC decision was of concern to the Board as annual litigation expenses in the ICC and the courts would exceed the annual lease payments Norfolk Southern was paying the NCRR under the 1895 Lease and the 1939 Lease.

Special ICC legal counsel advised that the NCRR could petition the ICC to establish interim compensation at a higher rate after the 1895 Lease and the 1939 Lease expired, but special ICC counsel could not estimate the likelihood that the ICC would grant such interim relief. Accordingly, the Board determined that litigation expenses for several years might have to be financed by borrowing.
     The Board's concern that the ICC might not apply the RCNLD formula was heightened by a recent compensation case decided by the ICC in which the ICC applied a formula based on the net liquidation value (NLV) of the line. The NCRR's railroad consultants advised the NCRR that valuation factors producing higher RCNLD values tend to decrease NLV values and the consultants produced the following possible compensation alternatives if the NLV method were applied to the NCRR:
                       NET LIQUIDATION VALUE METHODOLOGY

                                                                                                              GROSS        GROSS
                                                                                               POTENTIAL     ANNUAL       ANNUAL
                                                                                                  NLV        RENTAL       RENTAL
                               POTENTIAL PROPERTY DEFINITIONS                                  VALUATION    16.6% (1)    11.4% (2)
                                                                                                          (IN MILLIONS)
Property including Spencer (Linwood) Yard...................................................     $43.9        $ 7.3        $ 5.0
Property excluding Spencer (Linwood) Yard...................................................     $42.2        $ 7.0        $ 4.8

(1) ICC rail industry composite pre-tax cost of capital for 1993.
(2) ICC rail industry composite after-tax cost of capital for 1993.
     The Board was also concerned with the advice of ICC counsel that the ICC would set compensation, but the ICC probably would not set other terms that were important to minimize risks, such as requiring Norfolk Southern to maintain the line or to indemnify the NCRR against environmental liabilities. Accordingly, the Board concluded that an ICC award for compensation would have to be substantially higher than $8 million to offset expected and unexpected expenses and liabilities associated with operating without a lessee.
ABANDONMENT OF NORFOLK SOUTHERN'S OPERATIONS OVER NCRR'S LINES
     Under (section mark)10903 of the ICA, a railroad is not permitted to abandon or discontinue its operations over any line (including a line leased from another party) without the prior approval of the ICC. Before a railroad can file an abandonment application, the line must have been listed in its System Diagram Map on file with the ICC as one potentially subject to abandonment for at least four months.
     Section 10903 of the ICA provides that the ICC may authorize an abandonment of, or discontinuance of operations over, all or part of a line only if it finds that the present or future public convenience and necessity requires or permits the abandonment or discontinuance. In applying these criteria, the ICC balances the harm to the shipping public that would result from the abandonment or discontinuance against the burden imposed on the carrier and on interstate commerce by continued operations. The railroad has the burden of proof to demonstrate that abandonment or discontinuance is justified. Generally, the ICC will not approve an abandonment or discontinuance unless the railroad can demonstrate that the revenues received from its operations over a line fail to cover its costs (as defined by the ICC) and yield it a reasonable return.
     If the ICC were to approve Norfolk Southern's abandonment or discontinuance of all or part of Norfolk Southern's operations over the NCRR line, then shippers on the NCRR's line could argue that the NCRR would have the residual common carrier obligation to provide railroad service. The NCRR could satisfy this obligation either by conducting the operations itself or by retaining a carrier (such as a short line railroad) to conduct the operations on the NCRR's behalf. The NCRR would be required to continue such operations (which could require the NCRR to acquire the necessary equipment and facilities) until such time as the NCRR itself obtained abandonment or discontinuance authority from the ICC, pursuant to the criteria described above.
     If the ICC were to deny Norfolk Southern's application for abandonment or discontinuance, Norfolk Southern could appeal that decision to a United States Court of Appeals. In addition, Norfolk Southern would be free to file a new abandonment or discontinuance application at a future time, contending that changes in the traffic flow, revenues or costs justify abandonment or discontinuance. As many of these factors are within the power of Norfolk
Southern to control, the Board believed the risk of abandonment or discontinuance was real. Consequently, the Board concluded that ICC litigation could be an open ended expense lasting for years even if the NCRR initially received a favorable determination from the ICC.
PROPOSED CHANGES TO THE ICA AND THE ICC
     Several proposals have been made to the U.S. Congress that, if adopted, would result in significant changes in the ICC and/or its functions. At the present time, the various proposals include complete repeal of the ICA and abolition of the ICC; repeal of some, but not all, provisions of the ICA and retention of the ICC in its present form; repeal of some, but not all, provisions of the ICA and transfer of the remaining ICC functions to a new independent agency within the Department of Transportation ("DOT"); and repeal of some, but not all, provisions of the ICA and transfer of the remaining ICC functions to various executive agencies, such as DOT, the Department of Justice, and the Department of Labor. Bills have been introduced in Congress that would, if enacted, eliminate the ICC and transfer some, but not all, of its functions to DOT; consideration and revision of those bills by Congressional subcommittees and committees is currently ongoing. Other bills providing for the elimination of the ICC and the transfer of some or all of its functions to other agencies may also be introduced before the current session of Congress ends. Whether, or to what extent, provisions of the ICA may be repealed or modified, or the functions of the ICC transferred to another agency, cannot be predicted at this time.
     If Congress were to repeal the provisions of the ICA under which the government is authorized to set the compensation for one railroad's operations over the lines of another, and/or the provisions requiring government authorization for abandonment or discontinuance of service, it is possible that any order previously issued by the ICC with respect to such matters might become a nullity or that Norfolk Southern would be able to abandon service on a portion or all of NCRR's line, and cease to pay compensation with respect to the portion of line abandoned, without having to satisfy the requirements described above. Moreover, even if such ICA provisions were not repealed, the transfer of functions to a different agency could result in a change in the policies and standards applied. The Board considered these risks in deciding that the Lease Extension Agreement was a better alternative than litigating against Norfolk Southern.
     FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF THE NCRR DETERMINED THAT THE LEASE EXTENSION AGREEMENT WITH NORFOLK SOUTHERN IS A BETTER ALTERNATIVE THAN BRINGING AN ICC AND/OR COURT ACTION AGAINST NORFOLK SOUTHERN.
SALE OF THE NCRR
     The NCRR and Norfolk Southern discussed sale of the NCRR to Norfolk
Southern early in their negotiations. Norfolk Southern, however, did not show substantial interest in purchasing the NCRR and no serious negotiations about sale of the NCRR occurred. In soliciting bids from potential lessees other than Norfolk Southern, the NCRR also left the door open to sale discussions, but neither a lessee nor a buyer made any bid or entered into serious negotiations. See also "CERTAIN CONFLICTS OF INTEREST AND SHAREHOLDER DERIVATIVE
ACTIONS -- Buyout by State of North Carolina."
                           APPRAISALS AND VALUATIONS
     The Board of Directors has reviewed numerous appraisals and valuations of the NCRR during the past several years. The Board of Directors does not believe any single valuation is, by itself, depositive of the value of the NCRR or of what would constitute a fair annual return on the assets of the NCRR.
RECENT VALUATIONS
     The valuation on which the Board focused most closely is the Reproduction Cost New Less Depreciation (RCNLD) evaluation prepared for the Board by its consultants in connection with the Board considering whether to bring an action in the ICC to request the ICC to establish reasonable compensation for Norfolk Southern's continued use of the NCRR's line. The RCNLD formula values all segments of the line by replacement cost, without regard to the income produced by the property. The value of the NCRR's properties for RCNLD purposes ranged from a low of $40 million to a high of $450 million depending on which assets are included in the valuation. Different combinations of assets were valued by the NCRR's consultants because the NCRR's special ICC legal counsel indicated it could not be certain which assets the ICC would include in the valuation formula. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Litigation Against Norfolk Southern."
     Also in connection with consideration of bringing an ICC action, the NCRR's consultants advised the Board that if the ICC used a net liquidation formula to determine compensation, the net liquidation value of the NCRR's assets other than Spencer Yard would be in the range of $42.2 million to $43.9 million. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Litigation Against Norfolk Southern."
     The Board of Directors also considered going concern valuations based upon estimates of income earned by Norfolk Southern from its use of the NCRR's line.
A valuation study conducted by Mercer Management Consulting, based upon 1990, 1991 and 1992 information, indicated a value of $150 million, taking all overhead traffic into account.
MERGER VALUATIONS
     For the purpose of establishing an exchange ratio in connection with the merger of the Atlantic and North Carolina Railroad Company (the "ANCRR") into the NCRR in 1989, appraisals of the assets of the ANCRR and the NCRR were performed in 1986 and up-dated in 1988. The Board believed that such merger appraisals, which may have been useful in comparing the two railroad lines to establish the comparative value of one line to the other to negotiate an exchange ratio, were less useful to the Board of Directors in determining a fair lease price.
     Certain assumptions which were key to these 1986-1988 valuations, while appropriate at the time, now have questionable applicability in light of information developed during the lease negotiations with Norfolk Southern. For example, in determining the value of the NCRR as part of Norfolk Southern, it was assumed that Norfolk Southern would be willing to pay a premium of 40% above the market price of the NCRR's stock in order to gain the benefits of total control of the NCRR. This premium over market price added approximately $35 million to the NCRR's valuation. Given the absence of lessors or buyers willing to compete with Norfolk Southern for control of the NCRR's properties, Norfolk Southern demonstrated an unwillingness in negotiations to pay the assumed premium.
     Similarly, the valuation of the NCRR as an independent enterprise assumed
(i) that no overhead traffic would be diverted by Norfolk Southern from an independent NCRR to other north-south lines and, further, that (ii) Norfolk Southern would agree to pay the NCRR a trackage rights fee for the overhead traffic that at least equaled the estimated cost to Norfolk Southern of upgrading the adjacent Winston-Salem line and replacing Spencer Yard. This amount accounted for $175 million of the estimated value of the NCRR as an independent enterprise. However, subsequent analysis conducted during the negotiations with Norfolk Southern, as discussed herein, revealed that estimates concerning the risk of Norfolk Southern's diversion of overhead traffic from the NCRR are difficult to make, and that Norfolk Southern has options other than the Winston-
Salem line for routing such traffic around the NCRR. Thus the assumption that Norfolk Southern would necessarily pay the NCRR in trackage rights fees an amount at least equal to the estimated cost of upgrading specific alternative facilities is now questionable.
     With regard to NCRR, American Appraisal Associates Inc. ("AAA") appraised the fair market value of its transportation properties as of July 1, 1986, using two bases of value, and subsequently updated the appraisal to July 1, 1987, and July 1, 1988. With regard to ANCRR, AAA appraised the fair market value of its transportation properties of the railroad as of July 1, 1987, using two bases of value, and subsequently updated the appraisal to July 1, 1988. In the case of both companies, AAA first estimated the value of each to Norfolk Southern; and, second, AAA evaluated the value of each as an independent enterprise. The NCRR appraisal performed by AAA in 1986 and updated in 1987 included estimates of value based upon replacement cost. The ANCRR appraisal performed by AAA in 1987 also included estimates of value based upon replacement cost. However, these values were not subsequently updated in 1988 because they were not among the values that AAA ultimately advised the representative boards to consider in arriving at the Exchange Ratio in the 1989 merger of the ANCRR into the NCRR.
     The determination of the value of each company to Norfolk Southern was based on an analysis of what Norfolk Southern would be willing to pay for each company as an operating entity within the Norfolk Southern system, and did not consider the amount others might be willing to pay should the companies have been offered for sale as going concerns. AAA determined the value to Norfolk Southern of ANCRR and NCRR by the following valuation method: (i) AAA considered the railroad operating revenues derived from the lessee's operations of the lines leased from ANCRR and NCRR and created pro forma income statements for both NCRR and ANCRR for the five years prior to the respective appraisals, modifying the lessee's income statements by excluding interest expense and interest income, applying Norfolk Southern's systemwide five-year average tax rate, excluding income not derived from railroad operations, and excluding lease payments for the railroad lines; (ii) AAA compared the pro forma financial and operating characteristics of ANCRR and NCRR with a group of publicly held railroad companies on a number of comparative criteria and the price earnings ratios of their common shares; (iii) AAA applied the median price earnings ratios to the pro forma earnings of ANCRR and NCRR; and (iv) AAA applied a 25% premium for the sale of a 100% interest in ANCRR and a 40% premium for the sale of a 100% interest in NCRR. In arriving at the valuations of each company as an independent enterprise, AAA did not consider the amounts third parties might be willing to pay upon the sale of the respective companies.
     The value of ANCRR to Norfolk Southern was appraised to be approximately $9.5 million as of July 1, 1988; the value of ANCRR as an independent enterprise was appraised to be approximately $12.8 million as of that date. Prior to the 1988 study, the same categories in 1987 were reported as follows: approximately $10 million in value to Norfolk Southern; and approximately $13.6 million as an independent enterprise. The 1987 study also took into account replacement costs for the line, which were appraised at approximately $149 million.
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     In 1988, AAA applied two of the same categories of measure to NCRR. The appraised value of NCRR to Norfolk Southern was approximately $122 million; its appraised value as an independent enterprise was approximately $224 million. Prior to the 1988 study, AAA reported the same categories in 1987 as follows:
$141 million in value to Norfolk Southern; and approximately $228 million as an independent going concern. For 1986, the categories were reported as follows: approximately $125 million in value to Norfolk Southern; approximately $225 million as a going concern; and approximately $512 million for replacement cost.
     The appraisals discussed above are concerned with the values of NCRR and ANCRR as railroad properties as of the dates of the appraisals; they do not concern themselves with the nonoperating assets of either. In 1982, ANCRR's nonoperating assets were valued by a third party at approximately $1.7 million and the nonoperating assets of NCRR were valued by a third party at approximately $7.9 million. In 1987, the ANCRR nonoperating assets were valued by a third party at approximately $2.9 million. NCRR's nonoperating assets have not been valued since 1982. The nonoperating assets of ANCRR consisted primarily of approximately 33 acres of land divided into 18 parcels, some with improvements, that mostly adjoin its right-of-way.
     The nonoperating properties of NCRR presently consist of approximately 208 acres of land divided into 24 parcels, some with improvements, mostly adjoining its right-of-way, including 3 in the downtown Charlotte, North Carolina business district that are subject to the 1968 Charlotte Lease with Norfolk Southern.
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                     FINANCIAL ADVISOR AND FAIRNESS OPINION
FINANCIAL ADVISOR
     In January 1994 the Board of Directors of the NCRR retained Morgan Stanley
& Co. Incorporated ("Morgan Stanley") to act as its financial advisor in connection with negotiations with Norfolk Southern and evaluation of other alternatives. Morgan Stanley was selected to act as the Board's financial advisor based on Morgan Stanley's qualifications, expertise and reputation, including its prior experience in the railroad industry.
     Morgan Stanley's assistance to the Board of Directors throughout its engagement has included negotiating advice, advice about evaluating alternatives and seeking other potential lessees for the NCRR's assets. In addition, Morgan Stanley has rendered to the NCRR Board its written opinion dated September 15, 1995 ("Morgan Stanley Opinion") that, as of such date, based upon the various considerations set forth in its opinion, the consideration to be received by the NCRR pursuant to Lease Extension Agreement is fair from a financial point of view to NCRR.
     THE FULL TEXT OF THE MORGAN STANLEY OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED
AS APPENDIX B TO THIS PROXY STATEMENT. NCRR SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE NCRR FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF NCRR AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE PROPOSAL TO APPROVE THE LEASE EXTENSION AGREEMENT. THE FOLLOWING SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY
BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.
     In rendering its opinion, Morgan Stanley, among other things: (i) analyzed certain publicly available financial statements and other information of the NCRR; (ii) discussed the past and current operations and financial condition and the prospects of the NCRR with certain members of the Board of Directors and management of the NCRR; (iii) reviewed the financial terms of certain comparable lease transactions, based upon information provided by Norfolk Southern and its financial advisor and other information publicly available; (iv) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions; (v) participated in discussions and negotiations among representatives of the NCRR, Norfolk Southern, and certain other parties, and the NCRR's financial and legal advisors; (vi) reviewed the existing Leases and the proposed Lease Extension Agreement and certain other related documents;
(vii) discussed and reviewed with certain members of the Board of Directors and management of the NCRR various alternatives to the proposed lease renewal transaction, including, without limitation, the independent management of an operating railroad business by the NCRR, the sale or other divestiture of the NCRR, or lease of the NCRR's assets to a party other than Norfolk Southern;
(viii) reviewed certain railroad traffic data and certain other related information concerning the NCRR and Norfolk Southern prepared by consultants to the NCRR; (ix) reviewed certain reports prepared by experts concerning the value of and potential return on the NCRR's assets based upon certain ICC methodologies including the reproduction cost new less depreciation methodology;
(x) participated in discussions with the management of the NCRR and the NCRR's legal counsel regarding certain alternatives involving state or federal court litigation and ICC proceedings; (xi) reviewed the prices and trading activity for the Common Stock of the NCRR; (xii) compared the financial performance of the NCRR and the prices and trading activity of the Common Stock of the NCRR with that of certain other comparable publicly-traded companies and their securities; (xiii) analyzed the pro forma impact of the Lease Extension
Agreement on the NCRR's earnings per share and dividend yield on the NCRR's Common Stock; and (xiv) performed such other analyses as Morgan Stanley deemed appropriate.
     Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of this opinion. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the NCRR; however, Morgan Stanley reviewed the reports referred to in clauses (viii) and (ix) above and relied without independent verification upon such reports for purposes of its opinion. The Morgan Stanley Opinion states that it is based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion.
     In arriving at its opinion, Morgan Stanley, together with the assistance of the NCRR, solicited the potential interest of certain likely prospective purchasers engaged in the railroad business with respect to a transaction involving the sale or lease of the assets of the NCRR. None of the potential purchasers contacted, however, expressed an interest in pursuing such transactions.
     In preparing its opinion, Morgan Stanley relied upon and took into account the principal strategic objective of the NCRR, to maximize shareholder value by maximizing distributable after-tax net income to the shareholders consistent with minimizing the risks (i) that income will be disrupted and (ii) that the value of the assets of the NCRR will be impaired. In
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determining how to best achieve that strategic objective, the Board of Directors of the NCRR decided not to commence litigation in the courts or the ICC and not to independently manage an operating railroad business, which decisions were based principally upon the determination of the Board of Directors of the NCRR that such alternatives to the Lease Extension Agreement presented unacceptable risks to achieving the objectives of the NCRR. Factors considered by the NCRR in making the determination that the risks associated with such alternatives were unacceptable included (i) the uncertainty of the outcome and estimated expenses of litigation in the courts or the ICC and (ii) the uncertainty regarding the volume of overhead traffic and associated revenues that could be realized by, and other risks and expenses associated with, initiating and maintaining an operating railroad business, including the fact that the NCRR historically has not independently managed an operating railroad business. See "ALTERNATIVES TO LEASE EXTENSION AGREEMENT." Consequently, Morgan Stanley did not consider such alternatives in arriving at its opinion. Morgan Stanley also relied upon the stated intention of the NCRR to make a Real Estate Investment Trust ("REIT") election for federal income tax purposes for either 1995 or 1996 and upon the advice and the opinion of tax counsel to the NCRR regarding the ability of the NCRR to qualify as a REIT for federal income tax purposes.
     The following is a brief summary of certain financial analyses performed by Morgan Stanley and reviewed with the NCRR Board in connection with the Morgan Stanley Opinion:
PRESENT VALUE ANALYSIS
     For purposes of comparison to other potential valuation methodologies, Morgan Stanley performed a discounted cash flow analysis of the annual payments expected under the Lease Extension Agreement. In this analysis, Morgan Stanley assumed the $8.0 million initial annual rental payment would be reduced by $500,000 of annual overhead expenses (net of other revenues), providing an annual net payment stream of $7.5 million to the shareholders (assuming the NCRR elects REIT tax status). Morgan Stanley reviewed and analyzed the nominal yield available from certain other comparable securities or indices in order to derive a range of possible discount rates which reflected, among other things, the inflation adjustment included in the Lease Extension Agreement, the nature of the lessee obligation, Norfolk Southern's general credit risk, and general inflation expectations. As a result of this analysis, Morgan Stanley derived a range of real discount rates of 5.15% to 6.08%, which it used to evaluate the cash flows expected to be generated by the Lease Extension Agreement. This analysis suggested that the perpetuity value of annual payments expected to be generated by the Lease Extension Agreement, including the after-tax value of the $5.0 million initial payment, was in a range of $127 million to $148 million assuming the NCRR qualified for REIT election in 1995.
LEASE TERM VALUATION ANALYSIS
     Morgan Stanley also performed a lease term valuation analysis comparing the present value of aggregate lease payments for different lease terms, ranging from a term of five years to a term of 45 years. Specifically, Morgan Stanley compared a 15-year term to a 30-year term because the tentative agreement publicly announced in November 1994 called for a base lease term of 15 years, but the Lease Extension Agreement had a base lease term of 30 years (in both cases without considering renewal options). The present value of lease payments within the initial 15-year term was approximately 59% of the total perpetuity value produced by Morgan Stanley's analysis, as described above utilizing a 6% discount rate. The present value of lease payments within the initial 30-year term was approximately 83% of the perpetuity value produced by Morgan Stanley's analysis, as described above utilizing a 6% discount rate. Morgan Stanley noted that by increasing the guaranteed initial term from 15 years (as announced in November 1994) to 30 years, the NCRR has achieved greater certainty with respect to the ongoing income streams to its shareholders.
ANALYSIS OF SELECTED PRECEDENT LEASE TRANSACTIONS
     Morgan Stanley reviewed certain financial and operating data for three precedent lease transactions. As with the NCRR, each transaction involved a lease of rail assets in which the lessor was not an operating railroad. Morgan Stanley noted that one of these transactions, the Pittsburgh and West Virginia lease, was comparable to the Lease Extension Agreement with respect to its REIT status, but was very small in size and did not contain any provision for inflation adjustments. Morgan Stanley noted that two other transactions, the Cincinnati Lease and the Georgia Lease (as described earlier), were the most comparable since both lessors' revenues were composed entirely of lease payments from a Class I railroad, and since both lessees had limited alternatives to entering into these transactions. However, Morgan Stanley also noted that these lease transactions differed from the Lease Extension Agreement with respect to, among other things, inflation adjustment provisions, the level of available re-routing alternatives for the lessee and the inclusion of operating rights or property in the lease
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agreements. Morgan Stanley reviewed, among other things, estimated current annual lease payments for these lease transactions, mileage of track covered under these agreements, and certain measures of traffic density on these lines. Morgan Stanley compared, among other things, the annual rental payment per MGTM (a measure of traffic volume over the lines, as described earlier) for these two transactions and for the NCRR Lease Extension Agreement, and noted that the annual rental payment per MGTM for the NCRR ($1,792 per MGTM, based on estimated 1993 NCRR traffic data from ALK Associates as described above) was higher than for either of the other two transactions ($842 per MGTM and $878 per MGTM for the Cincinnati Lease and the Georgia Lease, respectively).
ANALYSIS OF SELECTED PRECEDENT PURCHASE AND SALE TRANSACTIONS
     Morgan Stanley reviewed thirteen purchase and sale transactions in the railroad industry during the period 1985 to 1995 which, it observed, were not directly comparable to the Lease Extension Agreement. These transactions had a median and mean aggregate value per mile of $247,000/mile and $279,000/mile, respectively, as compared to $416,000/mile for the NCRR Lease Extension
Agreement as suggested by perpetuity value analysis and assuming REIT election in 1995 and a 6% real discount rate as described above. These transactions had a median and mean aggregate value per MGTM of $22,900/MGTM and $34,500/MGTM, respectively, as compared to $29,500/MGTM for the NCRR Lease Extension Agreement as suggested by perpetuity value analysis and assuming REIT election in 1995, a 6% real discount rate, and estimated 1993 NCRR traffic data from ALK Associates as described above. These transactions had a median and mean ratio of aggregate value to revenues of 1.41x and 1.68x, respectively, as compared to 1.56x for the NCRR Lease Extension Agreement as suggested by perpetuity value analysis and assuming REIT election in 1995, a 6% real discount rate and retention by the
NCRR of all traffic and revenues (including overhead traffic) as estimated by
ALK Associates based on 1993 traffic data, as described above.
     In connection with its review of the Lease Extension Agreement, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion. The summary of the Morgan Stanley analyses set forth above does not purport to be a complete description of the presentation by Morgan Stanley to the NCRR Board. Morgan Stanley believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, or of the above summary, could create an incomplete view of the process underlying the analyses performed by Morgan Stanley in connection with the preparation of its opinion letter. In performing its analyses, Morgan
Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the NCRR. The analyses performed by Morgan Stanley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.
     The NCRR retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of business and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley may continue to provide investment banking services to NCRR in the future. In the course of its trading activities, Morgan Stanley, may, from time to time, have a long or short position in, and buy and sell, securities of the NCRR or Norfolk Southern.
     Pursuant to a letter agreement dated as of January 25, 1994 between the
NCRR and Morgan Stanley, if the Lease Extension Agreement becomes effective, the NCRR will pay Morgan Stanley a transaction fee of approximately $1.1 million.
The NCRR has also agreed to reimburse Morgan Stanley for its out-of-pocket expenses and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley, or any of its affiliates against certain liabilities and expenses, including liabilities under federal securities laws incurred in connection with its services.
           REAL ESTATE INVESTMENT TRUST (REIT) AND OTHER TAX MATTERS
     The following is a general summary of the material federal income tax considerations associated with evaluation of the Lease Extension Agreement. Petree Stockton, L.L.P., which has acted as tax counsel to NCRR, has reviewed the following discussion and is of the opinion that it fairly summarizes the Federal income tax considerations that are likely to be material to evaluation of the Lease Extension Agreement. The NCRR has also received advice regarding REIT qualification and tax planning from Ernst & Young, the NCRR's independent public accountants.
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     The following discussion is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to a particular stockholder in light of his or her personal circumstances nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code (the "Code"), such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the Federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion and the opinions of Petree Stockton, L.L.P. are based on current law.
     EACH SHAREHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO SUCH SHAREHOLDER'S SPECIFIC FEDERAL STATE, LOCAL, FOREIGN AND OTHER TAX MATTERS. FEDERAL INCOME TAXATION OF THE NCRR
     The NCRR intends to operate so as to meet the requirements under the Code for qualification as a REIT. The NCRR intends to elect to be taxed as a REIT in the first tax year in which it meets all of the applicable requirements. As discussed below, the timing of the REIT election will be affected by the timing of the receipt and the treatment of the $5 million payment from Norfolk Southern for the settlement of the personal property issues. Based on various assumptions and factual representations made by the NCRR, in the opinion of Petree Stockton, L.L.P., the NCRR will qualify to be taxed as a REIT under the Code. Such qualification depends upon the NCRR complying with certain preliminary steps which will enable the NCRR to meet the various requirements imposed under the Code, including, those relating to qualification and operating results, as discussed below. NCRR anticipates that it will complete all steps necessary to comply with such requirements. Petree Stockton, L.L.P. will not review compliance with these requirements, and no assurance can be given that the NCRR will meet these requirements. The opinion of Petree Stockton, L.L.P. is not binding on the Internal Revenue Service (the "IRS"). The opinion of Petree Stockton, L.L.P. is also based upon existing law, IRS regulations, currently published administrative positions of the IRS and judicial decisions, which are subject to change either prospectively or retroactively.
     If the NCRR qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to stockholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This deduction for distributions paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level when earned and once again at the stockholder level when distributed) that usually results from investments in a corporation. Nevertheless, the NCRR will be subject to Federal income tax, including as follows: First, the NCRR will be taxed at regular corporate rates on its undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the NCRR may be subject to the "alternative minimum tax" as a consequence of its items of tax preference. Third, if the NCRR has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the NCRR has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the NCRR should fail to satisfy either the 75% or 95%
gross income test (discussed below) but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the NCRR fails either the 75% or 95% test, multiplied by a fraction intended to reflect the NCRR's profitability. Sixth, if the NCRR fails to distribute during each year at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year and
(iii) any undistributed taxable income from prior periods, the NCRR will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if during the ten-year period (the "Recognition Period") beginning with the date of the NCRR's REIT election the NCRR disposes of any of its existing assets in a transaction in which gain is recognized by the NCRR, then, to the extent of the excess of (a) the fair market value of the assets as of the beginning of the applicable Recognition Period over (b) the NCRR's adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-In Gain"), such gain will be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS
(the "Built-In Gain Rules"). If the NCRR transfers its assets in a transaction in which the NCRR recognizes no gain on the transfer, the acquiror would be subject to the Built-In Gain Rules with respect to its transfer of the acquired assets. Likewise, if the NCRR should acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and NCRR subsequently recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which the asset was acquired by the NCRR, then, the Built-In Gain Rules would apply.
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REQUIREMENTS FOR QUALIFICATION
     To qualify as a REIT, the NCRR must elect to be so treated and must meet the requirements, discussed below, relating to the NCRR's organization, sources of income, nature of assets and distributions of income to shareholders.
     ORGANIZATIONAL REQUIREMENTS. The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors,
(ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for the REIT requirements, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, and (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities). In addition, certain other tests, described below, regarding the nature of its income and assets also must be satisfied. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and
(vi) (the "100 stockholder" and "five or fewer" requirements) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals or persons, subject to a "look-through" exception in the case of condition (vi). In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The NCRR's taxable year will be the calendar year.
     INCOME TESTS. To maintain qualification as a REIT, three gross income requirements must be satisfied annually.
     (Bullet) First, at least 75% of the NCRR's gross income, for each taxable year, excluding gross income from certain dispositions of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"), must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.
     (Bullet) Second, at least 95% of the NCRR's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from distributions, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.
     (Bullet) Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the NCRR's gross income (including gross income from prohibited transactions) for each taxable year.
     Rents received or deemed to be received by the NCRR will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met.
     (Bullet) First, the amount of rent generally must not be based in whole or in part on the income or profits of any person.
     (Bullet) Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests, if the REIT or an owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a "Related Party Tenant").
     (Bullet) Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."
     (Bullet) Finally, for rents to qualify as "rents from real property" the
              REIT must not operate or manage the property or furnish or render services to tenants, other than through an independent contractor who is adequately compensated and from whom the REIT does not derive any income: provided, however, that a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental space for occupancy only and are not otherwise considered "rendered to the occupant."
     The NCRR does not anticipate: (i) charging rent that is based in whole or in part on the income or profits of any person; (ii) deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents; (iii) providing any services to Norfolk Southern under the
Lease Extension Agreement; or (iv) receiving rent from Related Party Tenants.
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     Under the terms of the Lease Extension Agreement, Norfolk Southern will pay to the NCRR $5 million in settlement of any obligation by Norfolk Southern relating to the use, depreciation, maintenance, repair, renewal, replacement or return to the NCRR of locomotives, railroad cars, and those other items of personal property which are not customarily located or used on the NCRR's leased real property. There may be some small amounts of personal property which would not be covered by the settlement, but the value of any such personal property should be insubstantial compared to the value of the NCRR's real property and improvements and other assets.
     The payment of the $5 million settlement amount will be made after certain conditions have been satisfied. It is possible that these conditions may not be satisfied until after December 31, 1995. Under the terms of a separate agreement with Norfolk Southern (the "Settlement Payment Agreement"), in the event that these conditions are not satisfied by December 1, 1995, Norfolk Southern will make the $5 million settlement payment to the NCRR so that it will be received in 1995. In the event the conditions are never satisfied, the $5 million payment will be applied to other amounts owed or that may be owed by Norfolk Southern to the NCRR.
     The timing of the REIT election by the NCRR will be affected by the timing of the receipt of the settlement payment from Norfolk Southern and the treatment of such payment. To the extent that the receipt of the settlement payment is attributable to the settlement of personal property issues, it may be treated as gain from the sale of personal property and may prevent the NCRR from meeting the income tests for the year of receipt. The NCRR will apply for a ruling from the IRS that the receipt of the $5 million settlement payment should be excluded from the determination of whether the NCRR has satisfied the income tests as a REIT. If the IRS grants the requested ruling, then the NCRR may elect REIT status as of January 1, 1995. If, on the other hand, the ruling is not granted, then NCRR will not be able to qualify as a REIT at lease until January 1, 1996. In this connection, as discussed above, under the Settlement Payment Agreement with Norfolk Southern, the $5 million payment will in any event be paid to the NCRR in 1995, and it is the NCRR's intention to include the payment in income in 1995, thereby enabling the NCRR to satisfy the income tests in 1996 and future years.
     If the NCRR fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is eligible for relief under certain provisions of the Code. These relief provisions will be generally available if: (i) the NCRR's failure to meet these tests was due to reasonable cause and not due to willful neglect; (ii) the NCRR attaches a schedule of the sources of its income to its Federal income tax return; and (iii) any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the NCRR would be entitled to the benefit of these relief provisions. For example, if the NCRR fails to satisfy the gross income tests because nonqualifying income that the NCRR intentionally incurs exceeds the limits on such income, the IRS could conclude that the NCRR's failure to satisfy the tests was not due to reasonable cause. As discussed above in "Federal Income Tax Considerations -- Federal Income Taxation of the NCRR," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if the NCRR fails the
30% income test, and in such case, the NCRR will cease to qualify as a REIT.
     ASSET TESTS. At the close of each quarter of its taxable year the NCRR also must satisfy three tests relating to the nature and diversification of its assets.
     (Bullet) First, at least 75% of the value of the NCRR's total assets must be represented by real estate assets, cash, cash items and government securities.
     (Bullet) Second, no more than 25% of the NCRR's total assets may be represented by securities other than those in the 75% asset class. (Bullet) Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the NCRR may not exceed 5% of the value of the NCRR's total assets, and the NCRR may not own more than 10% of any one issuer's outstanding voting securities.
     Under the terms of the Lease Extension Agreement, the equipment and personal property issues will be resolved by means of a cash payment and will not involve a return of the equipment and personal property. Remaining assets which will be leased to Norfolk Southern will include parcels of land and the railroad corridor, including the improvements or other inherently permanent structures situated under, along, or adjacent to the lines of the railroad such as trackage, roadbed, buildings, bridges and tunnels. Under the terms of the Lease Extension Agreement, the seventy-five percent and twenty-five percent asset tests will be met.
     After initially meeting the asset tests at the close of any quarter, the NCRR will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the
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asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The NCRR intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.
     ANNUAL DISTRIBUTION REQUIREMENTS. In order to be taxed as a REIT, the NCRR is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount as least equal to (a) the sum of (i) 95% of the NCRR's "REIT taxable income" (computed without regard to the dividends-paid deduction and the NCRR's capital gain) and (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the NCRR timely files its Federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration. Even if the NCRR satisfies the foregoing distribution requirements, to the extent that the NCRR should fail to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and
(c) any undistributed taxable income from prior periods. The NCRR would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, during its Recognition Period, if the NCRR disposes of any assets subject to the Built-In Gain Rules, the NCRR will be required pursuant to guidance issued by the IRS to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset. The NCRR intends to make timely distributions sufficient to satisfy the annual distribution requirements.
     The NCRR's REIT taxable income may be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the NCRR anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the 95% distribution requirement. It is possible, however, that the NCRR, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (i) the actual receipt of income and the actual payment of deductible expenses and (ii) the inclusion of such income and the deduction of such expenses in arriving at taxable income of the NCRR, or as a result of nondeductible cash expenditures as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, the NCRR may find it necessary to arrange for borrowing or, if possible, pay taxable stock dividends in order to meet the distribution requirement.
     Under certain circumstances, the NCRR may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the NCRR's deduction for dividends paid for the earlier year. Thus, the NCRR may be able to avoid being taxed on amounts distributed as deficiency dividends. The NCRR will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
     EARNINGS AND PROFITS. The Code provides that a REIT must distribute before the close of its first taxable year any earnings and profits earned by it during years in which it did not qualify as a REIT. Ernst & Young has conducted a study to determine the amount of the NCRR's accumulated earnings and profits. The NCRR anticipates that it will distribute its earnings and profits, if any, by the end of the first year for which the NCRR's REIT election is in effect. Treasury regulations issued in 1993 also provide that REITs may use the special deficiency dividend procedures under Section 852(e) of the Code in satisfying the earnings and profits distributions requirements. This provision protects the REIT from disqualification, in the event that the distribution was not properly made, by allowing the REIT to make the distribution within ninety days of the IRS's determination that a distribution was required. However, the REIT will be subject to an interest penalty due to the delay in distribution. How these deficiency dividend procedures will be applied to REITs is not clear from the regulations, and there can be no assurance that the deficiency dividend procedure will be available in a particular case.
FAILURE TO QUALIFY
     If the NCRR fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the NCRR will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the NCRR fails to qualify will not be deductible by the NCRR nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders, will be dividends, taxable as ordinary income, except that, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless the NCRR is entitled to relief under specific statutory provisions, the NCRR also will be disqualified from taxation as a REIT for the four taxable years following the year
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during which qualification was lost. It is not possible to state whether in all circumstances the NCRR would be entitled to such statutory relief. For example, if the NCRR fails to satisfy the gross income tests because nonqualifying income that the NCRR intentionally incurs exceeds the limit on such income, the IRS could conclude that the NCRR's failure to satisfy the tests was not due to reasonable cause.
TAXATION OF U.S. STOCKHOLDERS
     As used herein, the term "U.S. Stockholder" means a holder of Common Stock that for United States income tax purposes (a) is a citizen or resident of the United States, (b) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (c) is an estate or trust, the income of which is subject to United States Federal income taxation regardless of its source. For any taxable year for which the NCRR qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as follows.
     DISTRIBUTIONS GENERALLY. Distributions to U.S. Stockholders other than capital gain dividends discussed below, will constitute dividends up to the amount of the NCRR's current or accumulated earnings and profits and to that extent, will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction for corporations. To the extent that the NCRR makes a distribution in excess of its current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder's Common Stock, and the distribution in excess of such basis will be taxable as gain realized from the sale of its Common Stock. Dividends declared by the NCRR in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the NCRR and received by the stockholder on December 31 of the year, provided that the dividends is actually paid by the NCRR during January of the following calendar year. Stockholders may not include on their own Federal income tax returns any tax losses of the NCRR.
     The NCRR will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the NCRR up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "Federal Income Tax Considerations -Federal Income Taxation of the NCRR" above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of the NCRR's earnings and profits. As a result, stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
     CAPITAL GAIN DISTRIBUTIONS. Distributions to U.S. Stockholders that are properly designated by the NCRR as capital gain distributions will be treated as long-term capital gains to the extent they do not exceed the NCRR's actual net capital gains for the taxable year without regard to the period for which the stockholder has held his stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.
     PASSIVE ACTIVITY LOSS AND INVESTMENT LIMITATIONS. Distributions from the NCRR and gain from the disposition of Common Stock will not be treated as passive activity income, and therefore shareholders will not be able to apply any "passive losses" against such income. Dividends from the NCRR (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest limitation; net capital gain from the disposition of Common Stock or capital gain dividends generally will be excluded from investment income.
     CERTAIN DISPOSITIONS OF SHARES. Losses incurred on the sale or exchange of Common Stock held for less than six months (after applying certain holding period rules) will be deemed long-term capital loss to the extent of any capital gain dividends received by the selling stockholder from those shares.
     TREATMENT OF TAX-EXEMPT STOCKHOLDERS. Distributions from the NCRR to a tax-exempt employee pension trust or other domestic tax-exempt shareholders generally will not constitute "unrelated business taxable income" ("UBTI")
unless the stockholder has borrowed to acquire or carry its Common Stock. For taxable years beginning after December 31, 1993, however, qualified trusts that hold more than 10% (by value) of the shares of certain REIT, may be required to treat a certain percentage of such a REIT's distributions as UBTI. This requirement will apply only if the REIT would not qualify as such for Federal income tax purposes, not for the application of a "look-through" exception to the five or fewer requirement applicable to shares held by qualified trusts and to the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10%
by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less
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certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401 (a) of the Code and exempt from tax under section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirements without relying upon the "look-through" exception.
SPECIAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS
     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. Stockholders") are complex, and the following discussion is intended only as a summary of certain of these rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws on an investment in the NCRR, including any reporting requirements.
     In general, Non-U.S. Stockholders will be subject to regular United States Federal income tax with respect to their investment in the NCRR if the investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business may also be subject to the branch profits tax under section
884 of the Code, which is payable in addition to regular United States Federal corporate income tax. The following discussion will apply to Non-U.S. Stockholders whose investment in the NCRR is not so effectively connected.
     A distribution by the NCRR that is not attributable to gain from the sale or exchange by the NCRR of a United States real property interest and that is not designated by the NCRR as a capital gain distribution will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States Federal income tax equal to 30% of the gross amount of the dividend unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of NCRR's earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. Stockholder's basis in its Common Stock (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of Common Stock.
     Distributions by the NCRR that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate stockholder that is not entitled to either a reduced rate or an exemption under a treaty.
     Although tax treaties may reduce the NCRR's withholding obligations, the NCRR generally will be required to withhold from distributions to Non-U.S. Stockholders, and remit to the IRS (i) 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and (ii) 30% of the ordinary dividends paid out of earnings and profits. In addition, if NCRR designates prior distributions as capital gain dividends, subsequent distributions up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of the NCRR's earnings and profits will be subject to 30% dividend withholding. If the amount of tax withheld by the NCRR with respect to a distribution to a Non-U.S. Stockholder exceeds the stockholder's United States tax liability with respect to such distribution, the Non-U.S. Stockholder may file for a refund of such excess from the IRS.
     Unless the Common Stock constitutes a "United States real property interest" within the meaning of FIRPTA, a sale of Common Stock by a Non-U.S. Stockholder generally will not be subject to United States Federal income taxation. The Common Stock will not constitute a United States real property interest if the NCRR is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. It is currently anticipated that the NCRR will be a domestically controlled REIT and therefore that the sale of Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that NCRR will continue to be a domestically controlled REIT. Notwithstanding the foregoing, capital gains not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a non-resident alien individual who is present in the United States for 183 days or more
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during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the NCRR were not a domestically controlled REIT, whether a Non-U.S. Stockholder's sale of Common Stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether the Common Stock were "regularly traded" on an established securities market (such as the New York Stock Exchange) on which the Common Stock will be listed and on the size of the selling stockholder's interest in the NCRR. If the gain on the sale of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S.
Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in he case of non-resident alien individuals). In addition, distributions that are treated as gain from the disposition of Common Stock and that are subject to tax under FIRPTA also may be subject to a 30% branch profit tax when made to a foreign corporate stockholder that is not entitled to either a reduced rate or an exemption under a treaty. In any event, a purchaser of Common Stock from a Non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased Common Stock are "regularly traded" on an established securities market or if the NCRR is a domestically controlled REIT. Otherwise, under FIRPTA the purchaser of Common Stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.
INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX
     Under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, Common Stock. Backup withholding will apply only if the holder (i) fails to furnish his or her taxpayer identification number
("TIN") (which, for an individual, would be his or her Social Security Number),
(ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends or is otherwise subject to backup withholding or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and (a) that he or she has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and dividend payments or (b) that he or she has been notified by the IRS that he or she is not longer subject to backup withholding. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.
     U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax.
Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder's United States Federal income tax liability and may entitle the U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.
     Additional issues may arise pertaining to information reporting and backup withholding for Non-U.S. Stockholders. Non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.
STATE AND LOCAL TAX
     The NCRR and its stockholders may be subject to state and local tax in various states and localities, including those in which it or they transact business, own property, or reside. The tax treatment of the NCRR and the shareholders in such jurisdictions may differ from the Federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Common Stock of the NCRR.
                    SHAREHOLDER VOTE AND QUORUM REQUIREMENTS
QUORUM REQUIREMENTS
     Section 15-12-02 of the General Statutes of the State of North Carolina require all leases of substantially all the assets of a corporation incorporated under the laws of the State of North Carolina to be approved by the vote of a majority of the outstanding capital stock of the corporation at a meeting at which a quorum is present. Section 7 of Article II of the Bylaws of the NCRR provides as follows with respect to quorums:
     A MAJORITY OF THE OUTSTANDING SHARES OF THE CORPORATION ENTITLED TO
     VOTE, REPRESENTED IN PERSON OR BY PROXY, SHALL CONSTITUTE A QUORUM AT
     A MEETING OF SHAREHOLDERS, PROVIDED, HOWEVER, THAT A MAJORITY OF THE
     SHARES HELD BY SHAREHOLDERS OTHER THAN THE STATE OF NORTH CAROLINA
     MUST BE REPRESENTED, IN PERSON OR BY PROXY, IN ORDER TO CONSTITUTE A
     QUORUM AT A MEETING OF SHAREHOLDERS.
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     The NCRR has obtained an opinion of its legal counsel, which advises the
NCRR that it believes this Bylaw is valid under the corporate laws of the State of North Carolina, as such laws existed at the time of adoption of this Bylaw, at the date hereof and at all intervening dates. Such legal opinion, however, notes that a similar Bylaw of the NCRR was declared invalid under the corporate law in effect until 1957, and there can be no assurance that this Bylaw provision would ultimately be upheld as valid if it is challenged by any person. In the case in which the Bylaw was held to be invalid, shareholders other than the State of North Carolina boycotted a shareholders' meeting. The legal opinion obtained by the NCRR with respect to the validity of this Bylaw provision is based on an analysis of the current North Carolina corporate statute. There can be no assurance that the state legislature would not seek to alter the corporate statute as it applies to the NCRR if a quorum is not present at the Annual Meeting of the NCRR.
     Until advised otherwise by a court of competent jurisdiction, the NCRR will consider this Bylaw valid and a quorum will not be deemed to be in existence at this Annual Meeting of Shareholders, unless both (i) a majority of the outstanding shares of the NCRR are represented at the meeting, in person or by proxy, and (ii) a majority of the shares of the NCRR held by shareholders other than the State of North Carolina are represented at the meeting, in person or by proxy.
     The effect of attending the meeting in person or signing and returning a form of Proxy, whether or not a shareholder votes or abstains on any matter, is to have your shares counted toward a quorum being present. If a quorum is present whether the Lease Extension Agreement is approved will be determined by the vote described below.
VOTE REQUIREMENTS
     Under North Carolina law, the Lease Extension Agreement can be approved by the shareholders only if the holders of a majority of the outstanding shares of Common Stock of the NCRR affirmatively vote to approve the Lease Extension Agreement at a meeting duly called and at which a quorum is present. In addition, in order to give the shareholders other than the State of North Carolina a role in the approval process, the Board of Directors has determined that approval of the Lease Extension Agreement will also require approval of a majority of the votes cast by shareholders other than the State of North Carolina.
     Shareholders who oppose the Lease Extension Agreement can choose whether their opposition is best effectuated by not voting or by voting against the
Lease Extension Agreement. Failure to execute and return a proxy will have the practical effect of voting against the Lease Extension Agreement if the holders of a majority of the NCRR's outstanding shares other than the State of North Carolina do not attend the meeting in person or by proxy. However, if the holders of a majority of the NCRR's outstanding shares other than the State of North Carolina attend the meeting in person or by proxy, opposition to the Lease Extension Agreement will be effective only if the number of votes cast against the Lease Extension Agreement equals or exceeds the number of votes cast for approval by shareholders other than the State of North Carolina.
        CERTAIN CONFLICTS OF INTEREST AND SHAREHOLDER DERIVATIVE ACTIONS
NORFOLK SOUTHERN
     Norfolk Southern beneficially owns 113,855 shares of the Common Stock of the NCRR, which represents an ownership interest of 2.7% of the NCRR, or approximately 10.6% of the shares held by shareholders other than the State of North Carolina. Further, the NCRR owns approximately 9.6% of the outstanding common stock of the State University Railroad Company, the majority of which is owned by Norfolk Southern. The Board of Directors believes that the Lease Extension Agreement contains terms not more favorable to Norfolk Southern than would have been agreed to in an arms length transaction by parties having no other relationship with one another.
STATE OF NORTH CAROLINA
     The State of North Carolina is not a party to the Lease Extension
Agreement. Accordingly, the Board of Directors of the NCRR has not considered the State of North Carolina to be an interested party.
     The long history of the NCRR and the State's ownership of its stock do show that the State of North Carolina believes the NCRR is useful in the economic development of the State. Consequently, in certain instances state law treats the NCRR somewhat differently than other corporations. For example, Section
124-5 of the General Statutes of the State of North Carolina requires the approval of the Governor and the Council of State prior to the NCRR being able to sell or lease its assets.
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     The charter and Bylaws of the NCRR contain unique provisions designed to balance the interests of the State and the other shareholders. One example of these balancing provisions is the special quorum bylaw discussed in detail above. See "SHAREHOLDER VOTE AND QUORUM REQUIREMENTS." Another example is that the NCRR's charter provides that ten members of the Board of Directors of the NCRR are elected by the State and five members of the Board of Directors are elected by shareholders other than the State which is disproportionate to their share ownership. This difference in voting power is mandated despite the fact that this is a single class of stock. If the State purchases additional shares or sells shares, there is no provision for reducing or increasing the number of members of the Board of Directors that the State has a right to elect. This method of electing members of the Board of Directors of the NCRR differs from the method prescribed by statutes for other North Carolina corporations.
     The Board of Directors determined that whatever economic development interests the State of North Carolina may have, those interests are substantially consistent with the interests of the other shareholders of the NCRR to the extent the growth of revenue traffic along the line is promoted. The Board of Directors of the NCRR unanimously approved the Lease Extension
Agreement because the Board of Directors determined that the Lease Extension Agreement is in the best interest of all the shareholders of the NCRR. The Board of Directors determined the best interests of the NCRR's shareholders would be served by achieving following primary strategic objective:
     MAXIMIZE SHAREHOLDER VALUE BY MAXIMIZING DISTRIBUTABLE AFTER-TAX
     INCOME TO THE SHAREHOLDERS CONSISTENT WITH MINIMIZING THE RISKS (I)
     THAT INCOME WILL BE DISRUPTED AND (II) THAT THE VALUE OF THE ASSETS OF
     THE NCRR WILL BE IMPAIRED.
     The Board of Directors has determined that the Lease Extension Agreement promotes the foregoing objective better than any of the other alternatives realistically available to the NCRR. See "REASONS FOR APPROVAL OF LEASE
EXTENSION AGREEMENT" and "ALTERNATIVES TO LEASE EXTENSION AGREEMENT." The Board believes the primary strategic objective formulated by the Board as described above represents a good guideline for balancing the interests of all the shareholders and that the decisions made by the Board to determine which alternatives best promote the primary strategic objective have been fair to all shareholders, made without regard to promoting the interests of one shareholder over another and were reasonable in light of all the circumstances.
     In certain litigation discussed below, it is alleged that the State's interest in economic development is inimical to the interests of the other shareholders of the NCRR because the State desires to promote industrial growth in areas of North Carolina through which the NCRR's line passes. The Board believes this amounts to saying that the State's desire to increase the number of shippers near the NCRR's lines is in conflict with the interests of the other shareholders of the NCRR.
     The Board of Directors has determined that it is in the interests of all the shareholders that the volume of revenue traffic over its line increase. Valuation formulas discussed in other sections of these proxy materials indicate that one measure of the value of a rail line is the volume of shipments over the line. The NCRR's railroad consultants have also indicated that the volume of shipments that either originates or terminates on a railroad's line plays a substantial role in increasing the ability of the owner of the line to increase revenues derived from the line, whether by the owner operating the line itself, leasing to a short-line operator or negotiating a lease with a company, such as Norfolk Southern. Captive traffic is not subject to the risk that it will be diverted when a lease expires, except to the extent that losses may occur to competitors, such as trucking companies. See "COMPARISON OF TERMS OF OTHER RAIL LEASES" and " ALTERNATIVES TO LEASE EXTENSION AGREEMENT -- Operation Without Any Lessee." Consequently, the Board of Directors sees no inimical conflict of interest between the economic development interests of the State and the interests of other shareholders. The interests of all shareholders is promoted by increasing the value of the NCRR's line.
     The Board of Directors believes that allegations of conflict of interest between the State of North Carolina and other shareholders oversimplify the conflict of interest issues. There are many conflicts of interest among the shareholders. Long-term investors and short-term investors have different interests on some issues. Shareholders who are willing to incur high risks in the hopes of earning high returns have interests that sometimes conflict with those shareholders who do not desire to incur high risks.
     While some shareholders may focus their attention on fluctuations in the market price of the Common Stock of the NCRR, the Board notes that the trading market for shares of the NCRR's Common Stock is very thin. Sales of large blocks of shares in a short period are sometimes not possible or have the effect of causing substantial decreases in market price. Accordingly, the Board concluded that many shareholders would be best served by establishing predictability in income, profits and distributions to avoid minimizing the risk that shareholders would have to liquidate their holdings quickly in response to radical swings in the financial performance of the NCRR. The Board believes the Lease Extension Agreement affords the NCRR a revenue stream that promotes such predictability.
Alternatives to the Lease Extension Agreement were much more likely to produce wide swings in revenue, profit and distributions.
     The legal actions described below, which allege conflict of interest, were filed after a decrease in the market price of the stock following announcement of the tentative terms of the Lease Extension Agreement in November 1994. Prior to announcing its decision the Board recognized that stock prices could be adversely affected by any of the alternatives considered by the Board and the Board concluded that swings in stock price were not the best way to judge the fairness or reasonableness of the an agreement with Norfolk Southern.
     It should also be noted that some of the alternatives to the Lease
Extension Agreement provide greater potential for conflicts of interest than does the Lease Extension Agreement. For example, if the NCRR were to operate its line without a lessee, the NCRR would make numerous decisions each year about service and train schedules, rates to be charged shippers, whether to have stations and other facilities in certain towns and other matters. The Board believes that it is easier for the Board to avoid potential conflicts of interest between the State as a political body and other shareholders in the context of a single lease transaction with a third party commercial operator than would be the case in hundreds of smaller decisions, each of which could affect the revenues, expenses, and profitability of the NCRR.
     The Lease Extension Agreement does not contain any provision that is designed to promote the economic development interests of the State of North Carolina to any degree that is greater than is reasonably required to promote maintaining or increasing the value of the NCRR's assets or income potential. Examples of provisions of the Lease Extension Agreement that are reasonably designed to maintain or increase the value of the NCRR's line include:
     (1) Norfolk Southern must maintain the quality of the line to specified track standards that allow trains to travel at high speeds, which is a more valuable asset than track that is certified for lower speeds.
     (2) The Lease Extension Agreement does not require Norfolk Southern to indefinitely continue service on the eastern portion of the NCRR's line. If increases in volumes of shipments originating on the line between Raleigh and Morehead City are not achieved, Norfolk Southern is given the opportunity to renegotiate to seek to discontinue service over segments of the line between Raleigh and Morehead City beginning in the year 2003. The NCRR is agreeing to assist Norfolk Southern to delegate its common carrier duty with respect to such segment. However, to protect the value of such segment, the segment must connect to another rail line so that another operator can use the abandoned track. Such discontinuance of service would not cause rental payments to decrease.
     (3) Norfolk Southern agrees to use its best efforts to develop and locate rail-served industries along the NCRR's lines. Norfolk Southern controls other rail lines in North Carolina and owns or operates over 14,000 miles of track nationwide. The NCRR desires to ensure that Norfolk Southern does not influence companies to locate near the lines Norfolk Southern owns to the detriment of the line the NCRR leases to Norfolk Southern.
COMMUNICATIONS WITH STATE OF NORTH CAROLINA
     From commencement of discussions with Norfolk Southern about extension of the Leases until 1993, the NCRR did not provide the State with any information about the substance of the lease negotiations. Since August of 1993, the President of the NCRR has briefed the Governor of the State of North Carolina several times about the progress of negotiations with Norfolk Southern. The Governor and the Governor's legal counsel executed a confidentiality agreement, which strictly limits their right to disseminate information, including to other State officials. Briefings of the Governor were commenced for the purposes of dissuading the Governor from contacting individual directors on matters concerning the lease negotiations, to preclude Norfolk Southern from giving the Governor a distorted view of negotiations and to enable the Governor to respond on an informed basis to the concerns of shippers and negative publicity generated by Norfolk Southern. The Board of Directors believes its strategy of keeping the Governor informed successfully insulated the negotiating process from outside influences. As discussed above, the Lease Extension Agreement contains no special provisions that promote the State's interests to the detriment of the interests of other shareholders.
BUYOUT BY STATE OF NORTH CAROLINA
     During the course of negotiations with Norfolk Southern and the evaluation of alternatives, it has been suggested to the NCRR by certain shareholders that it would be in the best interests of the shareholders to either sell all or substantially all the stock or assets of the NCRR to the State of North Carolina or to reorganize the ownership of the NCRR so that the State of North Carolina owns 100% of the segments of the NCRR's line with lower traffic densities on the eastern portion of the
NCRR's line and in return other shareholders would own a greater percentage of a separate corporation that owns the assets in the western part of the State.
     The NCRR's Board of Directors determined that it would not pursue serious consideration of such proposals, unless it were determined that the State of North Carolina had serious interest in pursuing such a buy-out or reorganization. As the State of North Carolina would have to agree to any such buy-out or reorganization, the Board of Directors determined that it would be a waste of corporate resources to pursue such a sale or reorganization prior to receiving any sign of serious State interest. The Board of Directors determined that the interests of the shareholders were best served by devoting all the NCRR's limited management and financial resources to considering the other alternatives described above and negotiating the Lease Extension Agreement with Norfolk Southern.
     Accordingly, the NCRR has indicated to shareholders who have proposed such a sale or reorganization that they discuss the matter with the State of North Carolina. The Board of Directors of the NCRR is aware that certain shareholders have met with representatives of the State of North Carolina to discuss such a sale or reorganization and the NCRR has been advised by the State that a buy-out or reorganization is being evaluated along with other options, but the NCRR is not aware of the extent or seriousness of such discussions, or whether the State will decide to enter into or approve such a transaction.
     Some shareholders have expressed the view that the economic terms of the Lease Extension Agreement will be the basis of the valuation of the stock of the NCRR if the State makes a buy-out offer. The Board of Directors deems it to be in the best interests of the shareholders not to speculate about the Board's strategy in negotiating any future buy-out offer from the State as such speculation may be used against the NCRR in possible future negotiations. If the State desires to formulate a buy-out offer, the Board of Directors will evaluate and respond to that offer as it deems appropriate consistent with its duties to all shareholders. Consequently, it would be inappropriate at this time to comment on how the Lease Extension Agreement terms would affect a buy-out by the State. The Board of Directors notes that although certain officials of the State of North Carolina have in recent years discussed in public a buy-out of the other shareholders as being in the interest of the State, other officials have also indicated that it may be in the State's interest to sell all or part of its stock. Like other matters of State business, different officials have taken different positions at different times. The Board of Directors is not aware of any decision by the State to buy-out the other shareholders and is not aware of what legislative or other government approvals would be required to accomplish a buy-out by the State.
SHAREHOLDER DERIVATIVE LEGAL ACTIONS
     Four shareholder derivative actions were filed in the United States
District Court for the Eastern District of North Carolina during December 1994 and January and February 1995 by shareholders of the NCRR. The complaints name the directors of the NCRR as defendants and the NCRR as "nominal defendant". Two of the actions, KAHN V. NORTH CAROLINA RAILROAD CO., ET AL. ("Kahn"), Civil Action No. 5:94-CV-936-F(2) and NORBERG V. NORTH CAROLINA RAILROAD CO., ET AL. ("Norberg"), Civil Action No. 5-95-CV-96-Br(2) seek to enjoin a purported lease between the NCRR and Norfolk Southern and to recover for the NCRR unspecified damages and other relief from the directors. Two other actions, WERNER, ET AL.
V. NORTH CAROLINA RAILROAD CO., ET AL. ("Werner"), Civil Action No. 5:94-CV-943-Bo(1) and TARAN V. NORTH CAROLINA RAILROAD CO., ET AL. ("Taran"), Civil Action No. 5:95-CV-17-Bo(1), seek similar relief and also name the State of North Carolina, the Governor of North Carolina, and Norfolk Southern as defendants.
     The Kahn and Norberg actions allege misconduct by the directors of the NCRR, including breach of fiduciary duty, mismanagement, and waste of corporate assets. The Werner and Taran actions assert similar claims, allege collusion between the State of North Carolina and Norfolk Southern producing a below-market lease rental rate, and assert that the State of North Carolina has condemned the NCRR's properties for public uses for the benefit of the State.
     The NCRR, along with the co-defendants, filed motions to dismiss or stay the actions. On October 18, 1995, the court denied the motions to dismiss, granted the motions to stay the proceeding until such time as the shareholders have voted on the Lease Extension Agreement, and granted a motion by the plantiffs for leave to supplement their pleadings. The NCRR is opposing the actions brought by the plaintiffs to the extent the actions seek to enjoin any lease arrangement or seek recovery against the NCRR or seek any remedy against the best interests of the NCRR or its shareholders.
     The Bylaws of the NCRR provide that its Directors shall have the right to be indemnified by the NCRR, to the fullest extent permitted by law, against liabilities and expenses arising out of their status as Directors. To the extent the Directors' conduct meets the standard of conduct for indemnification set forth by the North Carolina Business Corporation Act ("NCBCA"), as described below, they will be so indemnified by the NCRR in connection with the shareholder derivative actions described herein.
     Under the NCBCA, a corporation is permitted to indemnify a director who conducted himself in good faith and reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interest of the corporation and (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interest. In the case of any criminal proceeding, the director must not have had any reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of a corporation (such as the four shareholder derivative actions described herein), a corporation may not voluntarily indemnify a director if the director is adjudged liable to the corporation. In addition, a corporation may not indemnify a director if the director is adjudged liable on the basis that personal benefit was improperly received by him. Where a proceeding is by or in the right of a corporation, indemnification of a director is limited to reasonable expenses if the proceeding is concluded without a final adjudication on the issue of liability.
     The NCBCA permits an advance for expenses incurred by a director in defending a proceeding. The expenses may be paid by a corporation in advance of the final disposition of the legal action, upon receipt of an undertaking by or on behalf of the director to repay such amount, unless it is ultimately determined that he is entitled to be indemnified by the corporation against such expenses. The Directors of the NCRR who have executed such undertakings are receiving advances for expenses incurred in defending the actions brought against them in connection with the Lease Extension Agreement.
     Additionally, the NCBCA provides that a corporation may purchase and maintain insurance on behalf of a director of the corporation against any liability asserted against or incurred by him in that capacity or arising from his status as a director. The NCRR has an insurance policy that covers the NCRR against the indemnification liability of the NCRR to its directors. The policy has an aggregate limit of $5 million and a $75,000 retention per occurrence. The NCRR's liability exposure to its Directors will, therefore, not be material, unless (i) the Directors satisfy the requirements for being indemnified as described above and (ii) the indemnified liabilities and expenses exceed the NCRR's insurance coverage. The NCRR is unable to determine this early in the legal proceedings whether either of the foregoing conditions will occur.
                               DISSENTERS' RIGHTS
     Section 55-13-02 of the General Statutes of the State of North Carolina specifies those situations in which shareholders have the right to dissent and have their shares appraised and purchased a corporation. Section 55-13-02 does not cover votes on leases of assets. Consequently, no appraisal rights are available to shareholders who oppose the Lease Extension Agreement.
                             ELECTION OF DIRECTORS
     In the election of directors, the shares owned by the State of North Carolina are entitled to vote on and elect ten of the fifteen directors and the "privately-owned" shares are entitled to vote on and elect the remaining five directors, for staggered three-year terms according to the charter and bylaws of the NCRR. At the 1995 Annual Meeting of shareholders, the State of North
Carolina is expected to elect four (4) directors and the "privately-owned" shares will elect one (1) director. Proxies are not solicited by the Board of Directors of the NCRR for directors elected by the State of North Carolina. Proxies voted by the "privately-owned" shares cannot be voted for more than one
(1) person at the 1995 Annual Meeting.
     The Nominating Committee has recommended to the Board of Directors that the person named below be nominated at the Annual Meeting of Shareholders for election by the "privately-owned" shares to serve as a director for a term expiring at the 1998 annual meeting of shareholders and until his successor is duly elected and qualified.
     Unless contrary instructions are set forth in the proxies, it is intended that the persons named in the proxy will vote all shares represented by such proxy for the election as directors of the nominee named below. Should the nominee become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee's stead, of such other person as the Board of Directors may recommend. Management has no reason to believe that the nominee will be unable or unwilling to serve if elected.

NOMINEES
     Set forth below is certain information concerning the nominee for election as director at the 1995 Annual Meeting:

                                        PRESENT POSITION        DIRECTOR
NAME                         AGE         WITH THE NCRR           SINCE
P.C. Barwick, Jr.*           58      Director and Secretary       1990

* Mr. Barwick was elected to the Board of Directors by the State of North Carolina, but is to be nominated at the 1995 Annual Meeting for election by shareholders other than the State of North Carolina.
     The business experience during the past five (5) years of the nominee is summarized below.
     Attorney at Law, Principal, Wallace, Morris, Barwick & Rochelle, P.A. (law firm), Kinston, North Carolina since 1986. Mr. Barwick served as Secretary and Treasurer of ANCRR from 1985 to 1989. Director, State University Railroad Company from 1993 to present. The Registrant owns a minority position in State University Railroad Company, a majority whose stock is owned by Norfolk Southern.
                    CURRENT DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth information regarding the directors and the executive officers of the NCRR:

                                        YEAR ELECTED      TERM       YEAR ELECTED
NAME                            AGE     AS DIRECTOR      EXPIRES      AS OFFICER        POSITION WITH NCRR
John F. McNair, III* (1)        68          1993           1996          1993         President and Director
J. Melville Broughton, Jr.      73          1986           1996          1988         Vice President and
                                                                                      Director
P.C. Barwick, Jr.* (2)          58          1990           1995          1989         Secretary and Director
Lynn T. McConnell*              40          1993           1996          1993         Treasurer and Director
Chauncey W. Lever               70          1987           1996          1995         Assistant Secretary-
                                                                                      Treasurer & Director
Scott M. Saylor                 36         --              --            1989         Exec. Vice President
                                                                                      and General Counsel
John M. Alexander, Jr.* (3)     46          1993           1997         --            Director
Sidney R. French                68          1989           1997         --            Director
Marvin D. Gentry* (4)           60          1993           1995         --            Director
Alexander H. Graham, Jr.        77          1989           1997         --            Director
M. Rex Harris*                  61          1993           1997         --            Director
William H. Kincheloe* (5)       58          1987           1995         --            Director
Jack A. Moody* (6)              68          1993           1996         --            Director
Van Wyck Webb                   80          1985           1995         --            Director
John S. Russell*                41          1993           1995         --            Director
David T. Woodard*               47          1993           1997         --            Director

 * Director elected by the State of North Carolina
(1) Mr. McNair serves as a director of Piedmont Natural Gas Company.
(2) Mr. Barwick serves as a director of State University Railroad NCRR. NCRR owns a minority position in State University Railroad Company, a majority of whose stock is owned by Norfolk Southern.
(3) Mr. Alexander serves as a director of First Citizens Bancshares, Inc.
(4) Mr. Gentry serves as a director of Old North State Bank, King, N.C.
(5) Mr. Kincheloe serves as a director of Centura Banks, Inc.
(6) Mr. Moody serves as a director of Centura Bank, a subsidiary of Centura Banks, Inc.
MEETINGS AND COMMITTEES OF THE BOARD
     The Board of Directors held 12 meetings during the year ended December 31, 1994.

     The Board of Directors has an Executive Committee comprised of Ms. McConnell, and Messrs. McNair, Broughton, Barwick, and Saylor (ad hoc member), and is responsible for general management of routine business affairs of the NCRR. Under the bylaws of the NCRR, the Executive Committee has all the powers and authority of the Board of Directors, except that the Executive Committee may not, without prior Board approval, (a) amend the bylaws, (b) remove any director or officer, (c) fill any director or officer vacancy, (d) sell, lease, or dispose of any corporate asset, (e) incur any obligation or authorize any expenditure in excess of $10,000, or (f) change the compensation of any officer of the NCRR. The Executive Committee was organized in September of 1989, and met seven times during 1994.
     The Board of Directors has an Audit Committee comprised of Messrs. Lever, Gentry, Graham and Woodard. The Audit Committee is responsible for making recommendations to the Board of Directors regarding selection and appointment of the independent certified public accounts, reviewing their fees, ensuring that financial information is disseminated properly, and meeting with the independent pubic accounts periodically. The Audit Committee met twice during 1994.
     The Board of Directors has a Budget and Compensation Committee responsible for the compensation of officers, directors and employees. At 1994 year end, the Committee was comprised of Ms. McConnell and Messrs. Lever, Russell and Harris. The Committee met twice during 1994.
     The Board of Directors has a Nominating Committee responsible for recommending nominations for directors to be nominated and elected by the "privately-owned" shares. For 1995, the Nominating Committee was comprised of Messrs. Barwick, Lever, and Broughton. The Nominating Committee met once during 1994. The Nominating Committee will consider nominees recommended by security holders. Security holders should submit names and qualifications of recommended nominees within a reasonable time prior to preparation for annual meetings of shareholders.
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent beneficial owners are required by Commission regulations to furnish the Company with copies of all reports they file under Section 16(a).
     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1994.
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Of the 10,000,000 shares authorized to be issued, 4,283,470 shares are currently outstanding. The following table sets forth as of October 31, 1995, the parties known to the NCRR to be beneficial owners of more than five percent of the NCRR's voting securities:

                                                    AMOUNT & NOTICE OF      PERCENT
                       NAME & ADDRESS OF                BENEFICIAL            OF
TITLE OF CLASS          BENEFICIAL OWNER                OWNERSHIP            CLASS
Common Shares     State of North Carolina         3,207,173 shares,         74.82  %
                  c/o Governor James B. Hunt,     owned directly *
                  The State Capitol,
                  Raleigh, NC 27611

* The State of North Carolina also holds shares in escheat subject to the claims of unknown owners. The State of North Carolina has advised that it does not customarily vote shares held in escheat. Pursuant to agreements with some of the directors elected by the State of North Carolina, the State is entitled to dividends and retains a right of repurchase for an additional 1,400 shares.

     The following table sets forth as of October 31, 1995, the shares beneficially owned by all directors and nominees and all directors and officers as a group:

                                                   AMOUNT & NOTICE OF      PERCENT
                       NAME & ADDRESS OF               BENEFICIAL            OF
TITLE OF CLASS          BENEFICIAL OWNER                OWNERSHIP           CLASS
Common            John McKnitt Alexander, Jr.     700 shares owned            *
Shares........    Director                        directly, 470 shares
                  1526 S. Blount St.              owned by minor
                  Raleigh, NC 27603               daughters, 50 shares
                                                  owned by spouse
                  P.C. Barwick, Jr.               600 shares owned            *
                  Secretary and Director          directly
                  P.O. Box 3557
                  Kinston, NC 28502
                  J. Melville Broughton, Jr.,     880 shares owned            *
                  Vice-President and Director     directly
                  P.O. Box 2387
                  Raleigh, NC 27602
                  Sidney R. French                500 shares owned            *
                  Director                        directly (1)
                  105 Wetherington Farm
                  Cove City, NC 28523
                  Marvin D. Gentry                500 shares owned            *
                  Director                        directly
                  P.O. Box 485
                  King, NC 27021
                  Alexander H. Graham Jr.,        5,500 shares owned          *
                  Director                        directly
                  P.O. Box 51579
                  Durham, NC 27717
                  M. Rex Harris                   3,300 shares owned          *
                  Director                        directly
                  4511 Bragg Boulevard
                  Fayetteville, NC 28303
                  William H. Kincheloe            500 shares owned            *
                  Director                        directly
                  P.O. Box 671
                  Rocky Mount, NC 27802
                  Chauncey W. Lever               2,000 shares owned          *
                  Director                        with wife as joint
                  P.O. Box 4108                   tenants with right of
                  Greensboro, NC 27404            survivorship
                  Lynn T. McConnell               100 shares owned            *
                  Director and Treasurer          directly; 500 shares
                  138 Cherokee Road               owned directly (2)
                  Unit 11
                  Charlotte, NC 28207
                  John F. McNair, III             500 shares owned            *
                  Director and President          directly
                  P.O. Box 3099
                  Winston-Salem, NC 27510

                                                   AMOUNT & NOTICE OF      PERCENT
                       NAME & ADDRESS OF               BENEFICIAL            OF
TITLE OF CLASS          BENEFICIAL OWNER                OWNERSHIP           CLASS
Common Shares     Jack A. Moody                   3,300 shares owned          *
                  Director                        directly
                  P.O. Box 249
                  Siler City, NC 27344
                  John S. Russell                 500 shares owned            *
                  Director                        directly (2)
                  One Hannover Square
                  Suite 1700
                  Raleigh, NC 27611
                  Scott M. Saylor                 100 shares owned with       *
                  Exec. V.P./Gen. Counsel         wife as joint tenants
                  P.O. Box 2248                   with right of
                  Raleigh, NC 27602               survivorship
                  Van Wyck Webb                   5,200 shares owned          *
                  Director                        directly; 1,000
                  P.O. Box 670                    shares owned by wife
                  Raleigh, NC 27602
                  David T. Woodard                100 shares owned            *
                  Director                        directly; 400 shares
                  P.O. Box 27647                  owned directly (2)
                  Raleigh, NC 27619-7647

 * Less than 1% of the class.
(1) Mr. French's shares are held subject to a transfer agreement with A.J. Ballard Tire & Oil Pension and Profit Sharing Plan.
(2) Shares acquired without cash consideration from the State of North Carolina pursuant to an agreement which entitles the State to receive all dividends and to reacquire the stock.
     All officers and directors as a group (16 persons) beneficially own 26,700 common shares of the NCRR, or approximately 0.62% of the total shares issued and outstanding.
                             EXECUTIVE COMPENSATION
     The following table and narrative text discuss the compensation paid during 1993 and 1994 to the NCRR's President and Chief Executive Officer, who was elected to that position in July of 1993. No executive officer of the NCRR had an annual salary of and bonuses in excess of $100,000 during 1994.

                                                                                            LONG-TERM COMPENSATION
                                                                                              AWARDS
                                                                                   RESTRICTED                       PAYOUTS
                                   ANNUAL COMPENSATION          OTHER ANNUAL         STOCK          OPTIONS/         LTIP
NAME AND PRINCIPAL POSITION     YEAR     SALARY     BONUS     COMPENSATION (1)     AWARDS (2)     AWARDS (1)(2)     PAYOUTS
John F. McNair, III             1994     12,000      $ 0              0                 0               0             $ 0
President and Chief             1993      5,799*     $ 0              0                 0               0             $ 0
Executive Officer
                                ALL OTHER
NAME AND PRINCIPAL POSITION  COMPENSATION (3)
John F. McNair, III                 $0
President and Chief                 $0
Executive Officer

 * partial year's compensation.
(1) Other Annual Compensation for executive officers is not reported as it is less than the required reporting threshold of the Securities and Exchange Commission.
(2) The NCRR did not grant any Stock Options or Stock Appreciation Rights during the years covered by the table.
(3) Under Securities and Exchange Commission rules on executive compensation disclosure, no disclosure regarding Other Compensation is required for fiscal years prior to 1993.

  STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS, LONG-TERM INCENTIVE PLANS AND PENSION PLANS.
     No stock options or stock appreciation rights were outstanding at the end of 1994 and none were either granted or exercised during 1994. The NCRR has no stock option plans or stock appreciation rights plans. The NCRR does not contribute to any "long-term" incentive plan or pension plan for its executive officers as those terms are defined in the rules of the Securities and Exchange Commission. The NCRR and its employees participate in the retirement/benefit program under the Railroad Retirement Act, administered by the U.S. Railroad Retirement Board.
  COMPENSATION OF DIRECTORS.
     Directors are compensated $400 per day, plus travel expenses, for each day of attendance at directors' meetings. Director's are compensated $400 per day or $200 per half day, plus travel expenses, for attending meetings of committees held other than in conjunction with meetings of the Board of Directors.
  EMPLOYMENT CONTRACTS.
     Mr. McNair, the President and Chief Executive Officer of the NCRR, has no employment contract with the NCRR.
  COMPENSATION COMMITTEE AND DECISION MAKING.
     The Budget and Compensation Committee of the Board of Directors is responsible for decisions concerning the compensation of officers, directors and employees of the NCRR. The Committee consists of the following four members of the Board of Directors of the NCRR: Lynn McConnell, Chauncey Lever, Rex Harris, and John Russell.
PERFORMANCE GRAPH
     The graph shown below is a line presentation comparing the NCRR's cumulative five-year shareholder returns on an indexed basis with the Standard & Poor's Index and Railroad NCRR Index compiled for the NCRR by Standard & Poors Compustat for the five-year period commencing on December 31, 1989 and ending on December 31, 1994. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1989. The NCRR notes that the Railroad Company Index was used to comply with rules of the Securities and Exchange Commission. However, as the railroads in such index are all much larger than the NCRR's and conduct active railroad business, rather than leasing substantially all their assets as the NCRR does, the NCRR does not represent that the railroads comprising this index or any other industry group represent meaningful comparisons for investors.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
     The NCRR's Board of Directors has approved and selected Ernst & Young as independent certified public accountants to make an examination of the NCRR's accounts for the year ending December 31, 1995. The firm has examined the NCRR's accounts since 1932. The Board of Directors asks that the selection of independent public accountants be approved by an affirmative vote of a majority of the shares represented and voted at the meeting. If such affirmative vote is not obtained, management will reconsider the matter.
     THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR APPROVAL OF THE SELECTION OF ERNST & YOUNG AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1995.
     A representative of Ernst & Young will attend the 1995 Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions.
                             AVAILABLE INFORMATION
     The NCRR is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the NCRR can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluezynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fees.
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The following documents, as amended from time to time, each of which was previously filed by the NCRR with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference:
     (a) Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1994.
     (b) Quarterly Report on Form 10-Q and 10-Q/A for the quarter ended March 31, 1995.
     (c) Quarterly Report on Form 10-Q and 10-Q/A for the quarter ended June 30, 1995.
     (d) Report on Form 8-K dated August 10, 1995.
     (e) Report on Form 8-K dated August 24, 1995.
     All documents filed by the NCRR pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting of Shareholders to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Proxy Statement Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.
     The NCRR will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request of each person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement). Requests for such copies should be directed to the NCRR's Secretary, 234 Fayetteville Street Mall, P. O. Box 2248, Raleigh North Carolina 27602, (919) 829-7355.
                                 OTHER BUSINESS
     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

               PROPOSALS OF SHAREHOLDERS FOR 1996 ANNUAL MEETING
     Any proposals of shareholders intended to be presented at the 1996 annual meeting must be received by the NCRR for inclusion in the issuer's proxy statement no later than January 1, 1996. Shareholders should sent their proposals for the NCRR's 1996 Annual Meeting to the attention of the NCRR's secretary at its principal office, 234 Fayetteville Street Mall, Post Office Box 2248, Raleigh, NC 27602.

                                                                      APPENDIX A
                           LEASE EXTENSION AGREEMENT
     THIS LEASE EXTENSION AGREEMENT (hereinafter "Extension"), dated the 1st day of January, 1995, by and among NORTH CAROLINA RAILROAD COMPANY (hereinafter "Lessor"), a North Carolina corporation, NORFOLK SOUTHERN RAILWAY COMPANY (hereinafter "NSR"), a Virginia corporation, and ATLANTIC AND EAST CAROLINA RAILWAY COMPANY (hereinafter "A&EC"), a North Carolina corporation (NSR and A&EC being sometimes referred to collectively hereinafter as "Lessees").
     WHEREAS, Lessor and Southern Railway Company (hereinafter "Southern") entered into that lease dated August 16, 1895, a true copy of which is attached hereto as Exhibit A and incorporated by reference herein;
     WHEREAS, Lessor and Southern entered into certain supplements or amendments to the aforesaid 1895 lease agreement (the aforesaid 1895 lease agreement, as heretofore supplemented or amended, is referred to hereinafter as "1895 Lease");
     WHEREAS, Atlantic and North Carolina Railroad Company (hereinafter "ANC"), as lessor, a North Carolina corporation, and A&EC, a wholly owned subsidiary of NSR, as lessee, entered into that Lease and Indenture dated August 30, 1939, a true copy of which is attached hereto as Exhibit B and incorporated by reference herein;
     WHEREAS, ANC and A&EC entered into certain supplements or amendments to the aforesaid 1939 Lease and Indenture, the last of which supplements provided A&EC the option to continue the aforesaid 1939 Lease and Indenture through the end of 1994, and that option was properly exercised by registered mail notice, dated July 5, 1963, received August 1, 1963 (the aforesaid 1939 Lease and Indenture, as heretofore supplemented or amended, is referred to hereinafter as "1939 Lease");
     WHEREAS, effective September 29, 1989, ANC was merged into Lessor;
     WHEREAS, effective December 31, 1990, Southern changed its name to Norfolk Southern Railway Company; and
     WHEREAS, the Lessor, NSR and A&EC wish to provide herein for the extension of the 1895 Lease and the extension of the 1939 Lease, upon and subject to the terms, conditions and provisions hereinafter recited;
     NOW THEREFORE, in consideration of the commitments and undertakings recited below, the parties hereto do hereby covenant and agree as follows:
     FIRST: TERM (LENGTH) OF EXTENSION AND RENEWAL. The aforesaid 1895 Lease, as herein supplemented, and the aforesaid 1939 Lease, as herein supplemented, are each hereby extended for a further term of thirty (30) years, through December 31, 2024. NSR and A&EC may extend for an additional twenty (20) years the term of the 1895 Lease, as herein supplemented, and the term of the 1939 Lease, as herein supplemented, through December 31, 2044, by paying Lessor the lesser of
(a) one fourth of the Base Rental (as hereinafter defined) for the calendar year preceding the notice, and (b) FIVE MILLION DOLLARS ($5,000,000) as additional rent and serving written notice of such renewal upon Lessor, said payment and written notice to be delivered to Lessor at least twenty-four (24) months prior to January 1, 2025.
     NSR and A&EC may exercise the above-stated options to renew only if both NSR and A&EC exercise their respective options to renew.
     As used in this Extension, "Leased Properties" shall mean the properties which are: (i) included within the leaseholds as of December 31, 1994, under the 1895 Lease or under the 1939 Lease; or (ii) which then or thereafter are or become additions to the properties leased under the 1895 Lease, as herein supplemented, or under the 1939 Lease, as herein supplemented; or (iii) which during any period of continued use by NSR or A&EC of the premises leased from Lessor to the Lessees following termination of the Extension and any renewal are the properties or become additions to the properties which were leased under the 1895 Lease, as herein supplemented, or are the properties or become additions to the properties which were leased under the 1939 Lease, as herein supplemented.
     SECOND: BASE RENTAL. The total amount of the base annual rental payable to Lessor under both of the leases herein extended (hereinafter "Base Rental") for the period January 1, 1995 through December 31, 1995, shall be EIGHT MILLION DOLLARS ($8,000,000). For each calendar year thereafter, the Base Rental shall be adjusted as described in the following formula, except that in no event shall the Base Rental be less than EIGHT MILLION DOLLARS ($8,000,000), and in no event will any increase or decrease in the Base Rental for any year exceed the sum of
(i) an amount equal to four percent (4%) of the Base Rental applicable for the immediately preceding year as determined under the following formula, and
                                      A-1

(ii) seventy-five percent (75%) of that amount of any increase or decrease in Base Rental determined under said formula which is in excess of the aforesaid four percent (4%) amount described in (i) above:
     Subject to the restrictions on increases in and decreases of Base Rental set forth above in this Article SECOND, for 1996 and subsequent calendar years the Base Rental shall be an amount calculated by multiplying the prior year's Base Rental by the "Factor", obtained by dividing the Implicit Price Deflator for Gross Domestic Product ("IPD-GDP") for the calendar year preceding the prior calendar year by the IPD-GDP for the calendar year preceding that calendar year. For any given calendar year, the denominator of the fraction used to calculate the Factor will be the same as the numerator of the fraction used to calculate the immediately prior year's Factor. The calculations of the Factor to be applied to the immediately prior year's Base Rental shall be carried out to five places to the right of the decimal with the sixth place to the right of the decimal rounded up if five or a higher number and rounded down if four or a lower number. Presently, IPD-GDP is developed by the United States Department of Commerce, Bureau of Economic Analysis and is reported in the publication ECONOMIC INDICATORS prepared for the Joint Economic Committee by the Council of Economic Advisors. The denominator of the initial Factor will utilize the IPD-GDP for 1993, as published in the July 1994 issue of ECONOMIC INDICATORS, and the numerator of the initial Factor will be the IPD-GDP for 1994, as published in the July 1995 issue of ECONOMIC INDICATORS.
If during the term of this Extension, including any renewal period, the IPD-GDP is no longer published, the Lessor, NSR and A&EC will attempt in good faith to agree upon a replacement index. If Lessor, NSR and A&EC are unable to agree upon such replacement index, either party may apply to any North Carolina Superior Court for the designation of a replacement index.
     Base Rental will be paid by NSR and/or A&EC to Lessor, without set-off or reduction, in monthly installments not later than the 15th day of each month. In the event of any late payment of a monthly installment of Base Rental, NSR and/or A&EC will pay an additional rental equal to an amount determined by: (i) multiplying the monthly rental installment by 10%; (ii) dividing the result of that multiplication by 365; and (iii) multiplying the result obtained in (ii) by the number of days such monthly installment of Base Rental is overdue. Further, if in any calendar year the Lessees (a) have failed to pay timely a single monthly installment of Base Rental for that calendar year within twenty (20) days of receipt of written notice from Lessor that payment thereof is overdue; or (b) have failed for a second time to pay timely a monthly installment of Base Rental for that calendar year and that overdue monthly installment is not paid within ten (10) days of receipt of written notice from Lessor that payment thereof is overdue; or (c) have failed for a third time or more times to pay timely a monthly installment of Base Rental for that calendar year, then, they will pay to Lessor, as additional rent, three (3) percent of the amount of that overdue monthly installment of Base Rental. Notwithstanding the preceding terms and provisions of this Article SECOND, payment of any installment payment(s) of Base Rental hereunder will be deferred until five (5) business days after: (i) all requisite governmental and corporate approvals for this Extension have become effective or have been satisfied; (ii) this Extension has been fully executed and delivered; and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect. Base Rental payable from the period beginning January 1, 1995 shall be due five (5) business days after all corporate and governmental approvals necessary for this Extension have become effective or have been satisfied, and shall include, as additional rent, interest on each monthly installment of Base Rental from the date it would have been due had the obligation to commence payment of monthly installments of Base Rental commenced January 1, 1995, to the date payment thereof is made, with the interest rate for such initial payment of Base Rental being the same as the interest rate set forth in Article THIRD hereof. Nothing in this Article SECOND pertaining to or calling for the payment of interest or additional rent for an overdue monthly payment of Base Rental shall be construed to be a waiver or an acceptance by Lessor for such payment to be overdue, and Lessor retains all rights it has for nonpayment or late payment of rent.
     THIRD: $5,000,000.00 PAYMENT. NSR, on its behalf and on behalf of A&EC and for the consideration set forth hereinafter in this Article THIRD, hereby promises to pay Lessor the sum of FIVE MILLION DOLLARS ($5,000,000), plus interest at the ninety (90) day U.S. Treasury bill rate as of January 1, 1995. Said interest shall accrue from January 1, 1995 until the said FIVE MILLION DOLLARS ($5,000,000.00) is paid. Said FIVE MILLION DOLLARS ($5,000,000.00) and the aforesaid interest thereon shall be due within five (5) business days from the date: (i) all requisite corporate and governmental approvals for this Extension have become effective or have been satisfied; (ii) this Extension has been fully executed and delivered; and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect. In consideration of said payment Lessor hereby agrees that each and every obligation NSR or A&EC may have under the 1895 Lease or the 1939 Lease with respect to or in any manner connected with the use, depreciation, maintenance, repair, renewal, replacement or return to Lessor of locomotives, railroad cars, and those other items of personal property which are not customarily located or used on the Leased Properties during any part of at least ten months of any consecutive twelve month
                                      A-2
period during the ten years preceding termination of this Extension and any renewal is hereby deleted from the 1895 Lease and from the 1939 Lease and will be of no further force or effect.
     FOURTH: CONFIDENTIALITY AGREEMENT. Except as may be otherwise agreed between Lessor and Lessees, all documents and records (the "information") shared between the parties pursuant to this Extension shall not be disclosed to third parties without first obtaining the written consent of the party providing the information to another party hereto. However, Lessor or Lessees may disclose the information to third parties if the information is publicly available or if disclosure is recommended or required under applicable laws, rules, or regulations, including, without limitation, securities laws.
     FIFTH: LESSOR NON-OPERATING PROPERTIES. Lessor, NSR and A&EC hereby agree that the term "Current NCRR Non-Operating Properties" as used herein means those properties owned by Lessor and described on Exhibit C attached hereto and incorporated herein by reference. The Current NCRR Non-Operating Properties may, at Lessor's option (to be exercised by written notice to the Lessees within 24 months of the date: (i) all requisite corporate and governmental approvals necessary for this Extension have become effective or have been satisfied; (ii) this Extension has been fully executed and delivered; and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect), be deleted from the leaseholds described in the 1895 Lease, as herein supplemented, and from the 1939 Lease, as herein supplemented, and to the extent that option is exercised, such Current NCRR Non-Operating Properties at such time shall be released or returned by the lessee to Lessor free and clear of the encumbrance of these leases and any other interest of NSR, A&EC or any of their affiliates, along with all rents received by NSR or A&EC for such properties from January 1, 1995, after subtracting any property taxes and normal maintenance paid or to be paid by NSR and/or A&EC applicable to any period from and after January 1, 1995. Said Current NCRR Non-Operating Properties shall be returned and/or released to Lessor free of any railroad common carrier obligations. If after this Extension is executed any additional non-operating outparcels (parcels not within the railroad right-of-way or existing railroad yards) are identified which are not used by the lessee thereof and said lessee of such outparcels does not reasonably anticipate future use thereof for railroad purposes by it or by a rail-served customer, then, upon written request of Lessor, the lessee thereof will release such outparcels to Lessor in accordance with the terms of this Article FIFTH. Also excluded from the 1895 Lease, as herein supplemented, is that property subject to an agreement between NCRR and the Chatham Rail Road Company dated November 25, 1862 consisting of up to 100 feet in width of Lessor's right of way between Boylan and Fetner, North Carolina.
     If CSX Transportation, Inc., or any of its affiliates, assignees, or successors (referred to collectively herein as "CSX"), is permitted use of tracks or railroad right-of-way between Boylan and Fetner, North Carolina included in the Leased Properties, whether by sublease, trackage rights, or other agreement or arrangement during the term of this Extension and any renewal, NSR shall pay Lessor, as additional annual rental (in addition to the Base Rental to be paid Lessor under Article SECOND hereof) at the rate per annum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) if such use occurs in 1995, and an amount adjusted in accordance with the provisions in Article SECOND hereof for any such use by CSX during any subsequent year, using TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) as the base for such adjustment. Such additional annual rental shall be payable by NSR, pro rata, 30 days prior to any such use by CSX, if such use begins on a date other than on January 1 of any year, and such annual rental shall be paid by NSR to Lessor in monthly installments, in addition to and together with the installments of Base Rental to be paid under Article SECOND hereof.
     SIXTH: RIGHT TO POSSESSION. Subject to Lessor's rights of inspection set forth in I(l) of Article FIFTEENTH hereof and incorporated in II(g) of Article FIFTEENTH hereof and the inspection provisions of Article EIGHTEENTH hereof, during the extensions provided for hereinabove and any renewals thereof, NSR and A&EC shall each have complete possession of and control over railroad operations over the properties and lines of railroad leased to it by Lessor to the extent of Lessor's interest therein, except as explicitly limited herein. During the term of the Extension and any renewal thereof, NSR and A&EC shall promptly and completely fulfill all railroad common carrier duties pertaining to the leased lines, including any railroad common carrier duties Lessor may have with respect to the leased lines.
     SEVENTH: SUBLEASE AND DISCONTINUANCE. Subject to obtaining any requisite governmental approvals or authorizations, from and after January 1, 2003, NSR and A&EC may from time to time sublease (but may not assign) to another railroad all or any part or parts of the leased railroad lines lying easterly of the westerly corporate limits of Raleigh, North Carolina, subject to the following restrictions:
     1. Before effecting any such sublease, the holder of the leasehold under the pertinent lease (NSR or A&EC) will provide Lessor with at least 18 months' advance written notice of its intent to effect a sublease;
                                      A-3

     2. Every such sublease will be made expressly subject to all lease obligations of the lessee under the pertinent lease which cover the segment so subleased;
     3. NSR and A&EC shall remain primarily liable to Lessor and shall not in any respect be released from any obligation by such sublease; and
     4. The terms of any such sublease must not adversely affect the Lessor's status as a real estate investment trust under Sections 856 to 859 of the Internal Revenue Code of 1986, as amended (or the corresponding provision of any future United States Internal Revenue law), and related Treasury Regulations and Rulings or similar provisions regarding real estate investment trusts under state law (all of such provisions being hereinafter referred to as the "REIT Provisions").
After January 1, 2003, the rights of NSR and/or A&EC to effect a discontinuance of service over any segments of the Raleigh-Morehead City portion of the leased lines of railroad (between Mile Post 80.9 at Boylan and Mile Post EC 94.25 at Morehead City) are subject to good-faith negotiations among the parties hereto in the event material development of rail-served industry fails to occur on the line segment or segments over which service is proposed to be discontinued. It is understood and agreed that any proposal for discontinuance of service and/or any discontinuance of service by NSR or A&EC which will result in a break in the continuity of the leased lines of railroad or in the reversion to Lessor of any railroad common carrier obligation may be unilaterally rejected by Lessor. Such segment proposed to be discontinued must begin at the easterly terminus of the leased lines of railroad, and the westerly terminus thereof must be at New Bern, Goldsboro, Selma, Raleigh, or such other interchange point that connects with another railroad. However, Lessor agrees to cooperate (at no cost to Lessor) with NSR and/or A&EC by also seeking a discontinuance of Lessor's common carrier obligations to provide railroad service over any line segment over which NSR and/or A&EC wish to discontinue common carrier railroad service, unless Lessor wishes to provide or contract for the provision of common carrier railroad services over that line segment. For the purposes of applying this provision, the phrase "material development" shall mean the location of rail-served industries along said Raleigh-Morehead City line affording NSR and A&EC a total of not less than a net increase of 5,000 originating or terminating rail carloads per year above the total number of originating or terminating carloads on such line for calendar year 1993 on said line. In the event of any discontinuance of service, it is understood and agreed that there shall not be any abatement of rent and that upon request of Lessor, any such segment shall be released, delivered, conveyed and/or returned by Lessee to Lessor free from the terms of this Extension, the 1895 Lease, as herein supplemented, and the 1939 Lease, as herein supplemented, and of any other interests therein of NSR, A&EC or any of their affiliates.
     EIGHTH: LESSEE NON-OPERATING PROPERTIES. NSR shall have the right to acquire, own and dispose of any non-operating properties, or any rights or interests therein, which are located adjacent to or nearby any of the properties included in the 1895 Lease, as herein supplemented, free and clear of any claims or rights of Lessor, or of any parties claiming under Lessor, under the 1895 Lease, as herein supplemented. Likewise, A&EC shall have the right to acquire, own and dispose of any non-operating properties, or any rights or interests therein, located adjacent to or nearby any of the properties included in the 1939 Lease, as herein supplemented, free and clear of any claims or rights of the Lessor, or of any parties claiming under Lessor, under the 1939 Lease, as herein supplemented.
     NINTH: CHARLOTTE SEGMENT. That portion of the "R" Line in Charlotte, North Carolina which lies between the point of connection between said "R" Line and CSX Transportation, Inc. near 12th Street and the easterly line of Second Street (included as part of the leasehold of the 1895 Lease, as herein supplemented) will be leased to NSR only until such time as Lessor notifies NSR in writing that this leased line segment is to be returned to Lessor; whereupon, NSR and Lessor will seek discontinuance of any common carrier obligations imposed by federal and state laws regulating the operation of a railroad (including, without limitation, any Lessor residual common carrier obligation), and NSR will thereupon execute and deliver to Lessor a release of its leasehold interest in said leased line segment.
     TENTH: OPERATING AND TRACKAGE RIGHTS AGREEMENTS. To the best knowledge of NSR and A&EC after a diligent examination of their joint facility records, all operating and trackage rights agreements with other railroads affecting any of the leasehold properties included in either of the leases hereby extended are listed in NSR's Schedule of Operating and Trackage Rights, dated January 1, 1995, a copy of which has been furnished to Lessor and is hereby made a part hereof by reference. Upon request by Lessor, such agreements shall be made available to Lessor at NSR's Archives in Atlanta, Georgia for review and copying. Also, any leasehold or other interests in the leased lines granted by NSR or A&EC based upon the leaseholds hereby extended are subordinate to the rights of Lessor under the 1895 Lease as herein supplemented, and the 1939 Lease, as herein supplemented, except to the extent agreed to in writing by Lessor. NSR and A&EC shall promptly notify Lessor of any future operating and trackage rights agreements with other railroads which have or are expected to have a duration of one (1) year or more affecting any of the leasehold properties and upon request of Lessor such agreement(s)
                                      A-4
shall be made available to Lessor at NSR's Archives in Atlanta, Georgia for review and copying. Upon termination of this Extension and any renewal, NSR and A&EC will deliver to NCRR a copy of all of their revenue division arrangements with other railroad common carriers pertaining to traffic originating or terminating on the leased lines.
     ELEVENTH: REIT COOPERATION. NSR and A&EC will cooperate fully with Lessor in any application or effort of Lessor (1) to secure from any lender or lenders a financing secured by the leases herein extended, (2) to qualify Lessor as a real estate investment trust, or (3) to qualify the leaseholds hereby extended as qualified real estate assets or the income therefrom as qualifying rents for a real estate investment trust as defined under the REIT provisions, provided, however, neither NSR nor A&EC will be required to (1) subordinate any of its leasehold rights to the rights of any such lender or lenders or to any such real estate investment trust, or (2) agree to any modification of any of the provisions of this Extension which in the reasonable opinion of the Lessee affects a significant right or obligation of Lessee. NSR and/or A&EC will upon request of Lessor execute an estoppel certificate certifying, if true, that the Extension is in full force, that no default by Lessor exists and the date through which rent has been paid.
     TWELFTH: MAINTENANCE STANDARDS. NSR and A&EC each agrees to maintain, repair and renew the railroad lines and railroad facilities within their respective leaseholds under the 1895 Lease, as herein supplemented, and under the 1939 Lease, as herein supplemented, in accordance with the following standards:
     1. Any lines over which regularly scheduled Amtrak passenger trains are operating shall be maintained, repaired and renewed so that said lines conform with any applicable federal requirements and any governing contractual provisions.
     2. The balance of the lines within the scope of that leasehold shall be maintained, repaired and renewed consistent with Lessee's maintenance standards for similar lines, but not less than current standards for:
        (a) Class 4 track standards of the Federal Railroad Administration (hereinafter "FRA") for the tracks between Mile Post 375.31 at Charlotte, North Carolina (at the beginning of the freight main tracks approximately ten (10) feet easterly of East 30th Street) and Mile Post H-80.9 at Boylan Avenue in Raleigh, North Carolina; (b) Class 3 track standards of the FRA for tracks between Mile Post H-80.9 at Boylan Avenue in Raleigh, North Carolina and Mile Post H-130.0 at Goldsboro, North Carolina; and (c) Class 2 track standards of the FRA for tracks between Mile Post EC-0.86 (Mile Post EC-0.86 = Mile Post H-130.0) at Goldsboro, North Carolina and Mile Post EC-94.25 at Morehead City, North Carolina.
     All other railroad facilities within their respective leaseholds shall be maintained in a manner at least consistent with the current maintenance standards for comparable facilities of NSR throughout its system of railroad properties.
     THIRTEENTH: RIGHT TO USE AND LICENSE OTHERS. NSR and A&EC may each use the properties included in their respective leaseholds herein extended for any lawful purpose, and subject to the provisions of Article SEVENTH, each of them may also lease or license the same for any lawful purpose for a term not to extend beyond the period the property to be leased or licensed remains leased under this Extension and any renewal thereof. NSR or A&EC, as the case may be, may retain all income derived from any such leases or licenses, subject to the following exceptions:
     From annual or prepaid (lump sum) rentals paid to NSR or A&EC (or any affiliate) under those longitudinal fiber optic leases or licenses for a distance of five hundred (500) feet or longer or which provide for an annual rental of FIVE THOUSAND DOLLARS ($5,000) or more (or its equivalent one time consideration), the holder of the affected leasehold (NSR or A&EC) will be entitled to twenty-five percent (25%) of such rentals received by the lessee, and the Lessor will be entitled to seventy-five percent (75%) of such rentals received by the lessee. All rentals paid to NSR or A&EC for all other longitudinal leases or licenses having an annual rental of FIVE THOUSAND DOLLARS ($5,000) or more (or its equivalent one time consideration) will also be shared in the same proportions set forth in this subparagraph. Prepaid (lump sum) rentals in any such longitudinal leases or licenses providing for a rental of FIVE THOUSAND DOLLARS ($5,000) or more per annum (or its equivalent one time consideration) covering any of the last three years prior to January 1, 1995 shall also be apportioned on the same basis, pro rata, and paid as additional rent on or before the due date of the initial Base Rental payment as set forth in Article SECOND. However, in applying the terms and provisions of the foregoing exceptions during any renewal of the Extension, the FIVE THOUSAND DOLLARS ($5,000) amounts will, in each instance, be increased at the beginning of such renewal period by the same percentage Base Rental for the first year of such renewal period exceeds the amount of Base Rental for 1995.
     The terms of any such sublease must not adversely affect the Lessor's status as a real estate investment trust under Sections 856 to 859 of the Internal Revenue Code of 1986, as amended (or the corresponding provision of any future United States Internal Revenue law), and related Treasury Regulations and Rulings or similar provisions regarding real estate investment trusts under state law.
                                      A-5

     NSR and A&EC will provide Lessor with a copy of all agreements which become effective at any time from and after January 1, 1995, which affect any of the Leased Properties and provide for: (i) State or local government highway construction; (ii) leases and licenses having a rental in excess of $5,000 per annum, except that said $5,000 amount will be increased at the beginning of the 20 year renewal period hereunder by the same percentage Base Rental for the first year of the renewal period exceeds the amount of Base Rental for the first year of the renewal period exceeds the amount of Base Rental applicable for 1995; (iii) industry siding construction agreements for railroad construction costing in excess of $100,000; and (iv) leases and licenses providing for rentals or charges which the lessee is to share with Lessor as provided hereinabove in this Article THIRTEENTH (regardless of effective date).
     NSR and A&EC shall submit to Lessor by February 28, 1996 and by February 28 of each year thereafter during the term and continuance of the leases hereby extended, including any renewal thereof, a written statement showing the amount and computation of all receipts from those longitudinal leases or licenses generating rentals in which the Lessor is to participate as provided in this Article THIRTEENTH. Such written statement shall be transmitted by letter certifying that such statement is correct and includes all such receipts in which the Lessor is to share as aforesaid. Accompanying such statement will be payment to Lessor, as additional rent, of its entire share of all such receipts reported in that statement.
     Anything in this Extension to the contrary notwithstanding, it is agreed that Lessor shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of NSR or A&EC, or of any party associated with NSR or A&EC in the conduct of its business or otherwise; nor shall Lessor be liable for any debts incurred by NSR or A&EC in the conduct of its business. The relationship of Lessor to NSR and of Lessor to A&EC, as established and ratified by this Extension, is that of lessor and lessee only.
     FOURTEENTH: AIR RIGHTS. Those air rights which were not released from the 1895 Lease by Lease Agreement of December 31, 1968, between Lessor and Southern, or which are not needed for railroad operations or railroad structures and subsurface mineral rights are expressly reserved to the Lessor, subject to the requirements of the holders of these leaseholds for horizontal and vertical clearances needed for railroad operations, for support for railroad facilities, and for avoidance of any interference with railroad operations.
     Lessor agrees that any use, lease, license, disposition or development of such air rights or mineral interests will be in conformity with and shall not interfere with the railroad operations conducted upon the premises included within the leaseholds hereby extended. Also, Lessor will not enter into any use, lease, license, disposition or development of any such air rights or mineral interests without first obtaining the written consent of the holder of the affected leasehold (NSR or A&EC) which said consent shall not be unreasonably withheld.
     FIFTEENTH: MODIFICATIONS TO EXISTING LEASES. I. Effective January 1, 1995, the following modifications are hereby made in the aforesaid lease agreement of August 16, 1895:
          (a) Lines six through seventeen and "1995" on line eighteen on page 4 are superseded by Article SECOND of this Extension.
          (b) All provisions pertaining to the obligations to pay taxes of any nature or type whatsoever are superseded by the terms and provisions of Article TWENTY-FIRST hereof.
          (c) As to the provisions of the last two lines on page 4, all lines except the last three lines on page 5, and the words "shall become due and payable:" on the thirty-second line on page 5, the requirements that the party of the second part keep moneys, bonds or securities on deposit are deleted. Further, notices given by the Lessor to Lessee shall be given according to the provisions of Article TWENTY-FIFTH of this Extension.
          (d) The word "Semi-annual" on the last two lines of page 5 are hereby deleted.
          (e) The last seven lines on page 5 1/2 and the words "And for" in the twenty-seventh line on page 5 1/2 are hereby deleted.
          (f) The words "engines, cars" are hereby deleted from: (i) the tenth line on page 2-3, (ii) the first and second lines on page 4, and (iii) the seventh, fourteenth and fifteenth lines on page 5 1/2.
          (g) After the word "lease" on the thirteenth line of page 5 1/2 insert the words "as extended."
          (h) The words "; such notice to be given to the station agent of the party of the second part at either of the following named places, to wit:
     Raleigh, Greensboro or Charlotte or Burlington, all in the State of North Carolina" are hereby
                                      A-6
     deleted from the eighth, ninth, tenth and eleventh lines of page 6. Such notice is to be given pursuant to Article TWENTY-FIFTH of this Extension.
          (i) All the words set forth in the twelfth through eighteenth lines on page 6, all the words in the first and second lines on page 7, and the words "date last above named" in the third line on page 7 are hereby deleted.
          (j) The word "semi-annually" on line twenty-six of page 7 is hereby deleted.
          (k) The words "or if they" on line thirty-one, all of lines thirty-two and thirty-three and the words "North Carolina Railroad Company to do" on line thirty-four of page 7 are hereby deleted.
          (l) Lines one through eleven and the words "to be chosen as aforesaid; and " on line twelve of the first full paragraph on page 9 are hereby deleted and the following language is hereby substituted therefor:
     It is agreed by and between said parties that they will jointly conduct an annual inspection of the properties leased hereunder beginning in June of each year. An inventory of the Leased Properties (as used in this paragraph are the properties defined as Leased Properties in the Lease Extension Agreement, dated as of January 1, 1995, excepting those properties released and/or returned to the Lessor pursuant to the terms of Article FIFTH thereof and less those properties and interests in properties which are exempted from the obligation to release and/or convey properties and interests in properties to the Lessor under the terms of Article TWENTY-SIXTH thereof) shall be made and taken twenty-four
(24) months prior to the termination of this lease and any renewal thereof. Also, by April 30 of each year, NSR and AEC will furnish to Lessor the following records or documents; (i) a set of valuation or similar maps showing the properties currently leased hereunder and operating properties acquired by the lessee, including intersection points with other lines; (ii) a list of buildings and facilities used for rail operations on the Leased Properties; (iii) a current list of railroad bridges on the Leased Properties; (iv) rail program maintenance improvements made on the Leased Properties since the last report including, without limitation, the number of new ties installed, miles surfaced, and length of new or used rail installed, by line segment (Charlotte-Greensboro, Greensboro-Raleigh, Raleigh-Morehead City); (v) condensed track profiles; (vi) railroad traffic data or records as furnished to the Interstate Commerce Commission or its successor (annual one percent carload waybill sample), or its equivalent; (vii) scheduled program maintenance for the then current calendar year; (viii) operating and trackage rights agreements as they relate to the Leased Properties with other railroads entered into since the last report; (ix) copies of the latest available annual reports filed with the North Carolina Utilities Commission and the Interstate Commerce Commission ("ICC") or its successor (currently designated as Form R-1 for the ICC); and (x) account balances for ICC (if required to be filed with the ICC or its successor) reporting purposes relating to the Leased Properties. At times other than in connection with an annual inspection as set forth above, Lessor shall have the right to enter upon the Leased Properties to make reasonable inspections provided (i) Lessor gives the lessee ten (10) days prior written notice of such entry, (ii) no entry shall occur in an area closer than fifteen (15) feet from any railroad track unless Lessor is accompanied by the lessee's representative, and (iii) Lessor complies with all safeguards and instructions of the lessee's representative in order to avoid harm to Lessor's personnel and hazard to the lessee's rail operations.
     II. Effective January 1, 1995, the following modifications are hereby made in the aforesaid Lease and Indenture of August 30, 1939:
          (a) The words ", engines, cars and railroad equipment" are hereby deleted from the last line on page 2.
          (b) The provisions of Paragraph 5 that relate to the amount of minimum annual rental, additional rent, and interest on past due rent, are superseded by the terms of this Extension.
          (c) All provisions pertaining to the obligations to pay taxes of any nature or type whatsoever are superseded by the terms and provisions of Article TWENTY-FIRST hereof.
          (d) Articles 7 and 9 and the second paragraph of article 8 are hereby deleted.
          (e) The words "engines, cars" are hereby deleted from the third line of article 10.
          (f) The first sentence of article 11 is hereby deleted.
          (g) Article 14 is amended by adding the inspection, inventory and records submission provisions of I(l) of Article FIFTEENTH hereof.
          (h) The words "its rolling stock" are hereby deleted from the second line of article 15.
          (i) Article 18 on pages 11 and 12 is hereby deleted.
                                      A-7

          (j) The words "or any part of the said properties" in the third and fourth lines of article 19 are hereby deleted.
          (k) Article 21 on page 13 is hereby deleted.
     III. Effective January 1, 1995, the following modifications are hereby made in certain supplements constituting a part of the 1939 Lease:
          (a) Lines one through thirty-two and the word "lease" in line thirty-three and lines thirty-nine through forty-three of article 1 of the supplement dated July 1, 1943 are deleted.
          (b) Articles 2, 3, 5, and 6 of the supplement dated July 1, 1943 are deleted.
          (c) The words "engines, cars" are hereby deleted from the eighth and ninth lines of article 8 of the supplement dated July 1, 1943.
          (d) The provisions of the supplement dated January 1, 1951 relating to rent are superseded and replaced by Article SECOND of this Extension.
          (e) The words "engines, cars," are hereby deleted from the eleventh line of article (1) of the supplement dated August 19, 1954.
          (f) Article (2) of the supplement dated August 19, 1954 is hereby deleted.
     SIXTEENTH: CONFLICTING TERMS. If any of the express terms, conditions and provisions of this Extension conflict with any of the terms, conditions and provisions of either the 1895 Lease or the 1939 Lease, the express terms, conditions and provisions of this Extension will be controlling.
     SEVENTEENTH: DUTY TO DEVELOP RAIL BUSINESS. NSR and A&EC covenant to use their best efforts to develop and locate rail-served industries along the railroad lines included in the leaseholds hereby extended.
     EIGHTEENTH: ENVIRONMENTAL PROVISIONS. In addition to whatever rights Lessor has under the 1895 Lease or the 1939 Lease, the Lessees hereby agree to indemnify, defend, and hold harmless Lessor, and its respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, liabilities, damages and actions of every kind, and all reasonable costs and expenses associated therewith (including attorneys' and consultants' fees if Lessor is a named or charged party) arising from: (i) any violation of applicable federal, state or local environmental laws, regulations, administrative orders or judicial decrees, as they apply to any part of the Leased Properties, that occurred or occurs during the term of its lease thereof or during the use thereof by either of the Lessees or any of their tenants; (ii) any noise, vibration or the deposit, spill, discharge, or other release of a Contaminating Substance (defined as oil, petroleum or any substance declared to be hazardous or toxic or treated as a pollutant or contaminant under any law or regulation now or hereafter enacted or promulgated by any governmental authority) that occurred or occurs on any part of the Leased Properties at any time during the term of its lease thereof or during the use thereof by either of the Lessees or any of its tenants; (iii) any failure of either of the Lessees to provide information, make all appropriate submissions, and fulfill all legal obligations of the owner and/or operator of the Leased Properties during the term of its lease thereof or during the use thereof by either of the Lessees or any of its tenants (including but not limited to remediation of a deposit, spill, discharge or other release of a Contaminating Substance); or (iv) any damages (including, but not limited to, diminution in value) to any of the properties adjoining or nearby any of the Leased Properties or any injury to any individuals while they are upon any of those adjoining or nearby properties because of any deposit, spill, discharge or other release of a Contaminating Substance on any part of the Leased Properties at any time during the term of its lease thereof or during the use thereof by either of the Lessees or by any of its tenants. In addition to the language of this Article EIGHTEENTH, Lessor shall retain all rights and causes of action it has under the 1895 Lease and the 1939 Lease, and Lessor shall retain all statutory and common law rights and causes of action against Lessees, including but not limited to any right to recover losses and diminution in property value.
     Lessees shall be primarily responsible for responding to notices, claims, lawsuits, orders pertaining to environmental issues, and complying with and performing all environmental obligations of the owner or operator of the Leased Properties during the term of its lease thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants. Lessor shall be responsible for notifying Lessees of all notices, claims, lawsuits, orders and environmental obligations of which Lessor is notified by any third party pertaining to the Leased Properties. Lessees shall not dispose of any wastes of any kind, whether hazardous or not, on the Leased Properties. For purposes of the preceding sentence only, the agreement of the
                                      A-8

Lessees not to dispose of any wastes on the Leased Properties shall not apply to the temporary storage of wastes in accordance with all applicable environmental laws and regulations. Lessees shall conduct and bear the expense of any environmental investigation or remedial action which may be required under applicable environmental laws, rules, regulations, ordinances or judgments. Should Lessees inadequately perform any action required under the applicable environmental laws, rules, regulations, ordinances or judgments, Lessor or its representative will have the right to enter the Leased Properties and to take whatever corrective action Lessor deems necessary to eliminate the violation, at the sole expense of Lessees.
     To the extent permitted by applicable laws and regulations, the following will be provided to Lessor within 30 days of the receipt or submission thereof by either of the Lessees:

            Any administrative or judicial investigation, complaint or demand filed, served on or delivered to either of the
            Lessees by any governmental agency because of or arising from the deposit, spill, discharge or other release of a
            Contaminating Substance occurring on any part of the Leased Properties at any time during the term of its lease
       (i)  thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants;
            Notice of the filing of any claims or action against the Lessor or either of the Lessees for injunctive relief or recovery of losses sustained because of or arising from the deposit, spill, discharge or other release of a
            Contaminating Substance occurring on any part of the Leased Properties at any time during the term of its lease
      (ii)  thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants;
            A copy of any analytical results, correspondence or report pertaining to underground storage tanks, above-ground storage tanks, wetlands or any environmental investigation of any part of the Leased Properties, which is submitted to either of the Lessees by any third party (excluding Lessee's contractors and consultants, but including governmental agencies) or submitted by either of the Lessees to any governmental agency at any time during the term
     (iii)  of its lease thereof or during the use of the Leased Properties by either of the Lessees or by any of its tenants;
            A copy of the results of environmental tests performed by or on behalf of a governmental agency because of or related to any deposit, spill, discharge or other release of a Contaminating Substance occurring on any part of the
            Leased Properties at any time during the term of its lease thereof or during the use of the Leased Properties by
      (iv)  either of the Lessees or by any of its tenants; and
            A copy of all environmental reports, notices and correspondence required to be submitted by either of its Lessees to any governmental agency after the effective date of this Extension pursuant to any applicable federal, state, or local law, ordinance or regulation pertaining to any part of the Leased Properties at any time during the term of
       (v)  its lease thereof or during the use of the Leased Properties by Lessees or their tenants.

     If there is a noise, vibration, or a deposit, spill, discharge or other release of a Contaminating Substance occurring on any part of the Leased Properties which the Lessor has a reasonable good faith belief may constitute a risk of liability, expense or criminal exposure to Lessor, Lessor shall be given full access to and opportunity to copy any relevant environmental reports, studies or data pertaining to such noise, vibration, deposit, spill, discharge or other release in the possession of Lessees (excepting privileged communications with counsel for NSR or A&EC), upon 30 days prior written notice to Lessees. In addition, in any sublease of the Leased Properties by either of the Lessees, the sublease should contain language requiring that the sublessee provide Lessor with a copy of all such documents and written notifications provided to either of the Lessees. In the event that any such sublease does not contain the language described in the preceding sentence, the Lessees shall provide Lessor with a copy of all such documents and written notifications provided to either of the Lessees by such sublessee or its agents.
     During the term of this Extension, any renewal and any holdover period, whichever is later, and for a period of seven (7) years thereafter, Lessees agree to waive and agree not to assert as a defense to their indemnification commitments in this Article EIGHTEENTH any statute of limitations, statute of repose, laches, or other time related defense. The provisions of this Article EIGHTEENTH, including but not limited to the indemnification provisions, shall survive the termination of this Extension and any renewal.
     Lessor shall have the right to enter upon the Leased Properties to make reasonable inspections for any purpose, including but not limited to environmental inspections, provided that (i) Lessor gives the Lessee ten (10) tens day prior written notice of such entry, (ii) no entry shall occur in an area closer than fifteen (15) feet from any railroad track unless Lessor is accompanied by the Lessees' representative, and (iii) Lessor complies with all reasonable safeguards and safety instructions of the Lessees' representative in order to avoid harm to Lessors' personnel and hazard to the Lessees' rail operations. However, the provisos of the preceding sentence shall not be applicable to the extent it is not practical to comply with such
                                      A-9
provisos and access onto the property is required to respond to or comply with a notice, order or other legal requirements or there is an emergency situation or imminent hazard so long as Lessor provides reasonable prior notice of its activities under the circumstances and Lessor works cooperatively with Lessees. During Lessor's inspections of the property, its representatives shall have the right to conduct sampling and testing, including but not limited to soil borings and groundwater testing, provided all such testing is conducted in accordance with NSR's standard procedures for such testing (the specifications for such procedures will be reasonable and will be furnished from time to time by NSR to Lessor) and provided Lessor will not unreasonably interfere with Lessee's use of the Leased Properties. Nothing in this paragraph shall preclude Lessor or its representatives from performing visual inspections of the Leased Properties at any time from portions of the Leased Properties that are accessible to the general public.
     NINETEENTH: ENVIRONMENTAL INFORMATION FOR NON-OPERATING PROPERTIES. With respect to the non-operating properties to be returned to Lessor free of lease under Article FIFTH hereof, NSR and A&EC will each identify any contamination of which it has knowledge and provide to Lessor all information and reports pertaining thereto, and Lessor will have the right to inspect such non-operating properties before their return to Lessor. Such right of inspection shall include the right to perform an environmental site assessment.
     TWENTIETH: OPERATING AND OTHER COSTS. NSR and A&EC will be responsible for expenditures relating to the operation of the Leased Properties, including without limitation, maintenance, liability, any hazard insurance (to the extent the Lessees are not self insured) and taxes (other than Excluded Taxes as defined in Article TWENTY-FIRST hereof) imposed on Lessor as a result of NSR and A&EC's use, lease, possession or operation of the Leased Properties, and except as specifically amended by this Extension all provisions of the 1895 Lease and 1939 Lease relating to such obligations will continue in full force and effect.
     TWENTY-FIRST: TAX PROVISIONS. (a) During the period of the lease extensions provided for herein and any renewal thereof, NSR and A&EC shall pay when due, as additional rent, all taxes, assessments, fees, and penalties other than Excluded Taxes (as hereinafter defined), however denominated, together with any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any federal, state, local or other taxing authority on Lessor, based upon the Leased Properties or arising out of the use, lease, possession or operation of the Leased Properties during that period, under the leases being extended herein, which taxes shall, by way of illustration, include ad valorem taxes, real and personal property taxes, assessments, fees, and penalties and other obligations of the same or of a similar nature imposed on the ownership, possession or use of the Leased Properties. For purposes of this paragraph (a), Excluded Taxes shall mean: (i) all taxes based, in whole or in part, on net income or gross income (including, without limitation, any minimum tax) of the Lessor or which are in substitution for, or relieve Lessor from, any tax based upon or measured by Lessor's net income or gross income, together with any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof; (ii) business and occupation taxes, and gross receipts taxes of the Lessor and taxes based upon Lessor's capital stock imposed by the United States or any state or political subdivision; (iii) interest, fines and penalties to the extent due to the acts or omissions of Lessor; and
(iv) ad valorem taxes and any other taxes assessed upon the air rights or mineral rights hereinbefore reserved unto Lessor or resulting from the development, use, or occupation thereof or the location of structures under any such rights. Neither NSR nor A&EC shall be required to pay any tax it is obligated to pay under the provisions of this Article TWENTY-FIRST during the time it shall reasonably and in good faith and by appropriate legal or administrative proceedings contest the validity or amount thereof.
     (b) Lessor shall have the right and obligation, at its own expense, to prepare and file all tax returns required to be filed by Lessor under applicable laws and regulations. Prior to Lessor's filing of any tax returns for taxes required to be paid by either of the Lessees under paragraph (a) of this Article TWENTY-FIRST, Lessor shall provide such returns to the Lessees for their review and approval, which said approval will not be unreasonably withheld.
     (c) NSR, A&EC and their respective assignees and designees shall have the right to control at their expense any audit or examination by any taxing authority, or any judicial proceeding, relating to any taxes required to be paid by either of them under paragraph (a) of this Article TWENTY-FIRST.
     (d) During the period of the lease extensions provided for herein and any renewal thereof, NSR, A&EC and any of their respective designees, are entitled to claim federal, state and local tax benefits (including, without limitation, deductions and credits) arising out of the Lessee's expenditures in the use, lease, possession or operation of the Leased Properties by NSR, A&EC, or any of their respective assignees or designees, and the improvements thereto, that NSR, A&EC or any of their respective designees is entitled to claim under federal, state and local laws and regulations. These tax benefits include but are not limited to: (i) deductions for depreciation or amortization attributable to property (both tangible and intangible) owned by NSR, A&EC or any of their respective assignees or designees, including improvements made to any of the Leased Properties
                                      A-10
by any of them, as well as expenditures made by any of them that are required to be capitalized under sections 263 or 263A or some other section of the United States Internal Revenue Code (hereinafter "Code"); (ii) deductions for expenditures made by NSR, A&EC or any of their respective assignees or designees, deductible as ordinary and necessary business expenses under section 162 of the Code; (iii) deductions for the value of its share of any charitable contributions of any of the Leased Properties made by NSR, A&EC or any of their respective assignees or designees, deductible under section 170 of the Code;
(iv) deductions for losses attributable to property (both tangible and intangible) owned by NSR, A&EC or any of their respective assignees or designees, deductible under section 165 of the Code; and (v) any federal, state or local tax credits applicable to the use, lease, possession or operation of the Leased Properties by NSR, A&EC or any of their respective assignees or designees, and improvements thereto. Lessor is entitled to deductions for taxes of Lessor paid by Lessee under paragraph (a) of this Article TWENTY-FIRST and treated as rent paid by the lessees under the leases herein extended and taxable income received by Lessor under section 1.162-11(a) of the Income Tax Regulations.
     TWENTY-SECOND: EMINENT DOMAIN. In the event of any sale under threat of eminent domain or any eminent domain taking of any of the properties subject to either of the leases extended hereunder, the proceeds received in connection with such sale or taking will be apportioned between the Lessor and the lessee of the property so sold or taken as follows: first, the lessee of that property will be entitled to that portion of such sales proceeds or such award which is equal to that amount which is needed to cover the costs of replacing, restoring and relocating its operating facilities so as to continue to the same extent the railroad operations conducted prior to such sale or taking, as nearly as feasible, and the Lessor will be entitled to receive and retain the balance of such proceeds. The lessee of the property so sold or taken and the Lessor will cooperate fully with each other in contesting or settling any such taking or threat of taking.
     TWENTY-THIRD: RESERVATION OF CLAIMS. Notwithstanding any of the terms, provisions and conditions of this Extension, except with respect to claims released under Article THIRD hereof or under the terms of the next following paragraph, none of the Lessor's claims under the 1895 Lease or the 1939 Lease which existed and could have been addressed at the expiration thereof had they not been extended by this Extension are waived or affected by virtue of the execution and delivery of this Extension. The aforesaid claims so reserved to Lessor are maintained and continued until the termination of this Extension and any renewal, whether by expiration or otherwise, and such claims shall be addressed at such termination as fully as the same would have been addressed in connection with the expiration of the 1895 Lease and the 1939 Lease had this Extension not been executed.
     As part of the consideration for the commitments of NSR and A&EC set forth in this Extension, Lessor hereby agrees not to assert the remedy of forfeiture due to any noncompliance by NSR or A&EC prior to January 1, 1995, with any one or more of its obligations under the 1895 Lease or the 1939 Lease.
     For purposes of clarification, the parties distinctly agree that, except as expressly superseded by this Extension, the respective lease terms of the 1895 Lease and the 1939 Lease do not expire at the end of 1994, and the same are extended by this Extension until the termination of this Extension and any renewal thereof, and that no claim or demand contemplated by the 1895 Lease and/or the 1939 Lease otherwise to be determined at the expiration or termination thereof may be made until, and therefore each of them is postponed to the termination of this Extension and any renewal. As changed and modified by this Extension, the terms, provisions and conditions of the 1895 Lease and the 1939 Lease shall continue in full force and effect.
     Lessor, NSR and A&EC agree that nothing in this section shall abridge, estop, compromise, release or waive the claims reserved to the Lessor under this Article TWENTY-THIRD, and that no defense of waiver, latches, acquiescence, release, estoppel, or the like arising on or after December 31, 1994 with respect to such claims existing on that date may be asserted by reason of Lessor's agreement not to assert or prosecute such claims at this time. It is the intention of the parties hereto that these property issues not impede the resolution of other issues in dispute, not impede the extension of the leases, and that neither party should be prejudiced by the deferral of such issues.
     Further, the Lessor, NSR and A&EC understand and agree that the Lessor's reserved claims under the terms of the 1895 Lease and/or the 1939 Lease will include not only such reserved claims existing as of the end of 1994, but that this Extension contemplates the accrual of further claims under the terms of the 1895 Lease and the 1939 Lease during the term of this Extension and any renewal thereof.
     The terms of the 1895 Lease and the 1939 Lease create claims or potential claims that NSR and/or A&EC would owe and be obligated to deliver to Lessor additional properties and/or rights (hereinafter "Claims for Additions"). The parties acknowledge that to the extent Claims for Additions exist, the circumstance that such additional properties and/or rights may have been acquired or now be held in the name of a company affiliated with NSR or A&EC will not, of itself, prejudice the
                                      A-11

Claims for Additions of Lessor. In consideration of the Lessor not requiring that any such additional properties and/or rights be acquired in the name of Lessor, NSR and A&EC agree that they shall not raise as a defense to Claims for Additions the fact that any such additional properties and/or rights have been acquired in the name of an affiliate of either of the Lessees, and such fact will not impair NSR and A&EC's contractual obligation to deliver such additional properties to Lessor.
     TWENTY-FOURTH: REGULATORY APPROVAL AND EFFECTIVE DATE. This Extension and any renewal are subject to approval or exemption from approval by the Interstate Commerce Commission (hereinafter "ICC") or any successor agency of the undertakings of NSR and A&EC herein, as may be required or appropriate under 49 U.S.C. (section mark)11301, et seq., and (section mark)11343, et seq., or any successor federal legislation and such approval or exemption action becoming final.
     After (i) all requisite governmental and corporate approvals for this Extension have become effective or have been satisfied (ii) this Extension has been fully executed and delivered and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect, this Extension shall be effective as of January 1, 1995.
     TWENTY-FIFTH: NOTICES. Any notices given hereunder shall be effective if sent by registered or certified mail (United States Mails) and addressed as follows:
        If to NSR or A&EC:
        Vice President-Transportation
        Norfolk Southern Corporation
        Three Commercial Place
        Norfolk, Virginia 23510
        If to Lessor:
        President
        North Carolina Railroad Company
        P.O. Box 2248
        Raleigh, North Carolina 27602
or to such other official and/or address as any of the parties hereto may specify in a written notice to the other parties hereto, sent as stated above.
     TWENTY-SIXTH: RETURN OF PROPERTY AT TERMINATION. Upon termination of the leaseholds extended hereunder, NSR, A&EC and their affiliates will release and/or convey to Lessor: (1) all properties and interests in properties originally leased to NSR and A&EC, less only properties released under Article THIRD hereof and such of those properties and interests in properties that have been released from the 1895 Lease or the 1939 Lease, and such of those properties and interests in properties which have been acquired by others by operation of law, eminent domain proceedings, transfers or conveyances in which the Lessor has participated, and otherwise through no fault of either of the Lessees, (2) all additions, betterments and improvements thereof other than properties included in the release of claims set forth in Article THIRD hereof, and (3) excepting properties released under Article THIRD hereof, any and all other properties, franchises, rights, privileges, or interests to which Lessor is entitled pursuant to the 1895 Lease, the 1939 Lease and this Extension.
     TWENTY-SEVENTH: GUARANTY OF PERFORMANCE. The parties are Lessor and Lessee under two leases (the 1895 Lease and the 1939 Lease) due to circumstances of history. Lessor is unwilling to extend either Lease unless both are extended. Therefore in consideration of, and as a condition to Lessor executing this Extension, the Lessees do hereby guarantee the performance and money payments by the other lessee and of any sublessee, immediate or remote, including all duties and obligations of such other lessee under its respective lease and this Extension.
     TWENTY-EIGHTH: BINDING EFFECT. This Lease Extension Agreement shall be binding upon the parties hereto, their heirs, successors, licensees, sublessees, assigns, or any other party claiming under said parties, both immediate and remote.
     TWENTY-NINTH: MISCELLANEOUS.
          (a) Except to the extent controlled by federal laws and regulations, this Extension shall in all respects be governed by the laws of the State of North Carolina.
          (b) This Extension, together with its exhibits, contain all the agreements of the parties hereto and supersede any previous negotiations. There have been no representations made by or on behalf of the Lessor or either of the Lessees or understandings made between or among the parties hereto other than those set forth in this Extension. This Extension may not be modified except by a written instrument signed by the parties hereto.
                                      A-12

          (c) All obligations of the parties hereunder not fully performed as of the expiration or earlier termination of the term of this Extension and any renewal shall survive such expiration or earlier termination of the term hereof and any renewal.
          (d) If any clause, phrase, provision or portion of this Extension or the application thereof to any party or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Extension or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any other clause, phrase, provision or portion hereof to other parties or circumstances.
          (e) The Article headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Extension.
     IN WITNESS WHEREOF, the parties hereto have executed this Extension as of the day and year first above written.

[CORPORATE SEAL]                                                NORTH CAROLINA RAILROAD COMPANY
Attest:
By                    P.C. BARWICK, JR.                         By                   JOHN F. MCNAIR III
                  P.C. BARWICK, JR., SECRETARY                                  JOHN F. MCNAIR III, PRESIDENT
[CORPORATE SEAL]                                                NORFOLK SOUTHERN RAILWAY COMPANY
Attest:
By                    SANDRA T. PIERCE                          By                   JOHN R. TURBYFILL
              SANDRA T. PIERCE, CORPORATE SECRETARY                           JOHN R. TURBYFILL, VICE PRESIDENT
[CORPORATE SEAL]                                                ATLANTIC AND EAST CAROLINA RAILWAY COMPANY
Attest:
By                    SANDRA T. PIERCE                          By                   JOHN R. TURBYFILL
              SANDRA T. PIERCE, CORPORATE SECRETARY                           JOHN R. TURBYFILL, VICE PRESIDENT

STATE OF NORTH CAROLINA
COUNTY OF FORSYTH
     This 26th day of September, 1995, personally came before me, M. Marie Harper, Notary Public for said County and State, John F. McNair, III, who, being by me duly sworn, says that he is President of NORTH CAROLINA RAILROAD COMPANY, a corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said President acknowledged the said writing to be the act and deed of said corporation.
     WITNESS my hand and official seal, this the 26th day of September, 1995.
                                                     M. MARIE HARPER
                                                      NOTARY PUBLIC
My term of office expires 2-19-99.

STATE OF VIRGINIA
                    (bat wing goes here)                to-wit:
CITY OF NORFOLK

     I, Jeanie B. Davis, a notary public in and for the City and State aforesaid, do certify that John R. Turbyfill, whose name as Vice President of Norfolk Southern Railway Company is signed to the writing above, bearing date as of the 1st day of January 1995, acknowledged the same to be the act and deed of said corporation before me in my City and State aforesaid.
     Given under my hand and official seal this 15th day of September, 1995.
                                                     JEANIE B. DAVIS
                                                      NOTARY PUBLIC
My term of office expires July 31, 1999.

STATE OF VIRGINIA
                    (bat wing goes here)                to-wit:
CITY OF NORFOLK

     I, Jeanie B. Davis, a notary public in and for the City and State aforesaid, do certify that John R. Turbyfill, whose name as Vice President of Atlantic and East Carolina Railway Company is signed to the writing above bearing date as of the 1st day of January, 1995, acknowledged the same to be the act and deed of said corporation before me in my City and State aforesaid.
     Given under my hand and official seal this 15th day of September, 1995.
                                                     JEANIE B. DAVIS
                                                      NOTARY PUBLIC
My term of office expires July 31, 1999.
                                      A-14

      WE
                     Exhibit A to Lease Extension Agreement


                                NORTH CAROLINA RAILROAD COMPANY

                                            TO THE

                                   SOUTHERN RAILWAY COMPANY

                                             LEASE

         THIS DEED, made this 16th day of August, 1895, by and between the

NORTH CAROLINA  RAILROAD  COMPANY,  a corporation  incorporated  by the

State of North Carolina,  of the one part,  and the SOUTHERN  RAILWAY

COMPANY,  a  corporation incorporated by the State of Virginia, of the other part, witnesseth:

         THAT WHEREAS,  it is provided by the nineteenth section of the charter of the North Carolina Railroad Company, "that the said com-

pany may, when they see fit, farm out their right of transportation over said road,  subject to the rules  above  mentioned;  and the said

Company,  and every  person who may have received  from them the right of transportation  of goods,  wares and  produce, shall be deemed and ta-

ken to be a common carrier,  as respects all goods, wares, produce and merchandise entrusted to them for transportation:"

         AND WHEREAS,  by an Act of the General  Assembly of Virginia,

approved February 20, 1894, the Southern  Railway  Company is empow-

ered from time to time to lease, use, operate,  consolidate with, purchase or otherwise acquire, or be leased, used or operated by, or consol-

idated with any railroad or transportation company now or hereafter incorporated by the laws of the United States,  or any of the States thereof;

         AND WHEREAS,  it now seems to the North Carolina Railroad

Company to be fit and judicious and to the advantage of the said

Company,  to "farm out" their entire railroad, with all their fran-

chises, rights of transportation,  works and property thereunto be-

longing and used, and connected  therewith,  as hereinafter describ-

ed, to the Southern Railway Company aforesaid for a term of years:"

         NOW THIS DEED FURTHER WITNESSETH,  that in consideration of the several sums of money, rents,  covenants and agreements hereinafter specified and agreed to be paid, kept and performed by the South-

ern Railway  Company,  the said party of the first part, namely the

North Carolina Railroad Company has demised,  let, hired, "farmed

                                              E-A-1

                     Exhibit A to Lease Extension Agreement



out," and delivered,  and by these presents doth demise,  let, hire,

"farm out" and deliver,  to the said party of the second part,  name-

ly the Southern Railway Company,  the entire  railroad of the said party of the first part, with all its franchises, rights of trans-

portation, works and property, including, among other things, its superstructure, road-bed and right of way incident thereto, situate in the State of North Carolina, and leading from the City of Golds-

boro,  in the County of Wayne, to the City of Charlotte, in the

County of Mecklenburg, in said State; and, also, the depot houses,

shops, buildings,  fixtures,  engines, cars, and all  franchises,

rights  and  privileges,  and  other  things,  if any,  of whatsoever  kind or  nature,  to  the  said  North  Carolina  Railroad  Company belonging,

and  necessary,  incident  and  appurtenant  to the  free,  easy and con-

venient  operation of the railroad leased hereby,  and now or hereto-

fore used in that  behalf,  the same being the  property  and  effects of the party of the first part,  which the party of the second part,

as purchaser of the interest of the Richmond and Danville Railroad

Company, Lessee, now has in its Possession as such  purchaser,  ex-

cepting  specially,  from the  operation of this lease,  the building at

Burlington in which is the office now occupied by the Secretary and Treasurer of the party of the first part, together with a rectangu-

lar  lot on which said building stands, the respective sides of which shall not be less than fifty (50) feet  distant from said  build-

ing at any point,  for the full term of ninety-nine (99) years from and after the 1st day of January,  1896, fully to be completed  and ended  commencing  on first day of  January  1896,  And the North Car-

olina  Railroad Company  aforesaid,  for itself,  its successors and assigns, doth  covenant  and agree  with the  Southern  Railway  Company aforesaid,  its successors  and assigns,  that the latter  Company, its successors and assigns, shall,  during the entire term  aforesaid,

have and enjoy quiet,  peaceable and uninterrupted possession of all of the property, rights, privileges,  franchises and estates herein-

above "farmed out" and leased by the North Carolina Railroad Company aforesaid to the Southern  Railway  Company  aforesaid.  And for and in consideration of such demising, letting, hiring, "farming out"

and delivering of said railroad, works and property, including road bed,  superstructure,  right of way and of



                                              E-A-2

                     Exhibit A to Lease Extension Agreement



transportation,  depots,  houses,  buildings,  shops,  fixtures,  engines,

cars, franchises and privileges,  and other things incident and appur-

tenant thereto, the Southern Railway Company,  on its part, doth covenant with and oblige itself to the North Carolina Railroad Com-

pany to pay to it rent as follows:

         From January 1, 1896,  to December 31, 1901,  two hundred and sixty-six thousand  ($266,000)  dollars  per annum,  payable as  follows:

one hundred and thirty-three thousand ($133,000) dollars on the first day of July, 1896, and one hundred and thirty-three  ($133,000)

dollars  semi-annually  thereafter,  on the first days of January and

July, in each year,  up to and including  January 1st, 1902; from

January lst, 1902, till the expiration of this lease, two hundred and eighty-six  thousand  ($286,000)  dollars,  per annum,  payable as follows:  one hundred and forty-three  thousand  ($143,000)  dollars on the first day of July, 1902,  and  one  hundred  and  forty-three

($143,000)  dollars   semi-annually thereafter,  on the first days of

January  and July,  in each  year,  up to and including  January  first,

1995;  And, in  addition  to the rental  reserved as aforesaid, and as a part of the rent to be paid by the party of the second part for the leased property,  herein described,  the party of the second part agrees to pay for  and on  account  of the  party  of the  first  part  all taxes  and assessments  lawfully  imposed  upon  the  said  leased  proper-

ty,  or upon  the franchise of the party of the first part, or its income, whether by the State of North Carolina,  or any County,

City, Town or Township thereof, or by the United States.  All of such taxes  and  assessments  shall be paid by the party of the second  part,

so as to  entirely  relieve  the party of the first part from the pay-

ment of taxes of any nature  whatever,  during the continuance of this lease, upon the property leased or the franchise of the party of the first part, or its income from the leased property.

         To secure the prompt and faithful payment of the said rent as above stipulated to be paid, and all taxes



                                              E-A-3

                     Exhibit A to Lease Extension Agreement



payable on the leased railroad and property as herein  provided,  the said party of the second part doth  covenant  with and oblige itself unto the said party of the first part,  to deposit and keep on de-

posit in the First  National  Bank, of Charlotte, North Carolina, or

such other bank or banks as may be approved by the Directors of the North Carolina Railroad Company from year to year, and all the time pending said term, the sum of one hundred and seventy-five thousand ($175,000)  dollars  in cash or its  equivalent,  at all times in United  States bonds,  or other  marketable  securities,  acceptable to the  Directors of said Lessor Company,  and having a market value of not less than said sum; which said sum of money,  or its such equivalent,  may be applied by the said party of the first  part to the  satisfaction  and  discharge  of any  such  sum of  money so semi-

annually  due and remaining  unpaid, or of any such taxes due and remaining unpaid, or any judgment or judgments  recovered in any

Court of the State, or of the  United  States,  when  finally adjudicated  for any tort,  wrong,  injury, negligence,

default or contract, done, made or permitted by the party of the second part, its successors, assigns, employees, agents or ser-

vants, for which the party of the first part shall be adjudged liable,  whether the party of the first  part is sued  jointly  with or  separately  from said party of the second part,  provided that the said North Carolina  Railroad Company shall give to the Southern  Rail-

way  Company the notice of suit herein  provided  for; such notice shall be given to the Company's station agent at either of the following places, to-wit: Raleigh, Greensboro or Charlotte, or Burlington; and in case of either application  of such deposit,  then to renew the same from time to time as often as such application of any such deposit may become necessary;  but, any bonds so deposited  shall be  deposited  and held in such  manner as to  enable  the said Southern  Railway Company to draw the interest  accruing  thereon,  from time to time,  as the same shall become due and  payable:  PROVIDED,  the said  Southern Railway

Company shall  faithfully  perform its covenants to pay the semi-

annual rent aforesaid, as it may become due as herein provided, and



                                              E-A-4

                     Exhibit A to Lease Extension Agreement



also, all of such taxes or assessments, or judgments, as the party of the second part may be lawfully liable to pay for the party of the first part, by the terms of this lease. And for the consid-

eration aforesaid, the said party of the second part doth  covenant with and oblige  itself unto the said party of the first to keep the said Railroad, roadbed, superstructure, depots, buildings, houses, shops, engines, cars, fixtures, and other property of every kind and every part thereof,  so hired, let, "farmed out" and delivered in equally as good condition and repair as the  property  is at the date of this  lease,  or to keep,  in the place of the same,  like things of equally  good  condition  and repair;  and to return,  at the  end of the  said  term of  ninety-nine  (99)  years,  or at the termination  of said  lease,  to the  said  party  of the  first  part  the said railroad,

roadbed, superstructure, depots, houses, buildings, shops, engines, cars, fixtures and other property, and all and every part thereof,

in like good condition and repair; or other property, when any part of said property shall be worn out, destroyed or abandoned, as good in quality and substance,  and in like good  order and  repair.  But there  shall be no claim or  liability  during the continuance  of this lease, or at its termination, by the party of the second part, its successors or assigns, upon the party of the first part,  its successors or assigns,  for any  improvement  of said property  conveyed by this lease,  over the condition of the said property at the date of this lease,  but all such improvements shall be and remain the property of the party of the first part, its successors or assigns, subject to the provisions of the lease,  as hereinafter  set forth.  And for

the  faithful  keeping and  performance  of the covenant  obligation last  aforesaid,  the said party of the  second  part doth covenant with and oblige  itself unto the party of the first part to execute to the said party of the first part a bond, good and sufficient at all times in the ability  of its makers to pay,  in the sum of one hundred  and thirty  thousand ($130,000) dollars, conditioned for the faithful keeping and performance of said last named covenant.



                                              E-A-5

                     Exhibit A to Lease Extension Agreement


         The party of the first part  covenants and agrees with the party of the second part,  that whenever  suit or action shall be instituted  against it, the said party of the first part, for any cause of action,  for which the said party of the second  part would be liable to the said party of the first  part,  under the terms of this lease, the said party of the first part will immediately give notice and tender defense of such suit or action to the said party of the second part;  such notice to be given to the  station  agent of the party of the second part at either of the following  named places, to-wit: Raleigh, Greensboro or Charlotte, or Burlington all in the State

of North Carolina.

         And for the considerations aforesaid, the said party of the second part does  covenant  with and oblige  itself,  unto the said party of the first part, that the said party of the second  part,

will not at any time  during said term fix or  establish  the rates of freight,  called  "local  freight",  at a higher average  price or rate from station to station than the average rate for "local freight" tariff as fixed, established and printed by the said party



                                              E-A-6

                     Exhibit A to Lease Extension Agreement



of the second part on this date,  and the local  passenger fare shall not exceed the local rate as fixed and  established  on the date last above named.  And for the consideration  aforesaid,

the said party of the second part, for itself, its successors  and assigns,  doth  covenant with and oblige  itself,  unto the said party of the first part,  to indemnify  and save  harmless the said party of the first part against and from any and all damages  which may be recovered  from or against it,  according to law, by reason of any failure of the said party of the second part, its agents or em-

ployees,  or successor or assigns,  to perform,  in all things,  their duties and  obligations,  whereby the said party of the first part may become liable to any party injured, or sustaining injury, in his or her person or property.  And the said party of the first part, for the consideration aforesaid, for itself, its successors and assigns, doth covenant with and oblige itself unto the said party of the second part, its successors and assigns,  that its stockholders and directors will not do any thing or take any action,

as such stockholders and directors, that may or can interfere in any way whatsoever with the free use and operation and  convenience of said railroad and other property so hired,  let, "farmed out"

and delivered to the said party of the second part, according to the terms and intents of these presents.

         IT IS FURTHER  AGREED  between the said parties,  that, if the Southern Railway Company shall make default in the payment of the sums of money they have agreed to pay on the first day of

July, 1896, and semi-annually thereafter,  for thirty days or more after the same shall become due and payable, or if they make such default in the payment of any part thereof, or shall fail to pay all taxes and assessments lawfully made against the party of the first part, which, by the terms of this lease, it has agreed to pay for and on account of the party of the first  part;  or if they fail to keep on  deposit  such  sum of  money,  or its equivalent, in bonds, as they have covenanted with and obliged themselves to the North Carolina Railroad Company to do, then the said North Carolina



                                              E-A-7

                     Exhibit A to Lease Extension Agreement



Railroad  Company shall,  upon giving to the Southern  Railway  Company at least thirty days' notice,  have the right,  should the Southern

Railway Company still remain in  default,  to dispose of and apply the  deposit to any unpaid  rent or unpaid taxes,  assessments  or judgments lawfully made against the party of the first part,  which,  by the terms of this lease, it has agreed to pay for and on account of the party of the first part, and to enter upon and resume possession of said railroad and all said other property, rights, franchises,

etc., of every kind and description;  provided,  nevertheless, this stipulation shall not be so construed as to abridge or discharge any of the said covenants which require and provide for the payment of such  semi-annual  rent,  and for every part thereof, and for the return of the said railroad and other property, according to the terms of such covenants, at any termination of said term, and pro-

vided, further, that the same shall be so construed  that the said party of the first part shall be entitled to all the rent due at any  termination  of said lease,  and to have the said road and other property of every kind returned,  as aforesaid,  to the said party of the first  part,  and for damages for any failure to so return the same.




                                              E-A-8

                     Exhibit A to Lease Extension Agreement



         IT IS  FURTHER  AGREED by and  between  the said  parties,  that a fair valuation and inventory of said  railroad,  and all and every part and parcel of said  other  property,  shall be made and taken on

January  1st,  1896,  by two competent  experts,  one to be selected by the party of the first part,  and the other by the party of the second  part,  who  shall,  in case of  disagreement, select an umpire;

and the  valuation  and  inventory so made and taken shall be final and shall be kept, recognized and acted upon at all times; and an-

nually in the first week in October in each year,  if the party of the first part shall so require,  a like  valuation  and  inventory shall  be made  and  taken  by like competent  experts and their umpire to be chosen as aforesaid;  and in case said railroad  and said  prop-

erty  are not in like  good  condition  and  repair,  as provided  in the several  covenants,  as  aforesaid,  then the said party of the second part may have until the first of January next, after such default,

so to make good said railroad and said other property; and the said party of the first part shall not have the right to enter and take possession of said railroad and other  property  for such  default and breach of such  covenants  until the said first day of January next after such default;  and not then on such account,  if such  default in the  meantime  shall be  repaired to the  satisfaction  of said ex-

perts or their said umpire.

         IT IS FURTHER AGREED by and between said parties, that at any termination of said lease and term, whether by its own limitation or otherwise, the said  railroad  and all the said other  property  of every kind  whatsoever, shall be valued,  and an inventory  thereof taken by like competent  experts and their umpire, to be selected as aforesaid.

         And the said party of the second  part doth  hereby  covenant  with and oblige itself to the said party of the first part, its success-

ors or assigns, to do and perform all acts and things affecting the said railroad or its operation, running or conduct that shall be required or enjoined  during the continuance of this lease by the laws of this State.

         IT IS FURTHER  AGREED by and  between  said  parties,  that if the said lease shall be determined  otherwise than by its own limitation,

the said party of the  first  part  shall  only  be  entitled  to  have  the rent  due at such termination thereof, and to have said railroad and all and every part and parcel of said  property  so  returned  to it; or  damages  for  failure  to do so, and indemnity for any loss it



                                              E-A-9

                     Exhibit A to Lease Extension Agreement



may have  sustained by reason of any default or neglect of the said party of the second part as herein imposed.

         IT IS FURTHER AGREED by and between the parties, that the said party of the second part shall have leave to change any shops,

tracks,  houses and other things in such way as to  promote  the  con-

venience  of  shipment  of  freights, travel, and the safety of the road and property,  without charge to the party of the first part;

and also shall have leave, without charge to the party of the first part as aforesaid, to change the gauge of the said railroad track;  but should the Southern Railway Company change the gauge of siad railroad track they do hereby covenant and agree with the

North Carolina  Railroad Company to change the gauge of said road to what it now is, at the  termination of said lease,  if required to so do by the North Carolina Railroad Company.

         It is hereby  distinctly  understood  and agreed by the parties hereto that the lease  made  under date of  September  11,  1871,  by and  between  the Richmond and Danville  Railroad Company and the

North Carolina  Railroad Company shall terminate as of December 31st,

1895 at mid-night, and the Southern Railway Company,  for itself,

and as the purchaser of the interest of said Richmond and Danville

Railroad Company,  in respect to said lease and in consideration of the making of this lease for a period long beyond  said  former lease,  consents to such termination on behalf of said Richmond and

Danville Railroad  Company,  and the North Carolina  Railroad  Company

for a like  consideration of the fact that this  lease is more  favor-

able  to it than the former one in the matter of taxes from  January

1st, 1896, to December 31st, 1901, likewise consents to such termination.



                                             E-A-10

                     Exhibit A to Lease Extension Agreement



         The  party  of the  second  part  hereby  expressly  agreeing  that the exemption  from  taxation  for its  property,  claimed by the party of the first part, may be surrendered by it, but such surrender shall not take effect before mid-night of December 31st, 1895, and that, thereafter,  the said property shall be taxable as other property of like kind in the State of North Carolina.

         IN WITNESS WHEREOF,  the said North Carolina Railroad Company,

by S. B. Alexander,  its President,  acting for and on its behalf,

and the said Southern Railway Company, by Samuel Spencer, its Pres-

ident, acting for and on its behalf, have caused the corporate seals of their  respective  corporations to be affixed hereto, and the same to be signed by their respective Presidents aforesaid.


                             THE NORTH CAROLINA RAILROAD COMPANY,


                              By: /s/ S. B. Alexander, President

(L. S.)




Official Seal of
Prest.N.C.R.R.Co.:
                                       /s/ P. B. Ruffin
                                           Secretary



                                   SOUTHERN RAILWAY COMPANY,

                                    By: /s/ Samuel Spencer
                                           President

Attest:

/s/ Geo. R. Anderson
      Secy.  Pro-tem

Witness:


                                             E-A-11

                     Exhibit A to Lease Extension Agreement



State of North Carolina    :
                           :  ss.
County of Alamance         :

         I, J.C. Staley, a Notary Public for the

County and State aforesaid,  do hereby  certify that Sydenham B.

Alexander and Peter Brown Ruffin,  whose names are signed to the foregoing agreement as President and Secretary respectively of the North Carolina Railroad Company, personally appeared before me this day and acknowledged the due execution of said agreement as their free act and deed, and as the free act and deed of the said

North Carolina Railroad Company.

         The said  Sydenham B.  Alexander  and Peter Brown Ruffin

further state that  they are the  President  and  Secretary  respectively of the  said  North Carolina  Railroad  Company,  that  they  know  the corporate  seal of the said Company;  the seal  affixed  the  fore-

going  instrument  is the seal of the said Company and was thereto affixed by  authority of the Board of Directors of said Company,  and that they signed their names thereto as President and Secretary respectively by like authority.



                                 \s\ J.C. Staley
Given under my
hand and seal, this sixteenth
day of August, 1895


(seal affixed here)

                                             E-A-12

                     Exhibit A to Lease Extension Agreement



State of North Carolina    :
                           :  ss.
  County of Alamance       :

         I, J.C. Staley, a Notary Public for the County and
State aforesaid, do hereby certify that Samuel Spencer and GeO. R. Anderson, whose names are signed to the agreement above, as Pres-ident and Secretary pro tem. respectively of the Southern Railway Company, personally appeared before me this day and acknowledged the due execution of the foregoing agreement as their free act and deed, and as the free act and deed of the Southern Railway Company.

         And the said Samuel Spencer and GeO. R. Anderson did further state that they are President and Secretary pro tem. of the South-

ern Railway Company,  that they know the  corporate  seal of said

Company;  that the seal  affixed  to the foregoing  agreement  is the corporate  seal of said  Company,  and was thereto affixed by authority of the Board of  Directors of said  Company,  and that they signed their names thereto as President and Secretary pro tem.  respectively by like authority.


                                \s\ J. C. Staley
         Given under my hand
and seal this sixteenth day
of August, 1895.

(seal affixed here)










                                             E-A-13

                     Exhibit B to Lease Extension Agreement





         THIS LEASE AND INDENTURE, made and executed in

duplicate originals this the 30th day of Aug,  1939,

by and  between  the  ATLANTIC  AND NORTH  CAROLINA RAILROAD

COMPANY, a corporation  existing under and by virtue of

the laws of the State of North Carolina, party of the

first part, hereinafter called the lessor, and the

ATLANTIC AND EAST CAROLINA RAILWAY COMPANY, a corpo-

ration existing under and by virtue of the laws of the

State of North  Carolina,  party of the  second part, and

hereinafter call the lessee,

                           W I T N E S S E T H:

         THAT  WHEREAS,  the  charter  of the  lessor  was duly

granted  and is contained  in  Chapter  136 of the  Public

Laws of North  Carolina,  Session of 1852-1853, and was

amended by Chapter 232 of the Private Laws of North

Carolina, Session of 1854-1855, and the same is a corpo-

ration duly created,  organized and existing under said

laws; and

         WHEREAS, the lessor is duly empowered to farm out and lease its property and franchises; and

         WHEREAS, an offer in writing having been submit-

ted by H. P. Edwards for and on behalf of the lessee to

lease the franchises and property of the Atlantic and

North Carolina Railroad Company and such proposition

having been accepted by actions and  resolutions of the

directors and  stockholders  of the Atlantic and North

Carolina  Railroad Company duly and regularly  adopted at

meetings held in the City of Raleigh, State of North

Carolina, on April 20, 1939.

                                              E-B-1

                     Exhibit B to Lease Extension Agreement



         1. NOW,  THEREFORE,  for and in  consideration  of

the several  sums of money, rents, covenants,  agreements

and stipulations  hereinafter specified and to be  performed by the  lessee,  the  payment  and  performance  of which  are conditions  precedent  to the  continuance  hereof,  subject to the Joint  User Contract between the lessor and the

Receivers of the Norfolk  Southern  Railroad Company relating to the use and maintenance of certain tracks and sidings in

and about the City of New Bern, the lessor has demised,  let,

hired,  farmed out and delivered and by these presents does

demise,  let, hire, farm out and deliver to the lessee

for the full term of  twenty-five  (25) years,  said term to begin on the  first  day of the  month  following  the  approval of  this  lease  by the Interstate  Commerce  Commission  and upon  its  issuance  to the  lessee  of a certificate  of  con-

venience and necessity to operate said railroad and upon approval by the Utilities Commissioner of North Carolina and  surrender  of possession  of said  property  to the lessee and to end  twenty-five  (25) years thereafter,  the  entire railroad  of  the  lessor  with  all  its  franchises, privi-

leges,  rights of  transportation,  works and properties

including,  among other  things,  its  superstructure,  road bed,  right of way incident  thereto, situated in the State

of North  Carolina and extending from Morehead City in the

County of Carteret into the City of Goldsboro,  in the

County of Wayne; and also all depots,  houses,  shops,  piers,

wharves,  waterfronts,  water  privileges, buildings, fixtures,

engines, cars and railroad equipment, and all franchises,

                                              E-B-2

                     Exhibit B to Lease Extension Agreement



rights and privileges and other things of whatsoever kind

or nature belonging to said  lessor and  necessary,  incident and  appurtenant  to the free,  easy and convenient  operation of the said  railroad  leased  hereby and now used in that be-

half,  and  also all  lands  and  interest  in  lands  EXCEPTING

AND WITH THE EXCEPTION  of the property  situated  near  More-

head  City and known as the Camp Glenn property  consisting

of about fifty-seven (57) acres of land and described in

a deed from the Receivers of the Norfolk and Southern

Railroad Company to the Atlantic and North Carolina Railroad

Company, which deed is duly recorded in the office of the

Register of Deeds of Carteret  County,  and  EXCEPTING  all of

the land in Morehead  City known as the  Atlantic  Hotel  prop-

erty,  other than that situated east of Fourth Street and

south of the railroad track in said City, and EXCEPTING

FURTHER all cash on hand,  all choses in action,  bills and

accounts receivable and securities  owned by or due and

payable to lessor,  and EXCEPTING also all  materials and

supplies on hand, an inventory of which will be made and signed by the parties hereto on the effective day of this lease.

         2. The said lessor for itself, its successors and

assigns does covenant and agree to and with the lessee,

its successors and assigns,  that at the time of the sealing and  delivery of these  presents it is seized and  possessed and entitled to the premises,  property,  rights,  franchises,

and privileges above described for the term demised except

as hereinafter stated, and has good right, full power and

lawful  authority to lease,  farm out and deliver the same in the form and manner  aforesaid,  and that the same are free

and clear from all liens and  encumbrances  of any kind and

nature  whatsoever  save and except a deed of trust from the

                                              E-B-3

                     Exhibit B to Lease Extension Agreement



Atlantic and North Carolina Railroad Company to American

Trust Company, securing the  outstanding  bonds of the  lessor,

and  certain  taxes  due the  State and political  subdivisions thereof;  that  the said  lessee,  its  successors  and assigns,

notwithstanding  said deed of trust and taxes, shall during

the entire term aforesaid have and enjoy the quiet,  peace-

ful and uninterrupted  possession of all the  property

rights, privileges, franchises and estate hereinbefore leased and farmed out; and that the said lessor, its stock-

holders and directors will not do anything or take any

action as such  stockholders  and  directors to interfere  in any way with the free use and  operation  of said  railroad

by the lessee according to the terms and intent of these

presents.

         3. Prior to the termination of the period of its

corporate existence as limited in its charter,  the lessor

covenants and agrees that it will duly take all necessary

and proper steps to cause its corporate  existence to be

extended beyond the term of this lease.

         4. It is expressly  stipulated and agreed by the

lessor that the lessee shall  not be  liable  for any rents

until it shall  have been put into  actual possession of

the property hereby demised.

         5. The lessee hereby covenants and agrees that as rent for said property it will pay to the lessor a minimum annual rental of $60,500.00, that during the first year of this lease said sum shall be paid in four equal quarterly installments, same to be paid within fifteen days after the end of each quarter; that thereafter said minimum annual rental shall be paid in equal monthly installments within fifteen days after the end of each month. The


                                              E-B-4
lessee  further  covenants  and agrees that if, during any

calendar year of this lease, its railway  operating  revenues as shown in its annual report of railway operating  revenues filed with the  Interstate  Commerce  Commission  under its

accounting system shall exceed the sum of $475,000.00, it

will pay to the lessor additional rent according to the

following schedule:

$475,001.00 to $499,999.00            1-1/2% of railway operating revenues

$500,000.00 to $550,000.00                2% of railway operating revenues
$550,001.00 to $600,000.00                3% of railway operating revenues

$600,001.00 to $700,000.00                4% of railway operating revenues

and 4% on all railway operating revenues above $700,001.00


         Said  additional rent shall be paid on or before the

first day of April for the  preceding  year for each year

of this lease.  The lessee shall  forfeit this lease if it

fails for thirty days to make any of the  quarterly  or month-

ly payments on the annual minimum rent covenanted to be

paid by it hereunder, or if it is in default in the payment

of said  additional  rent for a period of thirty days. Past

due rent shall also bear interest at six per cent.

         6. The lessee further  covenants that it shall pay

all operating  taxes lawfully  imposed by the State or Federal

Government upon the lessee on account of the operation of

the railroad, including North Carolina franchise taxes for 1939 and thereafter during continuance of this lease,

social  security, unemployment  insurance,  railroad  retire-

ment  and all  other  operating  taxes assessed against the

lessee. The lessor shall pay all ad valorem property taxes, income taxes assessed against it, street assessments,

social security taxes on account of its  employees,  and  fran-

chise  taxes  levied  against it other than franchise taxes

levied against it as an operating railroad company,  except

1939 franchise  taxes.  It is  understood  and agreed that

if the  possession  of the properties herein demised is not

                                              E-B-5

                     Exhibit B to Lease Extension Agreement



given  before  July 1,  1939,  than and in such  event the 1939

North  Carolina franchise taxes are to be prorated between

lessor and lessee.

         7. The lessee  further  covenants  that during the

continuance of this lease it will keep the warehouses,

depots,  shops and all other building now or hereafter to

be erected and used in the operation of the said  railroad

insured in some  safe and  reliable  insurance  company  or

companies,  lawfully  doing business  within  the State of

North  Carolina,  to their full  insurable  value according to schedule  which will be fixed and agreed to by the parties

hereto. All  policies of  insurance  shall  contain a clause making the loss payable as interest may appear to the

Atlantic and North Carolina Railroad  Company.  It is agreed that  the  proceeds  from  all such  insurance  policies  shall be used, however,  for the purpose of  rebuilding  or restoring properties on account of damage or loss for which the

claims are paid.

         8. The lessee further covenants that it will place

in the tracks of the railroad as rapidly as possible and

within  twelve months from the effective day of this  lease

fifty thousand (50,000) cross ties of good and substantial quality, and that it will place in such tracks forty thousand  (40,000)  cross ties of like quality annually

thereafter until the tracks are in good condition, and

maintain the same in such condition thereafter.

         The lessee further covenants and agrees that at the

expiration of every six months during the period of this

lease it will make and file with the lessor a sworn written

statement of the number and location of all cross ties

installed by it during the preceding six months.


                                              E-B-6

                     Exhibit B to Lease Extension Agreement


         9.  The  lessee  further  covenants  and  agrees  that

it will set up a depreciation  and reserve  fund and deposit in cash with the Branch  Banking and Trust Company, Kinston,

North Carolina, in the name of the lessor and lessee,

as Trustees,  an amount equal to the depreciation that

accrues on all rolling stock included  within the terms of

this lease;  provided,  that no cash  deposit upon this  de-

preciation  and reserve  fund shall be made by or required

of the lessee for a period  of  three  years  from the date

upon  which  this  lease  becomes effective.  The  amount  and rate of  depreciation  shall be  determined  by and according to the  depreciation  rate  established  by the  Interstate

Commerce Commission for such rolling stock. The  depreci-

ation  fund shall be used only to replace worn out rolling

stock, the lessee to determine the rolling stock which shall be purchased for this purpose. Funds shall be sub-

ject to withdrawal  for purchase of rolling stock upon

the request of the lessee and upon  signatures of a desig-

nated official of the lessee and the President of the

lessor company. The only  obligation of the lessor in

connection with withdrawal of monies from this fund shall

be to see that proper  application of the monies so with-

drawn is made by the lessee.  At the  termination  of the

lease any remaining  balance of this fund shall pass to

and be the  property  of the lessor.  Payments  into the

fund shall be made monthly.  The lessee may, in lieu

of making payments into the said depreciation and reserve

fund and as provided in Section 11 of this lease, make replacements of rolling stock by providing similar or like rolling stock to take the place of worn out rolling


                                              E-B-7

                     Exhibit B to Lease Extension Agreement


stock and the amounts actually paid by the lessee for the

purchase thereof shall be credited  against  any  amounts due to be paid by him to the said  reserve or depreciation  fund,

upon  the  transfer  of the  title  and  ownership  of such pur-

chased  replacements to the lessor free from liens and

encumbrances  thereon, less depreciation  thereon calculated as aforesaid to the time of said transfer. In the event

the lessee  shall elect to purchase  additional  rolling

stock and there is not sufficient money in the depreciation

fund to make such purchase or purchases,  the lessee  shall

have the right to advance  the money and make such purchase

or purchases, and upon transfer of the legal or equitable

title to said stock to the lessor the lessee shall receive

credit for such monies so advanced and for the  deferred

installments  as and when  paid by the  lessee,  less the de-

preciation  on the property  purchased  calculated as afore-

said to the time of said  transfer.  If said  purchases

are made on a partial  payment basis and the title to or

equity in the property purchased has been transferred to the lessor, the lessee shall be credited  for such  payments as

are made thereon at the time such  payments  are made,  less depreciation  on said  property  calculated  as aforesaid to the date of payments.

         10. The lessee covenants and agrees that it will

keep and maintain said railroad,  road bed,  superstructure,

depots,  buildings,  shops, engines, cars fixtures and

other  property  covered by this lease in equally as good

condition and  repair  as the  property  is at the  date  of this  lease,  less  ordinary depreciation of the demised

property,  and to return the same at the termination of

this lease in like good condition and repair.


                                              E-B-8

                     Exhibit B to Lease Extension Agreement


         11. It is understood and agreed that the lessee

shall have the right to replace any of the  rolling  stock

or  equipment  by sale or exchange of the old rolling  stock or equipment  and the purchase of additional or new rolling

stock or equipment for that so sold or exchanged,  but the

terms, conditions and price for which said  property  is

sold or  exchanged  must be first  approved  by the President of the  lessor  corporation,  and in  such  event  the  title  to the properties  acquired by purchase or exchange shall

vest in and the same shall be the  property of the lessor

and subject to the  provisions  of this lease in the same

manner as the properties herein and hereby demised. During

such time as the lessee shall not be in default under  para-

graphs 9, 10 and 11 of this lease,  as they relate to roll-

ing stock, the lessee shall at all times be privileged to acquire and hold in its own right or lease additional rolling stock and use the same at will in the operation of

said railroad.

         12. The lessee  further  covenants  and  agrees to

indemnify  and save harmless the said lessor,  its successors and assigns,  against and from any and all damages which may be recovered  from or against the lessor  according to law

by reason of any failure of the lessee,  its agents or

employees to perform all duties  and  obligations,  whether

imposed  by this  lease or by reason of law, whereby  the

lessor may become  liable to any person  killed or person,

firm or corporation injured in his, her or its person,

reputation or property, and that the lessee will indemnify

and will save harmless the lessor against any judgment or

judgments recovered in any State or Federal court of the

United States or any foreign country for any tort, wrong,

injury, negligence or default done, made or permitted by

the lessee, its employees, agents or servants for which


                                              E-B-9

                     Exhibit B to Lease Extension Agreement


the lessor shall be adjudged liable,  whether the lessor is sued jointly with or separately from the lessee.

         13. The lessee covenants further that whenever any

suit or action shall be instituted  against the lessor,  or against the lessor and lessee jointly for any cause of action for which the lessee would be liable to indemnify the lessor under the terms of this agreement,  it will defend said action diligently and at its own cost and expense,  provided  that  whenever any suit shall be instituted against the lessor  separately by reason of which the lessee might become liable to indemnify the lessor under the terms of this agreement,  the lessor will give due notice thereof to the lessee by registered  letter directed to the lessee at New Bern,

North Carolina. And in all cases where the lessor is sued for any cause of action for which the lessee would be bound to indemnify the lessor hereunder,  whether  or not the  lessor is sued  separately or with one or more other defendants, the lessor will, with reason-

able promptness, mail to lessee at New Bern, North Carolina,  a copy of the summons and complaint served upon it in all such suits,  but if it should fail to do so, such failure shall not relieve the lessee of any of its duties or liabilities to the lessor hereunder,

and the rights of the lessor shall in no way be affected thereby.

         14.  It is  mutually  agreed by and  between  the  parties that a fair valuation and inventory of all engines,  cars, tools,

machinery and equipment of the  railroad  hereby  transferred  and leas-

ed,  together  with all material and supplies on hand and belonging to the lessor, shall be made at the time of or as soon as  practicable after the  effective  date of this lease by two  competent persons,  one to be selected by the lessor and the other to be selected by the lessee who shall in case of disagreement select an umpire, and the valuation and inventory  so made and taken shall be finally  estab-

lished  and  recognized  and acted upon at all times.

         15. It is further agreed that the lessor shall have the right at all times to inspect the railroad, its rolling stock and other property. The lessor is to employ an inspector, who is

                                             E-B-10

                     Exhibit B to Lease Extension Agreement


to make  inspection of the railroad and railroad  properties  semi-

annually,  or more often if the lessor so desires, and report to the lessor as to improvements and the general  condition  of the railroad  and  property and in case the said railroad and  prop-

erties are not found to be in the condition required by this lease and as provided in the covenants, the lessee shall be given written notice of any under-maintenance and allowed such reasonable time as may be fixed by the inspector  within  which to make such  re-

pairs  and  improvements  as will fully comply  with  the  provisions hereof.  The  lessee  shall  make  available  all reasonable  transpor-

tation or other facilities  required by the inspector in the per-

formance of his duties without cost to the lessor.

         16. It is understood and agreed that the lessee shall

have the right to purchase any or all operating material and supplies at the inventoried price and to pay for the same at the end of the  month,  and  furnish to the lessor at the end of each month a statement of all supplies purchased and used.

         17. It is  understood  and agreed that the lessee  hereby

assumes all duties,  obligations and  responsibilities of the lessor in connection with the maintenance  under the Joint User Contract between the Receivers of the Norfolk Southern  Railroad  Company

and the lessor referred to herein in paragraph one; that the lessee shall have custody and possession of all of the operating records of the lessor, but shall make the same available for the use and inspection of the lessor at any time upon its demand.

         18.  The  lessee  shall not be liable  for any loss or

destruction  of property of the lessor caused by war,  riots,

acts of God or strikes not caused by the wrongful or unreason-

able  conduct to the lessee. If any of the properties hereby demised  shall be destroyed by war,  riots,  acts of God, or strikes not caused by the wrongful or unreasonable  conduct of the lessee, the same shall be replaced by the lessor,  but in the event such damage is so great that lessor is unable to

replace the same, then and in such event this lease shall

                                             E-B-11

                     Exhibit B to Lease Extension Agreement


be terminated,  but the lessee,  at its option,  may replace the same and, if so replaced, no termination of this lease

shall be caused thereby. The lessee shall be allowed a

reasonable  credit on rents for loss of use of the railroad

during such time as service thereon is interrupted by

destruction of said property from said causes,  and this

provision shall apply whether the destruction be total or partial and whether the replacement be by the lessor or lessee.  Provided, however,  that nothing herein  contained

shall relieve the lessee of its duty to insure the demised

properties other than rolling stock and equipment against fire or windstorm.

         19.  That the lessee  covenants  and  agrees  not to

assign,  transfer, mortgage or pledge this lease or to sub-

let the franchise or  properties,  or any part of the said

properties  hereby demised without the prior written con-

sent of the lessor.

         20. The lessee  covenants  and agrees that if the

quarterly or monthly rent or any part thereof  shall be

unpaid at the  expiration of any grace period herein  pro-

vided  for,  or if  the  lessee  shall  fail  to  perform  any of the covenants, conditions,  provisions and agreements herein

contained to be done or performed by it, or if a permanent

receiver or permanent  trustee in bankruptcy shall be

appointed in any suit or proceeding brought by or against

lessee, or if the lessee shall make an assignment  for the

benefit of  creditors,  then and in each and every  such  case the term  hereby  granted  shall  immediately  cease, terminate,

and come to an end. The lessee,  his receiver,  trustee or

assignee, and the surety on the bond  hereinafter  mentioned shall be and continue liable for all damages caused to the

lessor.

                                             E-B-12

                     Exhibit B to Lease Extension Agreement


         21. To insure the prompt and faithful payment of the rents and sums herein stipulated to be paid, and the performance of each and every covenant on the part of the lessee to be performed, as herein set forth, the lessee covenants to and with the lessor, its successors and assigns, that it will deposit and keep on deposit with the lessor a surety bond in the sum of $50,000.00 duly executed by a company approved by the lessor and duly licensed by the Insurance Commissioner of the State of North Carolina.

         IN TESTIMONY WHEREOF, the Atlantic and North Caro-lina Railroad Company has caused these presents to be signed in its name by its President, attested by its Secretary and its corporate seal to be hereto affixed, all by the order of its stockholders and its directors in meetings duly called and held. And the ATLANTIC AND EAST CAROLINA RAILWAY COMPANY has caused its name to be hereto signed by its President, attested by its Secretary and its corporate seal to be hereto affixed, all by order of its stockholders and directors in meetings duly assembled, on this day and year first above written.


         ATLANTIC AND NORTH CAROLINA RAILROAD COMPANY
         BY:     \s\ H. P. Crowell
                  President

Attest:
\s\ H. M. Jacobs
Secretary


         ATLANTIC AND EAST CAROLINA RAILWAY COMPANY
         BY:      \s\ H. P. Edwards
                  President

Attest:
\s\ Patty C. Buchan
Secretary





                                             E-B-13

                     Exhibit B to Lease Extension Agreement


         THIS INDENTURE, made this 1st day of July, 1943, by and between the Atlantic and North Carolina Railroad Com-pany, a corporation existing under and by virtue of the laws of North Carolina, of the first part, hereinafter called the lessor, and the Atlantic and East Carolina Railway Company, a corporation existing under and by virtue of the laws of North Carolina, of the second part, and hereinafter called the lessee,

                           W I T N E S S E T H:

         THAT, WHEREAS, under date of the thirtieth day of August, 1939, the parties hereto executed a lease for the op-eration of the Atlantic and North Carolina Railroad Company facilities between Goldsboro, North Carolina, and Morehead City, North Carolina, which lease appears of record in the office of the Register of Deeds of Craven County in Book 351 at page 98, and also appears of record in other counties; and

         WHEREAS, since the execution of the said lease and the operation of said railroad facilities by the lessee there-under, certain improvements have been made under the provisions thereof, but, because of the circumstances growing out of the state of war now existing and the unexpected and unusual de-mands made upon the railroad facilities, it has been found advisable and necessary for additional improvements to be made to said railroad roadway, track and structures; and

         WHEREAS,  the United States Navy  Department  has agreed
to advance for such purposes,  under certain  provisions agreed upon between it and the parties hereto, the sum of four hundred thousand dollars ($400,000.00), and the lessor has agreed to make  available for such purposes the sum of two hundred  thou-
sand dollars  ($200,000.00),   all  to  be  expended  in  accordance
with  the  Navy Department's requirements:

                                             E-B-14

                     Exhibit B to Lease Extension Agreement


         NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

         1. That Section five (5) of the aforesaid lease heretofore entered into between the parties hereto is hereby altered, changed and modified, as of January 1, 1943, to read as follows:

         The lessee hereby covenants and agrees that as rent for said property it will pay to the lessor a minimum annual rental of sixty thousand five hundred dollars ($60,500.00), said minimum annual rental shall be paid in equal monthly in-stallments within fifteen days after the end of each month.
The lessee further covenants and agrees that if, during any calendar year of this lease, its railway operating revenues as shown in its annual report of railway operating revenues filed with the Interstate Commerce Commission under its ac-counting system shall exceed the sum of four hundred and seventy-five thousand dollars ($475,000.00), it will pay to the lessor additional rent calculated on the excess above four hundred and seventy-five thousand dollars ($475,000.00), accord-ing to the following schedule:

         $475,000.00  to  $500,000.00  1 1/2% of such excess
            railway  operating revenues,  that is, 1 1/2%
            of the  amount  between  $475,000.00  and
            $500,000.00;
         $500,000.00  to  $550,000.00  2%  of  such  excess
            railway   operating revenues,  that  is,  2%  of
            the  amount  between  $500,000.00  and $550,000.00;
         $550,000.00  to  $600,000.00  3%  of  such  excess
            railway   operating revenues,  that  is,  3%  of
            the  amount  between  $550,000.00  and $600,000.00;
            and  4%  of  all  railway  operating  revenues  above
            $600,000.00.

         Said additional rent shall be paid on or before the first day of April for the preceding year for each year of this lease. The lessee shall forfeit this lease if it fails for thirty days to make any of the monthly payments on the annual minimum rent covenanted to be paid by it hereunder, or if it is in default in the payment of said additional rent for a


                                             E-B-15

                     Exhibit B to Lease Extension Agreement


period of thirty days. Past-due rent shall also bear inter-est at six per cent.

         The lessee having protested the payment of part of the excess rents claimed by the lessor for the years 1941 and 1942, the said protest is hereby withdrawn and it is agreed that said payments shall be treated as payments of rent in ac-cordance with the provisions of the lease hereby amended.

         2. In addition to the excess rent to be paid under Section one (1) above, the lessee agrees to also pay rent equal to six per cent on all railway operating revenues as shown in its annual report of railway operating revenues filed with the Interstate Commerce Commission under its accounting system over and above four hundred and seventy-five thousand dollars ($475,000.00) in any calendar year. Rents payable under this section shall continue until, but not after, the lessee has paid in rents under this section a sum equal to two hundred thousand dollars ($200,000.00), plus such sum of additional rent as will equal two per cent per annum on the said two hundred thousand dollars ($200,000.00), or on bal-ances thereof after credits of such additional rental payments as shall be made under this section. Such rent shall be pay-able at the same time and under the same provisions as are provided for the payment of the excess rent in Section one
(1). Provided, that the total rents to be paid under this section shall be reduced or increased by the amount of net savings or costs in Federal income and excess profits taxes realized by the lessor by reason of the rehabilitation pro-gram and the amortization of improvements made thereunder.
Such net savings or costs shall be calculated annually and shall remain subject to adjustment until such time as both the above rental provision fixed in this section and the agree-ment reducing United States Navy Department freight rates and

                                             E-B-16

                     Exhibit B to Lease Extension Agreement


other Navy Department charges shall have expired. The payment of excess rent under this section shall be calculated from that date upon which the lessor company begins amortizing the cost of the rehabilitation program.

         For the purpose of calculating net savings or cost in Federal income and excess profits taxes realized by the lessor, as contemplated by this section, no deductions shall be taken by the lessor on account of total salaries paid to officers and employees of the said corporation in excess of seven thousand five hundred dollars ($7,500.00) per year, and no deductions shall be taken on account of interest paid by the lessor company to the State of North Carolina in excess of three per cent per annum. Any compensation paid on account of engineering service in connection with the rehabilitation program may be included in deductions from net income although the total amount of salaries and wages including such payments may exceed seven thousand five hundred dollars ($7,500.00).

         In calculating the above rent for the period begin-ning with the date on which the lessor company begins amortiz-ing the rehabilitation facilities and ending the follow-ing December 31, if less than one year, the railway operating revenues for the period shall be converted to an annual basis, and the amount of rent to be paid shall be in the same propor-tion as the period from the effective date of this section to the following December 31 bears to twelve months.

         3. In calculating excess rent to become due under Sections one (1) and two (2) of this agreement, there shall be excluded from the annual railway operating revenue of the lessee such amount of freight and other charges as shall be rebated to the United States Navy Department in accordance with the terms of the agreement between the lessee and the said Navy Department providing for such rehabilitation program.

                                             E-B-17

                     Exhibit B to Lease Extension Agreement


         4. The lessee agrees to keep that portion of the mainline roadbed, track and structures which may be rehabili-tated under the program proposed, which portion at this time is expected to be that between Kinston and Morehead City, in equally as good condition and repair as such mainline roadbed, track and structures will be at the date of completion of the rehabilitation program, less ordinary depreciation, and to re-turn the same at the termination of this lease in like good condition and repair. Except as modified hereby, Section ten
(10) of the original lease shall continue in effect.

         5. It is agreed and stipulated that if there is default in the payment of rent hereunder, the salary of any officer or employee shall not exceed the rate of five thousand dollars ($5,000.00) per year until such default is completely removed.

         6. It is further agreed that while default, if any, in the payment of rents due the lessor continues, no additional officers of the corporation shall be created by the Board of Directors, nor shall the salaries now being paid the present officers of the corporation be increased, without the unani-mous consent of the Board of Directors, and, during such per-iod of default, if any occurs, it is also agreed that all per-sons generally designated as clerks or stenographers shall not be paid in excess of ten per cent over salaries or wages pre-vailing for like services rendered to other railroads by per-sons under similar conditions without the unanimous consent of the Board of Directors.

         7. It is agreed and stipulated that there shall be added three members to the present Board of Directors of the Atlantic and East Carolina Railway Company, and that the new members shall be nominated by the Governor and elected by the stockholders of the lessee company. The three persons so elected to the directorate shall be thereafter annually


                                             E-B-18

                     Exhibit B to Lease Extension Agreement


re-elected by the stockholders so long as the lessee company shall be either indebted to the lessor company or so long as there may be rental payments accruing under Section two (2) hereof. Rents accruing under Section One (1) hereof which are not in default shall have no application to the foregoing provision. In case of death or disqualification of either of the three persons so elected to the directorate under this section, the Governor shall nominate three persons from whom one shall be elected to such vacancy.

         8. The term of the lease  referred  to in the  pre-
amble  hereof  may be extended for an  additional  period of twenty years from its expiration at the option of the lessee, upon notice in writing being given to the lessor at least one year prior to the  expiration  of the term  provided in said lease. In the event of the exercise of this option, the lessee covenants an agrees that it will keep and maintain said rail-
road,  roadbed,   superstructure,   depots, buildings,  shops,  en-
gines, cars fixtures and other property covered by this lease in equally as good condition and repair as the property will be at the date of renewal of this lease, less ordinary depre-ciation of the demised property, and to return the same at the termination of this lease in like good condition and repair.

         9. That the lessee shall secure in writing the con-sent of the surety on the bond given to guarantee the faithful performance of the lease referred to in the preamble hereof before any of the changes contemplated by this contract shall become effective.

         IN WITNESS WHEREOF, the Atlantic and North Carolina Railroad Company has caused these presents to be signed in its name by the President, attested by its Secretary, and its corporate seal to be hereto affixed, all by the order of its Directors in meetings duly called and held. And the Atlantic

                                             E-B-19

                     Exhibit B to Lease Extension Agreement


and East Carolina Railway Company has caused its name to be hereto signed by its President, attested by its Secretary, and its corporate seal to be hereto affixed, all by order of its Directors in meetings duly assembled, on this the day and year first above written.

                  ATLANTIC AND NORTH CAROLINA
                  RAILROAD COMPANY

                  By (signed) Judson H. Blount
                             President


ATTEST:


 (signed) F.E. Wallace
           Secretary

                  ATLANTIC AND EAST CAROLINA
                  RAILWAY COMPANY

                  By (signed) H.P. Edwards
                             President


ATTEST:


 (signed) Patty C. Buchan
           Secretary








                                             E-B-20

                     Exhibit B to Lease Extension Agreement



         THIS INDENTURE, made as of the 1st day of January, 1951, by and between The Atlantic and North Carolina Railroad Company, a corporation existing under and by virtue of the laws of North Carolina, of the first part, hereinafter called the Lessor, and the Atlantic and East Carolina Railway Company, a corporation existing under and by virtue of the laws of North Carolina, of the second part, and hereinafter called the Lessee.

                           WITNESSETH:

         THAT, WHEREAS, under date of the thirtieth day of August, 1939, the parties hereto executed a Lease for the operation of The Atlantic and North Carolina Railroad Company facilities between Goldsboro, North Carolina, and Morehead City, North Carolina, which Lease appears of record in the office of the Register of Deeds of Craven County, North Carolina in Book 351, at
Page 98, and also appears of record in other counties. The original lease under which applicant now operates between The Atlantic and North Carolina Railroad Company and the Atlantic and East Carolina Railway Company was approved by the Interstate  Commerce  Commission  August 1, 1939.  See 233 I.C.C.  644,

Finance Docket 12456; and,

         WHEREAS, since the execution of said original lease, and on the ______ day of July, 1943, an amendment thereto was entered into and executed between the parties after an approval by the Interstate Commerce Commission and to be effective as of July, 1943. The amendment or modification of lease agreement appears in Finance Docket No. 12456; and,

         WHEREAS, a recent survey of the present condition of the railroad tracks and equipment indicates that it is desirable and necessary to replace
20 miles of 60-lb. rail with 85-lb. rail, to replace the foundations under the drawbridge at Trent River, New Bern, N. C., and to acquire one or two Diesel electric locomotives in order that the applicant may adequately handle the heavy volume and character of traffic which will necessarily be carried thereon incident to the Marine Air Base at Cherry Point, N. C. as well as serving other naval and military purposes along said railroad; and,

                                             E-B-21

                     Exhibit B to Lease Extension Agreement


         WHEREAS, said improvements and the acquisition of said locomotives has been found by the Governor and Council of State to be necessary and expedient in the public interest; and,

         WHEREAS, the costs of said improvements and the acquisition of said Diesel locomotives will approximate Five Hundred Thousand Dollars ($500,000.00); and,

         WHEREAS, the State of North Carolina is authorized by Chapter 896 of the Public Laws of 1951 to make a loan to the Atlantic and North Carolina Railroad Company of a sum not exceeding Five Hundred Thousand Dollars ($500,000.00) to be used in said rehabilitation and the acquisition of the two Diesel locomotives, the said loan to the Atlantic and North Carolina Railroad Company to be repaid with three per cent (3%) interest thereon to the State of North Carolina from rentals to be paid the Atlantic and North Carolina Railroad Company by the Atlantic and East Carolina Railway Company; and,

         WHEREAS, the Atlantic and East Carolina Railway Company, in considera-tion of the improvements to be made and equipment to be acquired, has agreed to increase its rental payments, and thereby necessitating a further amendment to the lease agreements between the parties hereto.

         NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

         1. That, in addition to the rents payable under the lease agreements heretofore entered into between the parties, the Lessee agrees to pay a rent equal to three per cent (3%) of the unpaid balance of any advances made by the State of North Carolina to the Lessor or ten per cent (10%) of the Lessee's gross operating revenues, defined by the ICC Accounting Bureau as "Account No. 501-Railway Operating Revenue", in excess of Eight Hundred Thousand Dollars ($800,000.00) per year, whichever is the greater, said increased rentals under this agreement to be payable on or before the first day of April for the preced-ing year of each year this agreement is in effect.


                                             E-B-22

                     Exhibit B to Lease Extension Agreement


         The total rent to be paid under this supplemental lease agreement shall equal the amount of advances made by the Lessor for the rehabilitation of the road and the acquisition of motor power or other equipment plus three per cent (3%) interest thereon. When this amount has been paid no further rents shall be payable under this supplemental lease agreement, and rents accruing thereafter shall revert to the amounts as calculated under the original lease and the supplement thereto dated July, 1943.

         2. In calculating the gross revenues under this supplemental lease agreement there shall be deducted from gross revenues all amounts accruing to the United States Navy Department under Contract NOy-6554 either as rebates of switching and other charges or as profit rebates.

         3. Rents to be paid under this supplemental lease agreement shall include any depreciation funds that would under the previous agreements be paid on equipment purchased by the Lessor and leased to the Lessee, and the Lessee shall not be required to deposit any funds to cover depreciation on the equipment and improvements hereinbefore referred to as provided in Section Nine (9) of the original lease agreement dated August 30, 1939.

         4. This lease shall not become effective until approved by the Interstate Commerce Commission.

         IN WITNESS WHEREOF, the Atlantic and North Carolina Railroad Company has caused these presents to be signed in its name by its President, attested by its Secretary, and its corporate seal to be hereto affixed, all by order of its Board of Directors in meetings duly called and held. And the Atlantic and East Carolina Railway Company has caused its name to be hereto signed by its President, attested by its Secretary, and its corporate seal to be hereto affixed, all by order of its Directors in meetings duly called and held.


                  ATLANTIC AND NORTH CAROLINA RAILROAD COMPANY
                  By /s/ M. G. Mann
                           President

ATTEST:

/s/W. Guy Hargett
         Secretary



                                             E-B-23

                     Exhibit B to Lease Extension Agreement


                  ATLANTIC AND EAST CAROLINA RAILWAY COMPANY
                  By   /s/ E. R. Buchan
                           President

ATTEST:

/s/ Patty C. Buchan
         Secretary


NORTH CAROLINA


     LENOIR       COUNTY


         THIS 19th day of November , 1951, personally came before me, Olive P. Mallison , a Notary Public in and for the State and County aforesaid, W. Guy Hargett , who being by me duly sworn, says that he knows the common seal of the Atlantic and North Carolina Railroad Company, a North Carolina corporation, and is acquainted with M. G. Mann , who is the President of said corporation, and that he, the said deponent, is the Secretary of the said corporation and saw the said President sign the foregoing and annexed instru-ment and saw the said common seal of the said corporation affixed to said instrument by said President, and that he, the said deponent, signed his name in attestation of the execution of said instrument in the presence of said President of said corporation.

         Witness my hand and notarial seal, this 19th day of November , 1951.
                                       \s\ Olive P. Mallison
                                            Notary Public

My commission expires:

     July 28, 1952

                                             E-B-24

NORTH CAROLINA


      LENOIR       COUNTY


         THIS 19th day of November , 1951, personally came before me, Olive P. Mallison , a Notary Public in and for the State and County aforesaid, Patty C. Buchan , who being by me duly sworn says that she knows the common seal of the Atlantic and East Carolina Railroad Company, a North Carolina corporation, and is acquainted with
E. R. Buchan , who is the President of said corporation, and that she, the said deponent, is the Secretary of the said corporation and saw the said President sign the foregoing and annexed instrument and saw the said common seal of the said corporation affixed to said instrument by said President, and that she, the said deponent, signed her name in attestation of the execution of said instrument in the presence of said President of said corporation.

         Witness my hand and notarial seal, this 19th day of November , 1951.
                                        \s\ Olive P. Mallison
                                            Notary Public

My commission expires:

    July 28, 1952



                                             E-B-25

                     Exhibit B to Lease Extension Agreement


         THIS AMENDED LEASE, Made and entered into this 19th day of August , 1954, by and between the Atlantic and North Carolina Railroad Company, a corporation duly created and existing under and by virtue of the laws of the State of North Carolina, hereinafter designated as the lessor, and the Atlantic and East Carolina Railway Company, a corporation duly created and existing under and by virtue of the laws of the State of North Carolina, hereinafter designated as the lessee,

                           W I T N E S S E T H:

         The lessor, for and in consideration of the covenants and agreements of the lessee hereinafter contained, under and by virtue of authority of a resolution duly adopted by the Board of Directors of the lessor at a meeting duly called and held in Raleigh, North Carolina, on the 15th day of January, 1954, and a resolution of the stockholders of the lessor duly adopted at a meeting duly called and held on said date in Raleigh, North Carolina, and by virtue of the approval and execution of this amended lease by the Governor and Council of State of North Carolina at a meeting duly called and held in Raleigh, North Carolina, on the 20th day of January, 1954, and the approval of this amended lease by the order of the Interstate Commerce Commission dated the 27thday of May,
1954, and the approval of this amended lease by the Utilities Commission of North Carolina by order dated the 4th day of August, 1954;

         IT IS HEREBY AGREED that the lease dated the 30th day of August, 1939, from the Atlantic and North Carolina Railroad Company to the Atlantic and East Carolina Railway Company, as amended by agreement entered into on the 1st day of July, 1943, by the Atlantic and North Carolina Railroad Company and the

                                             E-B-26

                     Exhibit B to Lease Extension Agreement


Atlantic and East Carolina Railway Company, be further amended so as to provide in part as follows:

         (1) The term of the lease referred to in the pre-amble to the amended lease, dated the 1st day of July, 1943, and the amended lease, dated July 1, 1943, is hereby amended by providing that the term of this lease may be extended at the option of the lessee, upon notice in writing being given to the lessor at least one year prior to the expiration of the term provided for in the amended lease, for a term of years to end on the 31st day of December, 1994. In the event of the exercise of this option, the lessee covenants and agrees that it will keep and maintain the said railroad, roadbed, super-structure, depots, buildings, shops, engines, cars, fixtures, and other property covered by this lease, in equally as good condition and repair as the property will be at the time of such renewal of this lease, less ordinary depreciation of the demised property, and to return the same at the termination of this lease in like condition and repair.

         (2) The Atlantic and East Carolina Railway Company further covenants and agrees with the Atlantic and North

Carolina Railroad Company, that, during the remaining term of the original lease and any extensions or renewals thereof, the present and existing divisions (except such divisions as may not be subject to control of the Atlantic and East Carolina Railway Company or its majority stockholder) of freight revenues (or, in the case of increases or decreases in present and existing rates, the present and existing ratio of total freight revenues) accruing to the Atlantic and East Carolina Railway Company from connecting carriers shall not be reduced but shall remain in full force and effect, unless required by the

                                             E-B-27

                     Exhibit B to Lease Extension Agreement


Interstate Commerce Commission or other regulatory bodies having jurisdiction, or unless, at the request of the Atlantic and East Carolina Railway Company, a reduction in said basis or percentage of divisions shall be proposed to and approved by the Atlantic and North Carolina Railroad Company, and, provided further, that, in the event the Atlantic and North Carolina Railroad Company and the Atlantic and East Carolina Railway Company are unable to agree on such proposed reductions in basis or percentage of divisions of such revenue, the same may be determined by the Utilities Commission of the State of North Carolina, and shall there-after be binding upon both of said railroads. It is further agreed that the Atlantic and North Carolina Railroad Company shall be duly notified of any contemplated changes in said divisions of freight revenue and from time to time shall be given opportunity to audit the records of the Atlantic and East Carolina Railway Company with regard to said division of freight revenue.

         The Atlantic and East Carolina Railway Company, under and by virtue of authority of a resolution adopted by its Board of Directors, at a meeting duly called and held on the 6th day of April, 1954, does hereby agree to the amendments to the said lease and amended lease as hereinbefore set forth and provided.

         IN WITNESS WHEREOF, the Atlantic and North Carolina Railroad Company, the lessor, has caused this agreement to be signed in its name by its President, attested by its Secretary, and its corporate seal hereto affixed, and the Atlantic and East Carolina Railway Company, the lessee, has caused this

                                             E-B-28

                     Exhibit B to Lease Extension Agreement


agreement to be signed in its name by its President, attested by its Secretary, and its corporate seal hereto affixed, in duplicate.

                  ATLANTIC AND NORTH CAROLINA RAILROAD
                  COMPANY

                  By:           \s\ M. G. Mann
                           President

Attest:

 \s\ G. Paul LaRouqe
         Secretary

                  ATLANTIC AND EAST CAROLINA RAILWAY
                  COMPANY

                  By:           \s\ E. R. Buchan
                           President

Attest:

 \s\ Patty C. Buchan
         Secretary

                                             E-B-29

                ATLANTIC AND EAST CAROLINA RAILWAY COMPANY

REGISTERED MAIL
RETURN RECEIPT REQUESTED

To  Atlantic and North Carolina Railroad Company,
    Raleigh, North Carolina.

  You will please take notice that Atlantic and East Carolina Railway
Company elects to, and hereby does, extend the term of the lease between Atlantic and North Carolina Railroad Company and Atlantic and East Carolina Railway Company dated August 30, 1939, as amended by supplements dated July 1, 1943, January 1, 1951, and August 19, 1954, concerning lease of the railroad and property of Atlantic and North Carolina Railroad Company, for a term of years to begin upon the expiration of the term provided for in said lease, as amended, and to end on the 31st day of December, 1994.

           DATED at Washington, D.C., this 5th day of July, 1963.

                                  ATLANTIC AND EAST CAROLINA RAILWAY
                                  COMPANY,

                                  By  \s\ J. Rust
                                       Vice President

The foregoing notice was received
and accepted on the 1st day of
August, 1963, by

ATLANTIC AND NORTH CAROLINA RAIL-
ROAD COMPANY,
By  \s\ A. Moore, Jr.
        President


STATE OF NORTH CAROLINA

County of WAKE

  This 1st day of August, A.D., 1963, personally came before me Clyde T. Hall, a Notary Public in and for the State and Coun-ty aforesaid A. Moore, Jr., who, being by me duly sworn, says he is President of the Atlantic and North Carolina Railroad Company, and that the foregoing notice was received and accepted by him, as President of said corpora-tion, on the date aforementioned.

          WITNESS my hand and notarial seal this 1st day of August, 1963.

                                               \s\ Clyde T. Hall
                                                   Notary Public

My commission expires
April 11, 1964

                                    E-B-30

                                   EXHIBIT C
                     CURRENT NCRR NON-OPERATING PROPERTIES
All those pieces, parcels and strips of land shown in single hatch on Norfolk Southern Drawing RA-94-0058 (45 sheets), dated August 17, 1994; Norfolk Southern Drawing RA-95-0067, dated July 14, 1995; and Norfolk Southern Drawing RB-0076, dated July 14, 1995; prints of said drawings having been furnished to North Carolina Railroad Company and as may be corrected from time to time.
                                     E-C-1

                                                                      APPENDIX B
                                FAIRNESS OPINION
                                       OF
                       MORGAN STANLEY & CO. INCORPORATED
                               September 15, 1995
Board of Directors
North Carolina Railroad Company
234 Fayetteville Street Mall, Suite 600
Post Office Box 2248
Raleigh, North Carolina 27602
Gentlemen:
     We understand that North Carolina Railroad Company ("NCRR" or the "Company") and Norfolk Southern Railway Company or its affiliates ("NS") propose to enter into a Lease Extension Agreement (the "Lease Agreement") which provides, among other things, for (i) the lease of certain assets of the Company for a period of 30 years in exchange for an annual payment over the term of the lease of $8.0 million to the Company, subject to certain annual inflation adjustments, (ii) a one-time cash payment of $5.0 million as settlement of certain obligations of NS under the prior lease agreements for return of property, (iii) the grant of an option to NS to extend the term of the Lease for one additional 20 year term, at an exercise price based on an inflation adjustment but subject to a maximum of $5.0 million. The terms and conditions of the Lease are more fully set forth in the Lease Agreement.
     You have asked for our opinion as to whether the consideration to be received by the Company pursuant to the Lease Agreement is fair from a financial point of view to the Company.
     For purposes of the opinion set forth herein, we have:

       (i)  analyzed certain publicly available financial statements and other information of the Company;
      (ii)  discussed the past and current operations and financial condition and the prospects of the Company with certain members of the Board of Directors and management of the Company;
     (iii)  reviewed the financial terms of certain comparable lease transactions, based upon information provided by NS and its financial advisor and other information publicly available;
      (iv)  reviewed the financial terms, to the extent publicly available, of certain acquisition transactions;
       (v)  participated in discussions and negotiations among representatives of the Company, NS, and certain other parties, and the Company's financial and legal advisors;
      (vi)  reviewed the existing lease agreements and the proposed Lease Agreement and certain other related documents;
     (vii)  discussed and reviewed with certain members of the Board of Directors and management of the Company various alternatives to the proposed lease renewal transaction, including, without limitation, the independent management of an operating railroad business by the Company, the sale or other divestiture of the Company, or lease of the
            Company's assets to a party other than NS;
    (viii)  reviewed certain railroad traffic data and certain other related information concerning the Company and NS prepared by consultants to the Company;
      (ix)  reviewed certain reports prepared by experts concerning the value of and potential return on the Company's assets based upon certain Interstate Commerce Commission ("ICC") methodologies including the reproduction cost new less depreciation methodology;
       (x)  participated in discussions with the management of the Company and the Company's legal counsel regarding certain alternatives involving state or federal court litigation and ICC proceedings;
      (xi)  reviewed the prices and trading activity for the common stock of the Company;
     (xii)  compared the financial performance of the Company and the prices and trading activity of the common stock of the
            Company with that of certain other comparable publicly-traded companies and their securities;

    (xiii)  analyzed the pro forma impact of the Lease Agreement on the Company's earnings per share and dividend yield on the
            Company's common stock; and
     (xiv)  performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have not made any independent valuation or appraisal of the assets or liabilities of the Company; however, we have reviewed the reports referred to in paragraphs (viii) and (ix) above and have relied without independent verification upon such reports for purposes of this opinion. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.
     In arriving at our opinion, we, together with the assistance of the Company, solicited the potential interest of certain likely prospective purchasers engaged in the railroad business with respect to a transaction involving the sale or lease of the assets of the Company. None of the potential purchasers contacted, however, expressed an interest in pursuing such transactions.
     In preparing our opinion, we have relied upon and taken into account the principal strategic objective of the Company, to maximize shareholder value by maximizing distributable post-tax net income to the shareholders consistent with minimizing the risks (i) that income will be disrupted and (ii) that the value of the assets may be impaired. It is our understanding that the Company's decision not to commence litigation in the courts or the ICC and not to independently manage an operating railroad business was based principally upon its determination that such alternatives to the Lease Agreement presented unacceptable risks to achieving the objectives of the Company. Factors considered by the Company in making the determination that the risks associated with such alternatives were unacceptable included (i) the uncertainty of the outcome and estimated expenses of litigation in the courts or the ICC and (ii) the uncertainty regarding the volume of overhead traffic and associated revenues that could be realized by, and other risks and expenses associated with, initiating and maintaining an operating railroad business, including the fact that the Company historically has not independently managed an operating railroad business. Consequently, we have not considered such alternatives in arriving at our opinion. We have also relied upon the stated intention of the Company to make a Real Estate Investment Trust ("REIT") election for federal income tax purposes for the year ending 1995 or 1996 and upon the advice and the opinion of tax counsel to the Company regarding the ability of the Company to qualify for such REIT election for federal income tax purposes.
     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services.
     It is understood that this letter is for the information of the Company only and may not be used for any other purpose without our prior written consent. We hereby consent to reproduction of this opinion in full in any filings to be made by the Company with the Securities and Exchange Commission (the "SEC"), including in connection with the proxy statement to be filed with the SEC and mailed to the shareholders of the Company.
     Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Company pursuant to the Lease Agreement is fair from a financial point of view to the Company.
                                         Very truly yours,
                                         MORGAN STANLEY & CO. INCORPORATED
                                         By: /s/ Nelson S. Walsh
                                             NELSON S. WALSH
                                           VICE PRESIDENT
                                                                      APPENDIX C
                       OPINION OF PETREE STOCKTON, L.L.P.
                               November 13, 1995
Board of Directors
North Carolina Railroad Company
234 Fayetteville Street Mall, Suite 600
Post Office Box 2248
Raleigh, NC 27602
Re: Status as a Real Estate
    Investment Trust ("REIT")
Gentlemen:
     We have acted as tax counsel to the North Carolina Railroad Company ("NCRR") in connection with the proposed transactions described in the Proxy Statement dated November 13, 1995, filed with the Securities and Exchange Commission (the "Proxy Statement"). In connection therewith, you have requested our opinion with respect to the qualification of the NCRR as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and the accuracy of the discussion included in the Proxy Statement under the heading "REIT and Other Tax Matters." Unless otherwise specifically defined in this letter, all capitalized terms have the meanings assigned to such terms in the Proxy Statement.
     We understand that our opinion will be filed as an Exhibit to the Proxy Statement and will be referred to under the caption "REIT and Other Tax Matters" in the Proxy Statement, which Proxy Statement will be delivered to the shareholders of the NCRR, and we hereby consent to such use of our opinion. In formulating our opinions, we reviewed the Charter of the NCRR and all amendments thereto, the Bylaws of the NCRR, the Lease Extension Agreement, the Proxy Statement and such other documents and information provided by you as was relevant to the proposed transactions contemplated in the Proxy Statement.
     In addition, you provided us with a certificate (the "Officer's Certificate") executed by a duly appointed officer of the NCRR setting forth certain representations that the NCRR will be operated in such a manner that it will satisfy the requirements for qualification as a REIT under the Code.
     For purposes of our opinions, we made no independent investigation of the facts set forth in such documents, the Officer's Certificate, or the Proxy Statement. Consequently, we relied on your representations that the information presented in such documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinions. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts, documents, or opinions in a material way.
     In rendering these opinions, we assumed that transactions contemplated by the foregoing documents will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, we assumed that the NCRR will be operated in the manner described in the Proxy Statement and that the statements and descriptions of the NCRR's businesses, properties, and intended activities as described in the Proxy Statement are accurate. The opinions set forth herein are based upon the relevant provisions of the Code, Treasury Regulations thereunder (including Proposed and Temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Of course, a material change made after the date hereof in any of foregoing bases of our opinions could affect our conclusions.
     Based upon and subject to the foregoing, we are of the following opinions:
     1. Commencing with the NCRR's taxable year ending December 31, 1995, or 1996, depending upon the resolution of the treatment of the $5 million settlement payment as described in the Proxy Statement under the heading "REIT and Other Tax Matters -- Requirements for Qualification -- Income Tests," and assuming that the actions contemplated in the Proxy

Statement are completed in a timely fashion, the NCRR will be organized in conformity with the requirements for qualification as a REIT under the Code, and the NCRR's proposed methods of operation will permit it to so qualify for its current and subsequent taxable years.
     2. The discussion in the Proxy Statement under the heading "REIT and Other Tax Matters" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock.
     This opinion is given as of the date hereof. Any variation or difference in the facts from those set forth in the Proxy Statement may affect the conclusions stated herein. Further, the NCRR's qualification and taxation as a REIT depend upon the NCRR's ability to meet -- through actual annual operating results -- requirements under the Code regarding income, distributions and diversity of stock ownership. Because the NCRR's satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of the NCRR's operation for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.
     Other than as expressly stated above, we express no opinion on any issue relating to the NCRR or to any investment therein.
                                         Respectfully submitted,
                                         PETREE STOCKTON, L.L.P.

******************************************************************************
                                    APPENDIX

                                     PROXY
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                        NORTH CAROLINA RAILROAD COMPANY
    The undersigned shareholder of the North Carolina Railroad Company hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and hereby constitutes and appoints John F. McNair III; J. Melville Broughton, Jr.; and Chauncey W. Lever and each of them, attorneys and proxies with full power of substitution, to act and vote the shares of the undersigned at the Annual Meeting of Shareholders of the said corporation to be held Friday, December 15, 1995, at 10:00 a.m. and at any adjournment or adjournments thereof. The undersigned hereby directs this proxy to be voted as follows:
1. Approving the Lease Extension Agreement described in the Proxy Statement.
   [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN
2. Electing P. C. Barwick, Jr. as a Director to serve for a three-year term;

 [ ] FOR nominee listed above                                      [ ] WITHHOLD AUTHORITY to vote for nominee listed above.

3. Ratifying the selection of Ernst & Young as independent public accountants for the year ended December 31, 1995.
   [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN
4. In their discretion to vote upon any other business as may properly come before the meeting or any adjournment or adjournments thereof.
   [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN

   [ ] Please check box if you intend to attend the Annual Meeting in person. PLEASE COMPLETE, SIGN AND RETURN PROXY WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING.
    Any proxy heretofore given by the undersigned is hereby revoked.
    THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION TO THE CONTRARY, THE
PROXYHOLDERS WILL VOTE THIS PROXY FOR THE ELECTION OF THE NOMINEE LISTED ABOVE AS DIRECTOR, FOR APPROVAL OF THE OTHER MATTERS LISTED ABOVE, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING. IF, AT OR BEFORE THE TIME OF THE MEETING, THE NOMINEE LISTED ABOVE HAS BECOME
UNAVAILABLE FOR ANY REASON, THE PROXYHOLDERS HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE.

                                                    Number of Shares
                                                    Date

                                                    Signature of Shareholder
                                                    IMPORTANT: Please sign your
                                                    name exactly as it appears
                                                    on your certificate. Please
                                                    add your full title to your
                                                    signature. Executors,
                                                    administrators, trustees,
                                                    and other fiduciaries should
                                                    so indicate when signing and
                                                    furnish proof of such
                                                    fiduciary capacity. All
                                                    persons signing on behalf of
                                                    corporations and/or
                                                    partnerships should so
                                                    indicate when signing.

                                                                                               NOTE: If you receive more than one
                                                                                               proxy, please date and sign each one
                                                                                               and return all proxies in the same
                                        PLEASE RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.     envelope.